                                                                     EXHIBIT 2.5

                                                                  EXECUTION COPY
================================================================================

                         CLAXSON INTERACTIVE GROUP INC.

                                -----------------

                           8.75% SENIOR NOTES DUE 2010

                                -----------------

                                    INDENTURE

                          Dated as of November 7, 2002

                                -----------------

                              IMAGEN SATELITAL S.A.
                                  as Guarantor,

                              THE BANK OF NEW YORK
                          as Trustee, Co-Registrar and
                             Principal Paying Agent,

                                       and

                           BANCO RIO DE LA PLATA S.A.
                 as Registrar, Paying Agent, Transfer Agent and
                   Representative of the Trustee in Argentina

================================================================================

                                TABLE OF CONTENTS

                                                                                                                  PAGE
ARTICLE 1          DEFINITIONS AND INCORPORATION BY REFERENCE................................................       1

     Section 1.1.       Definitions..........................................................................       1

     Section 1.2.       Other Definitions....................................................................      15

     Section 1.3.       Incorporation by Reference of Trust Indenture Act....................................      16

     Section 1.4.       Rules of Construction................................................................      16

ARTICLE 2          THE NOTES.................................................................................      17

     Section 2.1.       Form and Dating......................................................................      17

     Section 2.2.       Execution and Authentication.........................................................      19

     Section 2.3.       Trustee, Registrar and Paying Agent..................................................      19

     Section 2.4.       Paying Agent to Hold Money in Trust..................................................      20

     Section 2.5.       Holder Lists.........................................................................      20

     Section 2.6.       Transfer and Exchange................................................................      21

     Section 2.7.       Certificated Notes...................................................................      27

     Section 2.8.       Replacement Notes....................................................................      27

     Section 2.9.       Outstanding Notes....................................................................      27

     Section 2.10.      Treasury Notes.......................................................................      28

     Section 2.11.      Temporary Notes......................................................................      28

     Section 2.12.      Cancellation.........................................................................      28

     Section 2.13.      Defaulted Interest...................................................................      29

     Section 2.14.      Persons Deemed Owners................................................................      29

     Section 2.15.      CUSIP, CINS and ISIN Numbers.........................................................      29

     Section 2.16.      Record Date..........................................................................      29

ARTICLE 3          REDEMPTION AND PREPAYMENT.................................................................      29

     Section 3.1.       Notices to Trustee...................................................................      29

     Section 3.2.       Selection of Notes to Be Redeemed....................................................      30

     Section 3.3.       Notice of Redemption.................................................................      30

     Section 3.4.       Effect of Notice of Redemption.......................................................      31

     Section 3.5.       Deposit of Redemption Price..........................................................      31

     Section 3.6.       Notes Redeemed in Part...............................................................      32

     Section 3.7.       Optional Redemption..................................................................      32

     Section 3.8.       Mandatory Redemption.................................................................      32

ARTICLE 4          COVENANTS.................................................................................      32

     Section 4.1.       Payment of Notes.....................................................................      32

     Section 4.2.       Maintenance of Office or Agency......................................................      33

                                TABLE OF CONTENTS
                                   (continued)

                                                                                                                  PAGE
     Section 4.3.       Provisions of Reports and Other Information..........................................      33

     Section 4.4.       Compliance Certificate...............................................................      34

     Section 4.5.       Taxes................................................................................      34

     Section 4.6.       Additional Amounts...................................................................      35

     Section 4.7.       Stay, Extension and Usury Laws.......................................................      36

     Section 4.8.       Limitation on Indebtedness...........................................................      36

     Section 4.9.       Limitation on Liens..................................................................      38

     Section 4.10.      Limitation on Restricted Payments....................................................      38

     Section 4.11.      Limitation on Transactions with Affiliates...........................................      39

     Section 4.12.      Limitation on Sale and Leaseback Transactions........................................      40

     Section 4.13.      Limitation on Business Activities....................................................      40

     Section 4.14.      Limitations on Dividend and Other Payment Restrictions Affecting
                        Restricted Subsidiaries..............................................................      41

     Section 4.15.      Limitation on Issuances and Sales of Capital Stock of Restricted Subsidiaries........      41

     Section 4.16.      Limitation on Asset Sales............................................................      41

     Section 4.17.      Limitation on Designations of Unrestricted Subsidiaries..............................      42

     Section 4.18.      Offer to Repurchase Upon Change of Control...........................................      43

     Section 4.19.      Insurance............................................................................      44

     Section 4.20.      Corporate Existence; Properties......................................................      44

     Section 4.21.      Compliance With Law..................................................................      44

     Section 4.22.      Books and Records....................................................................      45

     Section 4.23.      Ranking..............................................................................      45

     Section 4.24.      Further Actions......................................................................      45

ARTICLE 5          SUCCESSORS................................................................................      45

     Section 5.1.       Mergers, Consolidations, Sales, Leases...............................................      45

     Section 5.2.       Successor Company Substituted........................................................      46

ARTICLE 6          DEFAULTS AND REMEDIES.....................................................................      46

     Section 6.1.       Events of Default....................................................................      46

     Section 6.2.       Acceleration.........................................................................      48

     Section 6.3.       Other Remedies.......................................................................      48

     Section 6.4.       Waiver of Past Defaults..............................................................      49

     Section 6.5.       Control by Majority..................................................................      49

     Section 6.6.       Limitation on Suits..................................................................      49

                                TABLE OF CONTENTS
                                   (continued)

                                                                                                                  PAGE
     Section 6.7.       Rights of Holders to Receive Payment.................................................      50

     Section 6.8.       Collection Suit by Trustee...........................................................      50

     Section 6.9.       Trustee May File Proofs of Claim.....................................................      50

     Section 6.10.      Priorities...........................................................................      50

     Section 6.11.      Undertaking for Costs................................................................      51

ARTICLE 7          TRUSTEE...................................................................................      51

     Section 7.1.       Duties of Trustee....................................................................      51

     Section 7.2.       Rights of Trustee....................................................................      52

     Section 7.3.       Individual Rights of Trustee.........................................................      52

     Section 7.4.       Trustee's Disclaimer.................................................................      53

     Section 7.5.       Notice of Defaults...................................................................      53

     Section 7.6.       Reports by Trustee to Holders........................................................      53

     Section 7.7.       Compensation and Indemnity...........................................................      53

     Section 7.8.       Replacement of Trustee...............................................................      54

     Section 7.9.       Successor Trustee by Merger, etc.....................................................      55

     Section 7.10.      Eligibility; Disqualification........................................................      56

     Section 7.11.      Preferential Collection of Claims Against Company....................................      56

     Section 7.12.      Other Capacities.....................................................................      56

ARTICLE 8          DEFEASANCE AND DISCHARGE..................................................................      56

     Section 8.1.       Option to Effect Legal Defeasance or Covenant Defeasance.............................      56

     Section 8.2.       Legal Defeasance.....................................................................      56

     Section 8.3.       Covenant Defeasance..................................................................      57

     Section 8.4.       Conditions to Legal or Covenant Defeasance...........................................      57

     Section 8.5.       Discharge............................................................................      58

     Section 8.6.       Deposited Money and Government Securities to be Held in Trust; Other
                        Miscellaneous Provisions.............................................................      59

     Section 8.7.       Repayment to Company; Prescription...................................................      59

     Section 8.8.       Reinstatement........................................................................      60

ARTICLE 9          AMENDMENT, SUPPLEMENT AND WAIVER..........................................................      60
     Section 9.1.       Without Consent of Holders...........................................................      60

     Section 9.2.       With Consent of Holders..............................................................      61

     Section 9.3.       Compliance with Trust Indenture Act..................................................      62

     Section 9.4.       Revocation and Effect of Consents....................................................      62

                                TABLE OF CONTENTS
                                   (continued)

                                                                                                                  PAGE
     Section 9.5.       Notation on or Exchange of Notes.....................................................      63

     Section 9.6.       Trustee to Sign Amendments, etc......................................................      63

     Section 9.7.       Payments for Consent.................................................................      63

     Section 9.8.       Meetings of Holders..................................................................      63

ARTICLE 10         MISCELLANEOUS.............................................................................      64

     Section 10.1.      Trust Indenture Act Controls.........................................................      64

     Section 10.2.      Notices..............................................................................      64

     Section 10.3.      Communication by Holders with Other Holders..........................................      66

     Section 10.4.      Certificate and Opinion as to Conditions Precedent...................................      67

     Section 10.5.      Statements Required in Certificate or Opinion........................................      67

     Section 10.6.      Rules by Trustee and Agents..........................................................      67

     Section 10.7.      Governing Law........................................................................      67

     Section 10.8.      No Adverse Interpretation of Other Agreements........................................      67

     Section 10.9.      Successors...........................................................................      68

     Section 10.10.     Severability.........................................................................      68

     Section 10.11.     Originals............................................................................      68

     Section 10.12.     Table of Contents, Headings, etc.....................................................      68

     Section 10.13.     Counterparts.........................................................................      68

     Section 10.14.     Agent for Service; Submission to Jurisdiction; Waiver of Immunities..................      68

     Section 10.15.     Currency of Account; Conversion of Currency; Foreign Exchange Restrictions...........      69

ARTICLE 11         GUARANTEE OF THE NOTES....................................................................      71

     Section 11.1.      Guarantee............................................................................      71

     Section 11.2.      Execution and Delivery of Guarantee..................................................      72

     Section 11.3.      Release of Guarantor.................................................................      72

     Section 11.4.      Waiver of Subrogation................................................................      73

     Section 11.5.      Immediate Payment....................................................................      73

     Section 11.6.      Set-Off..............................................................................      73

     Section 11.7.      Obligations Absolute.................................................................      74

     Section 11.8.      Obligations Continuing...............................................................      74

     Section 11.9.      Obligations Not Reduced..............................................................      74

     Section 11.10.     Obligations Reinstated...............................................................      74

     Section 11.11.     Obligations Not Affected.............................................................      74

                                TABLE OF CONTENTS
                                   (continued)

                                                                                                                  PAGE
     Section 11.12.     Waiver...............................................................................      75

     Section 11.13.     Dealing With the Company and Others..................................................      76

     Section 11.14.     Default and Enforcement..............................................................      76

     Section 11.15.     Costs and Expenses...................................................................      76

     Section 11.16.     No Waiver; Cumulative Remedies.......................................................      76

     Section 11.17.     Representation and Warranty of Guarantor.............................................      77

     Section 11.18.     Special Waiver.......................................................................      77

     Section 11.19.     Severability.........................................................................      77

     Section 11.20.     Successors and Assigns...............................................................      77

     Section 11.21.     General Limitation on Guarantee Obligations..........................................      77

                                                                    EXHIBITS

     Exhibit A          FORM OF NOTE........................................................................      A-1

     Exhibit B          CERTIFICATE OF TRANSFEROR...........................................................      B-1

     Exhibit C          FORM OF GUARANTEE...................................................................      C-1

         This INDENTURE, dated as of November 7, 2002, is by and among CLAXSON INTERACTIVE GROUP INC., an international business corporation organized under the laws of the British Virgin Islands (the "Company"), IMAGEN SATELITAL S.A., a sociedad anonima organized and existing under the laws of Argentina (the "Guarantor"), THE BANK OF NEW YORK, a New York banking corporation, as trustee (the "Trustee"), co-registrar (in such capacity, the "Co-Registrar") and principal paying agent (in such capacity, the "Principal Paying Agent", and together with any other paying agents under this Indenture in their respective capacities as such, the "Paying Agents"), and Banco Rio de la Plata S.A., a bank duly incorporated and existing under the laws of the Republic of Argentina, as registrar (the "Registrar"), paying agent, transfer agent and representative of the Trustee in Argentina.

                              W I T N E S S E T H:

         WHEREAS, the Company has duly authorized the creation of an issue of its 8.75% Senior Notes due 2010 pursuant to a resolution of the Board of Directors of the Company adopted on June 24, 2002 and October 15, 2002; and to provide therefor the Company has duly authorized the execution and delivery of this Indenture;

         WHEREAS, the Company was incorporated in the British Virgin Islands with limited liability under registered number 412275 on October 16, 2000, and has its registered office at Romasco Place, PO Box 3140, Wickhams Cay I, Road Town, Tortola, British Virgin Islands;

         NOW, THEREFORE, in consideration of the premises and the acquisition of the Notes (as hereinafter defined) by the Holders (as hereinafter defined) the parties listed above covenant and agree as follows for the benefit of each other and for the equal and ratable benefit of such Holders (as hereinafter defined).

                                    ARTICLE 1
                          DEFINITIONS AND INCORPORATION
                                  BY REFERENCE

Section           1.1. Definitions.

         "Acquired Indebtedness" means, with respect to any specified Person, Indebtedness (i) of any other Person existing at the time such other Person becomes a Restricted Subsidiary (including Indebtedness incurred in connection with, or in contemplation of, such other Person becoming a Restricted Subsidiary) or (ii) assumed by such specified Person in connection with, or in contemplation of, the acquisition of assets. Acquired Indebtedness shall be deemed to be incurred on the date the acquired Person becomes a Restricted Subsidiary or the date of the acquisition of such assets, as the case may be.

         "Accredited Investor" means an "accredited investor" as defined in Rule 501 under the Securities Act.

         "Additional Amounts" means additional amounts as may be necessary in order that the net amounts received by each Holder after any withholding or deduction in respect of any BVI Taxes or Argentine Taxes shall equal the respective amounts of principal, interest or other payment that would have been received in respect of the Notes in the absence of such withholding or deduction.

         "Affiliate" means, with respect to any specified Person, (i) any other Person, directly or indirectly, controlling or controlled by or under direct or indirect common control with such specified Person, (ii) any other Person that owns, directly or indirectly through one or more Subsidiaries, 10% or more of such specified Person's Voting Stock, (iii) any executive officer or director of any such specified Person or other Person and (iv) with respect to any natural Person, any Person having a relationship with such Person by blood, marriage or adoption not more remote than first cousin. For the purposes of this definition, "control," when used with respect to any specified Person, means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

         "Agent" means any Registrar or Paying Agent.

         "Applicable Law", except as the context may otherwise require, means all applicable laws, rules, regulations, ordinances, judgments, decrees, injunctions, writs and orders of any court or governmental agency or authority and rules, regulations, orders, licenses and permits of any United States federal, state, municipal, regional, or other governmental body, instrumentality, agency or authority.

         "Argentine Taxes" has the meaning set forth in Section 4.6.

         "Asset Sale" means any direct or indirect sale, issuance, conveyance, transfer, lease or other disposition (including, without limitation, by way of merger, consolidation or sale and leaseback transaction) (collectively, a "transfer"), directly or indirectly, in one or a series of related transactions, of (i) any Capital Stock of any Restricted Subsidiary or (ii) any other property or asset of the Company or any Restricted Subsidiary, other than sales of assets, including inventory, or provision of services in the ordinary course of business. For the purposes of this definition, the term "Asset Sale" shall not include any transfer of properties or assets (including Capital Stock) (i) that is governed by the provisions of Section 5.1., (ii) between or among the Company and/or any wholly owned Restricted Subsidiaries not otherwise in violation of the terms of the Indenture, (iii) having a Fair Market Value of not more than U.S.$1 million (or, to the extent non-U.S. dollar denominated, the U.S. Dollar Equivalent of such amount) in any given fiscal year, (iv) that are permitted under the covenant described under Section 4.10. or (v) that are damaged, worn out or obsolete and are disposed of in the ordinary course of business.

         "Attributable Value" means, with respect to any lease at the time of determination, the present value (discounted at the interest rate implicit in the lease or, if not known, at the Company's incremental borrowing rate) of the obligations of the lessee of the property subject to such lease for rental payments during the remaining term of the lease included in such transaction, including any period for which such lease has been extended or may, at the option of the lessor, be extended, or until the earliest date on which the lessee may terminate such lease without penalty or upon payment of penalty (in which case the rental payments shall include such penalty), after excluding from such rental payments all amounts required to be paid on account of maintenance and repairs, insurance, taxes, assessments, water, utilities and similar charges.

         "Authorized Officer" means, with respect to any Person, the chief executive officer, the president, the chief operating officer, the chief financial officer, the chief accounting officer, the treasurer, any assistant treasurer, the controller, the secretary, any assistant secretary or any vice-president of such Person.

         "Authorized Person" means any officer of the Company duly authorized in writing to take actions under the Indenture on behalf of the Company.

         "Average Life" means, as of the date of determination with respect to any Indebtedness, the number of years obtained by dividing (i) the sum of the products of (a) the number of years from the date of determination to the date or dates of each successive scheduled principal payment (including, without limitation, any sinking fund requirements) of such Indebtedness multiplied by
(b) the amount of each such principal payment by (ii) the sum of all such principal payments.

         "Bankruptcy Law" means Title 11, United States Code as it may be amended from time to time, or any similar federal, state or foreign law relating to bankruptcy, insolvency, receivership, winding-up, liquidation, reorganization, or relief of debtors.

         "Business Day" means any day other than a Saturday, Sunday, public holiday or day on which banking institutions in New York City (or, with respect to any payments or transfers to be made by the Trustee or any Agent, as applicable, in the city where such Trustee or Agent is located) are authorized or obligated by law to close.

         "BVI Taxes" has the meaning set forth in Section 4.6.

         "Capital Stock" means, with respect to any Person, any and all shares, interests, participations, rights (including contract rights) or other equivalents (however designated, whether voting or non-voting) of stock of, or other ownership interests in, such Person, whether now outstanding or issued after the date of this Indenture, in each case, including, without limitation, all Common Stock, preferred stock and any options, warrants or other rights to acquire any of the foregoing but excluding any debt securities convertible into capital stock.

         "Capitalized Lease Obligation" means, with respect to any Person, any obligation of such Person under a lease of (or other agreement conveying the right to use) any property (whether real, personal or mixed) that in accordance with U.S. GAAP would be classified and accounted for as a capital lease obligation, and, for the purposes of this Indenture, the amount of such obligation at any date shall be the capitalized amount thereof at such date, determined in accordance with U.S. GAAP.

         "Cash Equivalents" means (i) any evidence of Indebtedness with a maturity of 180 days or less issued or directly and fully guaranteed or insured by the U.S. or any agency or instrumentality thereof (provided that the full faith and credit of the U.S., as the case may be, is pledged in support thereof), (ii) certificates of deposit, eurodollar time deposits and bankers' acceptances with a maturity of 180 days or less and overnight bank deposits of any financial institution, which bank or trust company has capital, surplus and undivided profits aggregating in excess of U.S.$500 million (or, to the extent non-U.S. Dollar denominated, the U.S. Dollar Equivalent of such amount) and has outstanding debt which is rated "A" (or such similar equivalent rating) or higher by at least one nationally recognized statistical rating organization (as defined in Rule 436 under the Securities Act) and (iii) commercial paper with a maturity of 180 days or less issued by a corporation that is not an Affiliate of the Company and has outstanding debt which is rated "A" (or such similar equivalent rating) or higher by at least one nationally recognized statistical rating organization (as defined in Rule 436 under the Securities Act).

         "Change in Law" means any change in, or amendment to, the laws or regulations or rulings promulgated thereunder of the British Virgin Islands or of any political subdivision thereof or of any authority therein or thereof having power to tax or as a result of any change in the application or official interpretation of such laws or regulations or rulings, including without limitation a holding by a court of competent jurisdiction, which change, amendment, application or interpretation becomes effective after the Original Issue Date.

         "Change of Control" means the occurrence of any one or more of the following events:

                  (i) any "person" or "group" (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act), other than Permitted Holders, is or becomes the "beneficial owner" (as defined in

Rules 13d-3 and 13d-5 under the Exchange Act, except that a Person shall be deemed to have "beneficial ownership" of all securities that such Person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than 50% of the total outstanding Voting Stock of the Company and either (a) the Permitted Holders beneficially own, directly or indirectly, in the aggregate Voting Stock of the Company that represents a lesser percentage of the aggregate ordinary voting power of all classes of the Voting Stock of the Company, voting together as a single class, than the percentage owned by such other person or group or (b) such other "person" or "group" is entitled to elect directors of the Company having a majority of the total voting power of the elected board of directors;

                  (ii) the Company consolidates with, or merges with or into, another Person or conveys, transfers, leases or otherwise disposes of all or substantially all of its assets to any Person, or any Person consolidates with, or merges with or into, the Company, in any such event pursuant to a transaction in which the outstanding Voting Stock of the Company is converted into or exchanged for cash, securities or other property, other than any such transaction (a) where the outstanding Voting Stock of the Company is not converted or exchanged at all (except to the extent necessary to reflect a change in the jurisdiction of incorporation of the Company) or is converted into or exchanged for cash, securities and/or other property and (b) immediately after such transaction, there does not exist the condition that: any "person" or "group" (as such terms are used in Sections 13(d) and 14(d) of the Exchange
Act), other than Permitted Holders, is the "beneficial owner" (as defined in Rules 13d-3 and 13d-5 under the Exchange Act except that a Person shall be deemed to have "beneficial ownership" of all securities that such Person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than 50% of the total outstanding Voting Stock of the Successor Entity and either (1) the Permitted Holders beneficially own, directly or indirectly, in the aggregate Voting Stock of the Successor Entity that represents a lesser percentage of the aggregate ordinary voting power of all classes of the Voting Stock of the Successor Entity, voting together as a single class, than the percentage owned by such other "person" or "group," or (2) such other "person" or "group" is entitled to elect directors of the Successor Entity having a majority of the total voting power of the elected board of directors;

                  (iii) a majority of the elected board of directors of the Company has been nominated by any "person" or "group" (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act), other than Permitted Holders or a depositary or custodian for any depositary receipts in respect of Voting Stock of the Company (provided that such depositary or custodian is not acting at the direction of any such "person" or "group" other than one or more Permitted Holders); or

                  (iv) the Company is liquidated or dissolved or adopts a plan of liquidation or dissolution other than in a transaction which complies with the provisions of Section 5.1.

         For avoidance of doubt, (i) the foregoing definition of "Change of Control" shall be construed so as to permit, among other things, the establishment (a "Parent Establishment"), as the parent or parents of the Company, of one or more holding or parent companies (each, a "Parent") all of whose Capital Stock immediately after such establishment is held, directly or indirectly, by the same Persons that held the Capital Stock of the Company immediately prior to the establishment of such entity or entities as the parent or parents of the Company and (ii) at any time following a Parent Establishment, so long as the ultimate Parent of the Company continues to hold, directly or indirectly, all of the Capital Stock of the Company, whether a Change of Control has occurred with respect to the Company shall be determined by applying the definition thereof to such ultimate Parent as if it were the Company.

         "CNV" means the Comision Nacional de Valores, the Argentine National Securities and Exchange Commission, and any successor thereto.

         "Common Stock" of any Person means Capital Stock of such Person that does not rank prior, as to the payment of dividends or as to the distribution of assets upon any voluntary or involuntary liquidation, dissolution or winding up of such Person, to shares of Capital Stock of any other class of such Person.

         "Consolidated Cash Flow" means, with respect to any Person for any period, the Consolidated Net Income of such Person for such period plus, to the extent deducted in computing Consolidated Net Income, (i) provisions for taxes based on income or profits of such Person and its Restricted Subsidiaries for such period, (ii) foreign exchange gain or losses, (iii) Consolidated Interest Expense and (iv) depreciation and amortization (including amortization of goodwill and other intangibles but excluding amortization of exhibition rights and prepaid cash expenses, in each case which were paid in a prior period) of such Person and its Restricted Subsidiaries for such period, and other non-cash charges (excluding any such non-cash charge to the extent that it represents an accrual of or reserve for cash charges in any future period or amortization of a prepaid cash expense that was paid in a prior period) minus (x) non-cash items increasing consolidated revenues in determining such Consolidated Net Income for such period (excluding any items which represent the reversal of any accrual of, or cash reserves for, anticipated cash charges in any prior period), in each case, on a consolidated basis and determined in accordance with U.S. GAAP and
(y) to the extent included in computing Consolidated Net Income, an amount equal to any extraordinary gain; provided that if any Restricted Subsidiary is not a wholly owned Restricted Subsidiary, Consolidated Cash Flow shall be reduced (to the extent not otherwise reduced in accordance with U.S. GAAP) by an amount equal to (A) the amount of Consolidated Cash Flow attributable to such Restricted Subsidiary multiplied by (B) a fraction, the numerator of which is the percentage equity interest in such Restricted Subsidiary not owned on the last day of such period by the Company or any of its Restricted Subsidiaries, and the denominator of which is 100%.

         "Consolidated Interest Expense" means, for any period, all interest expense of the Company and its consolidated Subsidiaries (including without limitation commissions, discounts, commitment fees and other fees and charges owed with respect to letters of credit and lines of credit and interest attributable to capital leases) for such period all as determined on a consolidated basis in accordance with U.S. GAAP.

         "Consolidated Net Income" means, for any period, the net income of the Company and its consolidated Subsidiaries determined in accordance with U.S. GAAP (subject to the limitations contained in clause (iii) below); provided that there shall not be included in such Consolidated Net Income: (i) any net income (or loss) of any Person if such Person is not a Restricted Subsidiary, except that the Company's equity in the net income of any such Person for such period shall be included in such Consolidated Net Income up to the aggregate amount of cash actually distributed by such Person during such period to the Company or a Restricted Subsidiary as a dividend or other distribution (subject, in the case of a dividend or other distribution paid to a Restricted Subsidiary, to the limitations contained in clause (iii) below); (ii) any net income (or loss) of any Person acquired by the Company or a Restricted Subsidiary in a pooling-of-interests transaction for any period prior to the date of such acquisition; (iii) any gain (or loss) realized upon the sale or other disposition of any assets of the Company or its consolidated Restricted Subsidiaries (including pursuant to any sale- and-leaseback arrangement) which is not sold or otherwise disposed of in the ordinary course of business and any gain (or loss) realized upon the sale or other disposition of any Capital Stock of any Person; (iv) extraordinary gains or losses; and (v) the cumulative effect of a change in accounting principles.

         "Consolidated Net Worth" means, at any date, with respect to the Company or any Successor Entity, the stockholders' equity of the Company or such Successor Entity less the amount of such stockholders' equity attributable to Redeemable Capital Stock or treasury stock of the Company, any Restricted Subsidiary or such Successor Entity as determined on a consolidated basis in accordance with U.S. GAAP.

         "Contingent Obligation" means, as to any Person, any obligation of such Person guaranteeing or in effect guaranteeing any Indebtedness (a "primary obligation") of any other Person in any manner, whether directly or indirectly, including, without limitation, avales and any obligation of such Person, whether or not contingent, (a) to purchase any such primary obligation or any property constituting direct or indirect security therefor, (b) to advance or supply funds (i) for the purchase or payment of any such primary obligation or (ii) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (c) to purchase property, securities and services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation or (d) otherwise to assure or hold harmless the owner of any such primary obligation against loss in respect thereof. The amount of any Contingent Obligation shall be deemed to be an amount equal to the stated or determinable amount of the primary obligation in respect of which such Contingent Obligation is incurred or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by the contingent obligor in good faith.

         "Corporate Trust Office of the Trustee" will be at the address of the Trustee specified in Section 10.2. hereof or such other address as to which the Trustee may give notice to the Company.

         "Currency Agreements" means any spot or forward foreign exchange agreements and currency swap currency option or other similar financial agreements or arrangements entered into by the Company or any of its Restricted Subsidiaries in the ordinary course of business and designed to protect against or manage exposure to fluctuations in foreign currency exchange rates.

         "Default" means any event or condition that is, or after notice or passage of time would be, an Event of Default.

         "Definitive Note" means a certificated Note bearing the restricted securities legend set forth in Section 2.6(f) and which is held by an Accredited Investor in accordance with Section 2.1(d).

         "Depository" means The Depository Trust Company, until a successor will have been appointed and become such pursuant to the applicable provision of this Indenture, and, thereafter, "Depository" will mean or include such successor.

         "Disinterested Director" means, with respect to any transaction or series of transactions in respect of which the board of directors is required to deliver a resolution of the board of directors under this Indenture, a member of the board of directors who does not have any material direct or indirect financial interest in or with respect to such transaction or series of transactions, excluding such director's interest as a stockholder of the Company.

         "Excess Cash Flow Payment" means an amount equal to 5.0% of the Company's Consolidated Cash Flow to be paid by the Company on the first Interest Payment Date following the public release of the Company's fiscal year end audited financial statements of the applicable fiscal year, if at the end of any fiscal year, the Company's Consolidated Cash Flow exceeds U.S.$27.5 million.

         "Exchange Act" means the U.S. Securities Exchange Act of 1934, as amended.

         "Extraordinary Cash Payment" means the extraordinary cash payment equal to U.S.$16.89 per U.S.$1,000 principal amount of Notes to be paid by the Company on January 15, 2003 and July 15, 2003.

         "Fair Market Value" means, with respect to any security, asset or property, the sale value that would be obtained in an arm's-length transaction between an informed and willing seller under no compulsion to sell and an informed and willing buyer under no compulsion to buy. Fair Market Value shall be determined by the board of directors of the relevant Person acting in good faith, whose determination shall be conclusive and shall be evidenced by a board resolution.

         "Government Agency" means a public legal entity or public agency, created by any competent authority, or any other legal entity now existing or hereafter created, or now or hereafter owned or controlled, directly or indirectly, by any such public legal entity or public agency including any central bank.

         "Government Securities" means direct obligations of, obligations fully guaranteed by, or participations in pools consisting solely of obligations of or obligations guaranteed by, countries rated "A" for the payment of which guarantee or obligations the full faith and credit of such country is pledged.

         "guarantee" means, as applied to any obligation, a guarantee (other than by endorsement negotiable instruments for collection in the ordinary course of business), direct or indirect, in any manner, of any part or all of any Indebtedness, including, without limiting the foregoing, the payment of amounts drawn down under letters of credit.

         "Guarantee" has the meaning specified in Section 11.1. When used as a verb, "Guarantee" shall have a corresponding meaning.

         "Guaranteed Parties" means all of the Persons who are now or who hereafter become Holders and the Trustee under this Indenture.

         "Guarantor" has the meaning given in the preamble hereof.

         "Holder" or "Securityholder" means a Person in whose name a Note is registered on the Register.

         "Indebtedness" means, with respect to any Person, without duplication,
(i) all liabilities of such Person for borrowed money, (ii) all obligations of such Person evidenced by bonds, notes, debentures or other similar instruments,
(iii) all obligations of such Person issued or assumed as the deferred purchase price of property (other than exhibition and other programming rights) or services, all obligations (actual or contingent) under any conditional sale, assignment or other transfer with recourse or obligation to repurchase (including, without limitation, by way of discount or factoring of debts or receivables) and all obligations under any title retention agreement (but excluding, in any case, trade accounts payable and accrued expenses arising in the ordinary course of business and including trade accounts payable (but not with respect to exhibition and other programming rights) that by their terms are due 360 days or more after the original invoice date), (iv) all obligations of such Person in respect of letters of credit, bankers acceptances or other similar instruments, (v) all Capitalized Lease Obligations of such Person, (vi) all obligations of such Person under or in respect of Interest Rate Agreements or Currency Agreements, (vii) any Indebtedness of others secured by a Lien on any asset of such Person, whether or not such Indebtedness is guaranteed or assumed by such Person, (viii) all Contingent Obligations of such Person and
(ix) all Redeemable Capital Stock of such Person valued at the greater of its voluntary or involuntary maximum fixed repurchase price plus accrued and unpaid dividends, except Preferred Stock issued to and held by the Company or any of its wholly owned Restricted Subsidiaries. For purposes hereof, the "maximum fixed repurchase price" of any Redeemable Capital Stock which does not have a fixed repurchase price shall be calculated in accordance with the terms of such Redeemable Capital Stock as if such Redeemable Capital Stock were purchased on any date on which Indebtedness shall be required to be determined pursuant to the Indenture, and if such price is based upon, or measured by, the Fair Market Value of such Redeemable Capital Stock, such fair market value shall be determined in good faith by the board of directors of the issuer of such Redeemable Capital Stock. In addition, but without duplication,

"Indebtedness" of any Person shall include Indebtedness described in the foregoing that would not appear as a liability on the balance sheet of such Person if (1) such Indebtedness is the obligation of a Person that is not a Restricted Subsidiary and (2) there is recourse, by operation of law, with respect to the payment of such Indebtedness to property or assets of such Person or a Restricted Subsidiary; and such Indebtedness shall be included in an amount not to exceed the lesser of (A) the net assets of such Person or Restricted Subsidiary and (B) the amount of such Indebtedness to the extent there is recourse, by operation of law, to the property or assets of such Person or Restricted Subsidiary. The amount of Indebtedness outstanding as of any date shall be (x) the accreted value thereof, in the case of any Indebtedness that does not require current payments of interest, and (y) the principal amount thereof, together with any interest thereon that is more than 30 days past due, in the case of any other Indebtedness.

         "Indenture" means this Indenture, as amended or supplemented from time to time.

         "Indenture Obligations" means, collectively, the unpaid principal of, premium, if any, and interest, on the Notes (including, without limitation, any Additional Amounts on any of the foregoing, Extraordinary Cash Payments or Excess Cash Flow Payments) and all other obligations and liabilities of the Company and the Guarantor to the Holders (including, without limitation, interest accruing at the then applicable rate provided in the Notes and this Indenture after the maturity of the Notes and interest accruing at the then applicable rate provided in the Notes after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to the Company, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding), whether direct or indirect, absolute or contingent, due or to become due, now existing or hereafter incurred, which may arise under, out of, or in connection with, the Notes, this Indenture, the Guarantee, or any other document made, delivered or given in connection therewith, whether on account of principal, premium, interest, Additional Amounts, Extraordinary Cash Payments, Excess Cash Flow Payments, fees, indemnities, costs, expenses or otherwise (including, without limitation, all fees and disbursements of counsel to the Trustee that are required to be paid by the Company pursuant to the terms of this Indenture).

         "Interest Payment Date" means the Stated Maturity of an installment of interest on the Notes.

         "Interest Rate Agreements" means any interest rate protection agreements and other types of interest rate hedging agreements (including, without limitation, interest rate swaps, caps, floors, collars and similar agreements) designed to protect against or manage exposure to fluctuations in interest rates.

         "Investment" means, with respect to any Person, (i) any advance, loan, or other extension of credit (excluding extensions of credit to cable operators in the ordinary course of business) or capital contribution (by means of (a) any transfer of cash or other property (tangible or intangible) to any other Person, or (b) any payment for property or services for the account or use of another Person, or (c) any guarantee of any Indebtedness of another Person or creation or assumption of any other contingent liability in respect of any Indebtedness of another Person) or (ii) any purchase or acquisition by such Person of any Capital Stock, bonds, notes, debentures or other securities (including, without limitation, any interests in any partnership or joint venture) issued or owned by any other Person; provided that, notwithstanding the foregoing, the term "Investment" shall not include advances to customers of such Person or accounts payable to suppliers or other vendors of such Person, in each case in the ordinary course of business, that are, in conformity with U.S. GAAP, recorded as accounts receivable or accounts payable, as the case may be, on such Person's balance sheet. In addition, the Fair Market Value of the net assets of any Restricted Subsidiary at the time that such Restricted Subsidiary is designated an Unrestricted Subsidiary shall be deemed to be an "Investment" made by the Company in such Unrestricted Subsidiary at such time.

         "Leverage Ratio" of a Person means, as of any date of determination, the ratio of (i) the aggregate amount of Indebtedness of the Person and its Restricted Subsidiaries on a consolidated basis as of the end of the latest fiscal quarter for which quarterly or annual financial statements of the Person are available to (ii) Consolidated Cash Flow for the period of the most recently completed four consecutive fiscal quarters for which quarterly or annual financial statements of the Person are available; provided, however, that (a) if the Person or any Restricted Subsidiary (including a Restricted Subsidiary that became a Restricted Subsidiary after the end of the latest fiscal quarter) has incurred any Indebtedness since the end of such period that remains outstanding or if the transaction giving rise to the need to calculate the Leverage Ratio is an incurrence of Indebtedness, or both, Indebtedness as of the end of such period shall be calculated after giving effect on a pro forma basis to (1) such Indebtedness as if such Indebtedness had been incurred as of the end of such period, and (2) the discharge of any other Indebtedness repaid, repurchased, defeased or otherwise discharged with the proceeds of such new Indebtedness as if such discharge had occurred as of the end of such period, (b) if since the end of such period any Indebtedness of the Person or any Restricted Subsidiary has been repaid, repurchased, defeased or otherwise discharged (other than Indebtedness under a revolving credit or similar arrangement unless such revolving credit Indebtedness has been permanently repaid and has not been replaced), Indebtedness as of the end of such period shall be calculated after giving effect on a pro forma basis as if such Indebtedness had been repaid, repurchased, defeased or otherwise discharged as of the end of such period, (c) if since the beginning of such period the Person or any Restricted Subsidiary shall have made any Asset Sale which constitutes all or substantially all of an operating unit of a business, the Consolidated Cash Flow for such period shall be reduced by an amount equal to the Consolidated Cash Flow (if positive) attributable to the assets which are the subject of such Asset Sale for such period or increased by an amount equal to the Consolidated Cash Flow (if negative) attributable thereto for such period, (d) if since the beginning of such period the Person or any Restricted Subsidiary (by merger or otherwise) shall have made an Investment in any Restricted Subsidiary (or any Person which becomes a Restricted Subsidiary) or an acquisition of assets, including any Investment in a Restricted Subsidiary or any acquisition of assets occurring in connection with a transaction causing a calculation to be made hereunder, which Investment or acquisition is out of the ordinary course of business and is material to the Person and its Restricted Subsidiaries, taken as a whole, the Consolidated Cash Flow for such period shall be calculated after giving pro forma effect thereto (including the incurrence of any Indebtedness) as if such Investment or acquisition occurred on the first day of such period, and (e) if, since the beginning of such period, any Person (that subsequently became a Restricted Subsidiary or was merged with or into the Person or any Restricted Subsidiary since the beginning of such period) shall have made any Asset Sale which constitutes all or substantially all of an operating unit of a business, Investment or acquisition of assets that would have required an adjustment pursuant to clause (c) or (d) above if made by the Person or a Restricted Subsidiary during such period, the Consolidated Cash Flow for such period shall be calculated after giving pro forma effect thereto as if such Asset Sale, Investment or acquisition occurred on the first day of such period. In making the foregoing calculation, the aggregate amount of Indebtedness outstanding for the period of the most recently completed four consecutive fiscal quarters for which quarterly or annual financial statements of the Person are available will be deemed to include the average month-end balance of Indebtedness outstanding under any revolving credit facilities of the Person or its Restricted Subsidiaries during such period. For purposes of this definition, whenever pro forma effect is to be given to a transaction, the pro forma calculations will be determined in good faith by a responsible accounting officer of the Person. For purposes of this definition, whenever any Indebtedness bears a floating rate of interest and is being given pro forma effect, the interest on such Indebtedness shall be calculated as if the rate in effect on the date of such calculation had been the applicable rate for the entire period. Interest on Indebtedness that optionally may be determined at an interest rate based upon a factor of a prime or a similar rate, a eurocurrency interbank offered rate, or other rate, shall be deemed to have been based upon the rate actually chosen, or, if none, then based upon such optional rate as the Company may designate.

         "Lien" means any mortgage, charge, pledge, lien (statutory or otherwise), privilege, security interest, hypothecation, assignment for security, claim, or preference or priority or other encumbrance upon or with respect to any property of any kind, real or personal, movable or immovable, now owned or hereafter acquired. A Person shall be deemed to own subject to a Lien any property which such Person has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement.

         "Net Cash Proceeds" means, with respect to any Asset Sale, the proceeds thereof in the form of cash or Cash Equivalents including payments in respect of deferred payment obligations when received in the form of, or stock or other assets when disposed for, cash or Cash Equivalents (except to the extent that such obligations, are financed or sold with recourse to the Company or any Restricted Subsidiary), net of (i) brokerage commissions and other customary fees and expenses (including fees and expenses of legal counsel and investment bankers) related to such Asset Sale, (ii) provisions for all taxes payable as a result of such Asset Sale, (iii) payments made to retire Indebtedness where payment of such Indebtedness is secured by the assets or properties the subject of such Asset Sale, (iv) amounts required to be paid to any Person (other than the Company or any Restricted Subsidiary) owning a beneficial interest in the assets subject to the Asset Sale and (v) appropriate amounts to be provided by the Company or any Restricted Subsidiary, as the case may be, as a reserve required by U.S. GAAP, consistently applied against any liabilities associated with such Asset Sale and retained by the Company or any Restricted Subsidiary, as the case may be, after such Asset Sale, all as reflected in an Officer's Certificate delivered to the Trustee.

         "Note Custodian" means the custodian with respect to a Regulation S Global Note or a Rule 144A Global Note (as appointed by the Depository), or any successor person thereto and shall initially be the Trustee.

         "Notes" means the 8.75% Senior Notes due 2010, issued under this Indenture on or about the date of this Indenture.

         "Old Indenture" means the indenture dated as of April 30, 1998, is by and among Imagen Satelital S.A. (formerly known as IMASAC S.A.), Bloomfiel Uruguay S.C.A. ("Bloomfiel Uruguay"), (Bloomfiel Uruguay and each Restricted Subsidiary (as defined in the Old Indenture) that becomes a party in accordance with Section 12.3 of the Old Indenture, the "Guarantors", and each, individually, a "Guarantor"), The Bank of New York, as trustee, co-registrar and principal paying agent, Banco Rio de la Plata S.A., as registrar, paying agent, transfer agent and representative of the trustee in Argentina and Banque Internationale a Luxembourg S.A., as listing agent, paying agent and transfer agent; as supplemented by the First Supplemental Indenture, dated as of August 30, 2001, and by the Second Supplemental Indenture dated as of November 6, 2002, and as may be amended or supplemented from time to time.

         "Officer's Certificate" means a certificate signed on behalf of a Person by an Authorized Officer of such Person, who must be the principal executive officer, the principal financial officer or the principal accounting officer of such Person, that meets the requirements set forth in this Indenture.

         "Opinion of Counsel" means an opinion from legal counsel who is reasonably acceptable to the Trustee, that meets the requirements of Section
10.5 hereof. The counsel may be an employee of or counsel to the Company, any Subsidiary of the Company or the Trustee.

         "Original Issue Date" means the date on which the Notes are originally issued under this Indenture.

         "Permitted Holders" means (i) Gustavo Cisneros; (ii) Ricardo Cisneros;
(iii) any Person having a relationship with either Gustavo or Ricardo Cisneros by blood, marriage or adoption not more remote than first cousin (including niece or nephew); (iv) any trust established for the benefit of any Person having a relationship with either Gustavo or Ricardo Cisneros by blood, marriage or adoption not more remote than first cousin (including niece or nephew); (v) Hicks, Muse, Tate & Furst Incorporated or any of its Affiliates; and (vi) any Person more than 50% of the voting power of the Voting Stock of which any combination of Persons of the types listed in the foregoing clauses (i), (ii),
(iii), (iv) and (v) owns or controls, either directly or indirectly.

         "Permitted Investments" means:

         (i)      Investments by the Company or any Restricted Subsidiary:

                  (a)      in Cash Equivalents;

                  (b)      in existence on the Original Issue Date;

                  (c) in any Restricted Subsidiary, including any Investment in a Person which results in such Person becoming a Restricted Subsidiary of the Company; provided that the primary business of the Restricted Subsidiary in which such Investment is made is the Programming Business;

         (ii)     Investments in the Company by any Restricted Subsidiary;

         (iii)    any Investment in Government Securities;

         (iv) Investments having an aggregate Fair Market Value that, taken together with all other Investments previously made pursuant to this clause (iv) that are at that time outstanding, do not exceed U.S.$10 million (with Fair Market Value of each such Investment being measured at the time such Investment was made and without giving effect to any subsequent changes in value); and

         (v) Investments in Playboy TV - Latin America LLC, and in Playboy TV International, LLC, up to the mandatory capital contributions

         "Permitted Lien" means any:

         (i) Lien in existence on the date of this Indenture; provided that the total amount of Indebtedness so secured does not exceed the amount so secured on such date;

         (ii) Lien created to secure all or any part of the purchase price, or to secure Indebtedness incurred or assumed to pay all or any part of the purchase price, of property or assets (including shares) acquired by the Company or any Restricted Subsidiary; provided that (a) the principal amount of the Indebtedness secured by such Lien does not exceed 100% of the Fair Market Value of such property or assets when such Indebtedness is incurred or assumed, (b) any such Lien shall be confined solely to the property or assets so acquired, (c) any such Lien is created within 90 days of the acquisition of such property or assets and (d) the incurrence of such Indebtedness is otherwise permitted under the Indenture;

         (iii) statutory Lien of landlords, carriers, warehousemen, mechanics or materialmen incurred in the ordinary course of business for a sum not yet due or the payment of which is being contested in good faith by appropriate proceedings promptly initiated and diligently conducted and for which such reserves or other appropriate provisions, if any, as are required by U.S. GAAP have been made;

         (iv) Lien created to secure the performance of bids, leases, trade contracts, statutory obligations, surety and appeal bonds, performance and/or advance payment bonds and other obligations of a like nature incurred in the ordinary course of business;

         (v) Lien securing Acquired Indebtedness created prior to (and not in connection with or in contemplation of) the incurrence of such Acquired Indebtedness by the Company or any Restricted Subsidiary; provided that such Lien does not extend to any property or assets of the Company or any Restricted Subsidiary other than the assets acquired in connection with the incurrence of such Acquired Indebtedness; and

         (vi) Lien securing the Notes or the Guarantee solely for the purposes of partial or total defeasance of Notes in accordance with Article 8 hereof.

         "Permitted Subsidiary Indebtedness" means any of the following:

         (i) Acquired Indebtedness of any Restricted Subsidiary; provided that after giving effect to the incurrence thereof, the Company could incur at least U.S.$1.00 of Indebtedness under
                  Section 4.8(a) hereof;

         (ii) guarantees by any Restricted Subsidiary of Indebtedness incurred by the Company in compliance with Section 4.8 hereof;

         (iii)    Indebtedness of Guarantor under the Guarantee;

         (iv) Indebtedness of any Restricted Subsidiary in respect of performance, surety or appeal bonds incurred in the ordinary course of business;

         (v) the incurrence by a Restricted Subsidiary of Indebtedness which serves to refund, refinance or replace (each such incurrence, for purposes of this clause, a "refinancing") any Indebtedness incurred as permitted under clauses (i) and (ii) above; provided that (i) any such new Indebtedness shall be in a principal amount that does not exceed the principal amount of the Indebtedness being refinanced, and (ii) such new Indebtedness has an Average Life as long as or longer than the Average Life of the Indebtedness being refinanced and a final Stated Maturity no earlier than the final Stated Maturity of the Indebtedness being refinanced;

         (vi) Indebtedness of Restricted Subsidiaries in respect of Capitalized Lease Obligations, which Indebtedness (including any refinancings thereof), when aggregated with the principal amount of (x) all other Indebtedness then incurred and outstanding pursuant to this clause (vi) and (y) all Indebtedness of the Company then incurred and outstanding pursuant to Section 4.8(b)(v), does not exceed U.S.$5 million (or, to the extent non-U.S. Dollar denominated, the U.S. Dollar Equivalent of such amount);

         (vii) Indebtedness of Restricted Subsidiaries in respect of purchase money obligations for property incurred within 90 days of the acquisition of such property, which Indebtedness (including any refinancings thereof), when aggregated with the principal amount of (x) all other Indebtedness then incurred and outstanding pursuant to this clause (vii), and

                  (y) all Indebtedness of the Company then incurred and outstanding pursuant to Section 4.8(b)(vi), does not exceed U.S.$5 million (or, to the extent non-U.S. Dollar denominated, the U.S. Dollar Equivalent of such amount);

         (viii) Indebtedness of any Restricted Subsidiary outstanding on the Original Issue Date;

         (ix) Indebtedness of any Restricted Subsidiary owing to the Company or any wholly owned Restricted Subsidiary; and

         (x) Indebtedness of Restricted Subsidiaries in addition to the Indebtedness referred to in clauses (i) through (ix) above, which (including any refinancings thereof), when aggregated with the principal amount of (A) all other Indebtedness then incurred and outstanding pursuant to this clause (x) and (B) all Indebtedness of the Company then incurred and outstanding pursuant to Section 4.8(b)(viii), does not exceed U.S.$10.0 million (or, to the extent non-U.S. Dollar denominated, the U.S. Dollar Equivalent of such amount).

         "Person" means any individual, partnership, corporation (including a business trust), joint stock company, trust, unincorporated association, joint venture, limited liability company or other entity, or a government or political subdivision or agency thereof or any other entity.

         "Preferred Stock" means, with respect to any Person, any and all shares, interests, participations or other equivalents (however designated) of such Person's preferred or preference stock, whether now outstanding or issued after the Original Issue Date, and including, without limitation, all classes and series of preferred or preference stock of such Person.

         "Programming Business" means the business of creating, producing, developing, licensing, post-production, packaging, marketing and/or distributing of broadband, internet, print, television and radio content and programming and operation of television and radio stations and/or networks and related businesses, including, without limitation, the purchase and sale of advertising time and related transmission and decoding equipment of any kind and any other activities conducted by the Company and the Subsidiaries as of the Original Issue Date.

         "QIB" means a "qualified institutional buyer" as defined in Rule 144A.

         "Qualified Capital Stock" of any Person means any and all Capital Stock of such Person other than Redeemable Capital Stock.

         "Redeemable Capital Stock" means any class or series of Capital Stock that, either by its terms, by the terms of any security into which it is convertible or exchangeable or by contract or otherwise, is, or upon the happening of an event or passage of time would be, required to be redeemed prior to the final Stated Maturity of the Notes or is redeemable at the option of the Holder thereof at any time prior to such final Stated Maturity, or is convertible into or exchangeable for debt securities at any time prior to such final Stated Maturity.

         "Responsible Officer", when used with respect to the Trustee, means any officer within the Corporate Trust Administration group of the Trustee and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his knowledge of and familiarity with the particular subject.

         "Restricted Subsidiary" means, at any time, any direct or indirect Subsidiary of the Company that is not then an Unrestricted Subsidiary.

         "Rule 144A" means Rule 144A under the Securities Act.

         "Sale and Leaseback Transaction" means, with respect to the Company and its Subsidiaries, an arrangement with any bank, insurance company or other lender or investor or to which such lender or investor is a party, providing for the leasing by the Company or any of its Subsidiaries of any property or asset of the Company or any of its Subsidiaries which has been or is being sold or transferred by the Company or such Subsidiary to such lender or investor or to any Person to whom funds have been or are to be advanced by such lender or investor on the security of such property or asset.

         "SEC" means the U.S. Securities and Exchange Commission, and any successor thereto.

         "Securities Act" means the U.S. Securities Act of 1933, as amended.

         "Stated Maturity" means, when used with respect to any Note or any installment of interest thereon, the date specified in such Note as the fixed date on which the principal of such Note or such installment of interest is due and payable, and when used with respect to any other Indebtedness, means the date specified in the instrument governing such Indebtedness as the fixed date on which the principal of such Indebtedness, or any installment of interest thereon, is due and payable.

         "Subsidiary" means, with respect to any Person, any corporation, association or other business entity of which more than 50% of the voting power of Voting Stock thereof is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of such Person or a combination thereof; provided that a Subsidiary which has been duly designated as an Unrestricted Subsidiary shall not be deemed to be a Subsidiary of the Company for purposes of the covenants and the related definitions contained in this Indenture for so long as it shall comply in all respects with the conditions set forth in the definition of "Unrestricted Subsidiary" contained herein.

         "TIA" means the Trust Indenture Act of 1939, as amended (15 U.S.C. Sections 77aaa-77bbbb), and the rules and regulations thereunder, as in effect on the date on which this Indenture is qualified under the TIA (except as provided in Sections 9.1(d) and 9.3).

         "Transfer Restricted Securities" means securities that bear or are required to bear the legend set forth in Section 2.6.

         "Trustee" means the party named as such above until a successor replaces it in accordance with the applicable provisions of this Indenture and thereafter means the successor or any subsequent successor, serving hereunder in the capacity as Trustee.

         "Unrestricted Subsidiary" means (i) any direct or indirect Subsidiary of the Company designated as such pursuant to and in compliance with Section
4.17 hereof; provided that any such designation may be revoked by a resolution of the board of directors of the Company delivered to the Trustee, subject to the provisions of such Section 4.17, and (ii) any direct or indirect Subsidiary of a designated Unrestricted Subsidiary; and provided, further, that the Company may designate any such Subsidiary as a Restricted Subsidiary if:

                  (A) no Default or Event of Default shall have occurred and be continuing at the time of and after giving effect to such designation;

                  (B) all Liens, Indebtedness and Preferred Stock of such Subsidiary outstanding immediately following such designation would, if incurred or issued, as the case may be, at such time, have been permitted to be incurred or issued for all purposes of the Indenture; and

                  (C) such designation is evidenced by a duly adopted resolution of the board of directors of the Company delivered to the Trustee certifying compliance with the foregoing clauses (A) and (B).

         "U.S. Dollar Equivalent" means, with respect to any monetary amount in a currency other than the U.S. Dollar, at any time for the determination thereof, the amount of U.S. Dollars obtained by converting such foreign currency involved in such computation into U.S. Dollars at the spot rate for the purchase of U.S. Dollars with the applicable foreign currency as quoted by Reuters at approximately 11:00 a.m. (New York time) on the date not more than two Business Days prior to the determination. For purposes of determining whether any Indebtedness can be incurred (including Permitted Indebtedness), any Investment can be made and any Affiliate Transaction can be undertaken (a "Tested Transaction"), the U.S. Dollar Equivalent of such Indebtedness, Investment or Affiliate Transaction shall be determined on the basis of the date incurred, made or undertaken and no subsequent change in the U.S. Dollar Equivalent shall cause such Tested Transaction to have been incurred, made or undertaken in violation of this Indenture.

         "U.S. GAAP" means generally accepted accounting principles in the United States of America set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, in each case which are in effect on the Original Issue Date.

         "Voting Stock" means any class or classes of Capital Stock pursuant to which the holders thereof have the general voting power under ordinary circumstances to vote for the board of directors of any Person (irrespective of whether or not, at the time, stock of any other class or classes shall have, or might have, voting power by reason of the happening of any contingency).

         "wholly owned" means, with respect to any Subsidiary of any Person, that all of the outstanding Capital Stock of such Subsidiary (other than a de minimis number of director's qualifying or similar shares mandated by applicable law) is owned by such Person or one or more wholly owned Subsidiaries of such Person.

Section 1.2.      Other Definitions.

              TERM                                         DEFINED IN SECTION
---------------------------------                          ------------------
"Affiliate Transaction"                                         4.11
"Agent Members"                                                 2.1 (c)
"aggregate consideration"                                       4.11
"Base Currency"                                                10.15(b)(i)
"Cedel"                                                         2.1 (b)
"Change of Control Offer"                                       4.18(a)
"Change of Control Purchase Date"                               4.18(a)
"Change of Control Purchase Price"                              4.18(a)
"Covenant Defeasance"                                           8.3
"Designation"                                                   4.17

              TERM                                         DEFINED IN SECTION
---------------------------------                          ------------------
"Designation Amount"                                            4.17
"Discharge"                                                     8.5
"document"                                                      7.2 (a)
"Euroclear"                                                     2.1 (b)
"Event of Default"                                              6.1
"Excess Proceeds"                                               4.16(b)
"Excess Proceeds Offer"                                         4.16(c)
"Global Note"                                                   2.1 (c)
"incur"                                                         4.8 (a)
"judgment currency"                                            10.15(b)(i)
"Legal Defeasance"                                              8.2
"Paying Agent"                                                  2.3
"Payment Default"                                               6.1 (a)(iv)
"rate(s) of exchange"                                          10.15(b)(v)
"Register"                                                      2.3
"Registrar"                                                     2.3
"Regulation S"                                                  2.1 (b)
"Regulation S Global Note"                                      2.1 (b)
"Restricted Payments"                                           4.10(a)
"Revocation"                                                    4.17
"Rule 144A Global Note"                                         2.1 (b)
"Successor Entity"                                              5.1
"Unrestricted Subsidiary"                                       4.17

Section 1.3.      Incorporation by Reference of Trust Indenture Act.

         Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture.

         The following TIA terms used in this Indenture have the following meanings:

         "indenture securities" means the Notes;

         "indenture security Holder" means a Holder;

         "indenture to be qualified" means this Indenture;

         "indenture trustee" or "institutional trustee" means the Trustee;

         "obligor" on the Notes means the Company and any successor obligor upon the Notes.

         All other terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by SEC rule under the TIA have the meanings so assigned to them.

Section 1.4.      Rules of Construction.

         Unless the context otherwise requires:

         (a)      a term has the meaning assigned to it;

         (b) an accounting term not otherwise defined has the meaning assigned to it in accordance with U.S. GAAP;

         (c)      "or" is not exclusive;

         (d) words in the singular include the plural, and in the plural include the singular;

         (e)      provisions apply to successive events and transactions;

         (f) references to sections of or rules under the Securities Act or the Exchange Act will be deemed to include substitute, replacement or successor sections or rules adopted by the SEC from time to time;

         (g) "herein," "hereof" and other words or similar import refer to this Indenture as a whole (as amended or supplemented from time to time) and not to any particular Article, Section or other subdivision; and

         (h) the terms "offered" or "sold" and similar terms shall include the offer and acquisition of Notes pursuant to the Exchange Offer described in the Company's Offering Memorandum dated June 27, 2002 as supplemented by the Supplement to the Offering Memorandum dated September 3, 2002, the Supplement to the Offering Memorandum dated September 24, 2002 and the Supplement to the Offering Memorandum dated October 15, 2002.

                                   ARTICLE 2.
                                   THE NOTES

Section 2.1.      Form and Dating.

         (a)      Provisions relating to the Notes are set forth in this Section
2.1. The Notes shall be substantially in the form of Exhibit A hereto which is hereby incorporated in and expressly made a part of this Indenture. The Notes may have notations, legends or endorsements required by law, exchange rule, agreements to which the Company is subject, if any, or usage (provided that any such notation, legend or endorsement is in a form acceptable to the Company). Each Note shall be dated the date of its authentication.

         (b) Global Notes. Notes offered and sold to a QIB in reliance on Rule 144A, as provided in the Purchase Agreement, shall be issued initially in the form of a single, permanent global note in definitive, fully registered form without interest coupons with the global securities legend and restricted securities legend set forth in Exhibit A hereto (the "Rule 144A Global Note"), which shall be deposited on behalf of the purchasers of the Notes represented thereby with the Trustee, at its office in the Borough of Manhattan, The City of New York, as custodian for the Depository (or with such other custodian as the Depository may direct), and registered in the name of the Depository or a nominee of the Depository, duly executed by the Company and authenticated by the Trustee as hereinafter provided. The aggregate principal amount of the Rule 144A Global Note may from time to time be increased or decreased by adjustments made on the records of the Trustee and the Depository or its nominee, as the case may be, as hereinafter provided.

         Notes offered and sold in reliance on Regulation S under the Securities Act ("Regulation S"), as provided in the Purchase Agreement, shall be issued initially in the form of a single, permanent global note in definitive, fully registered form without interest coupons with the global securities legend and restricted securities legend set forth in Exhibit A hereto (the "Regulation S Global Note"), which shall be deposited on behalf of the purchasers of the Notes represented thereby with the Trustee, at its office in the Borough of Manhattan, the City of New York, as custodian, for the Depository (or with such other custodian as the Depository may direct), and registered in the name of the Depository or the nominee of the Depository, for the accounts of the Euroclear System ("Euroclear") and Cedel Bank, societe anonyme ("Cedel"), duly executed by the Company and authenticated by the Trustee as hereinafter provided. Any resale or transfer of beneficial interests in the Regulation S Global Note shall be made only pursuant to Rule 144A or Regulation S, after delivery to the Company by the transferor, if required by the Company, of the opinions, certificates or other information described in Section 2.6. The aggregate principal amount of the Regulation S Global Note may from time to time be increased or decreased by adjustments made on the records of the Trustee and the Depository or its nominee, as the case may be, as hereinafter provided.

         Each Global Note (as defined in paragraph (c) below) shall represent such of the outstanding Notes as shall be specified therein and each shall provide that it shall represent the aggregate amount of outstanding Notes from time to time endorsed thereon and that the aggregate amount of outstanding Notes represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges, redemptions and transfers of interests. Any endorsement of a Global Note to reflect the amount of any increase or decrease in the amount of outstanding Notes represented thereby shall be made by the Trustee or the Note Custodian, at the direction of the Trustee, in accordance with instructions given by the Holder thereof as required by Section 2.6 hereof.

         (c) Book-Entry Provisions. This Section 2.1(c) shall apply only to the Regulation S Global Note and the Rule 144A Global Note (the "Global Notes") deposited with or on behalf of the Depository.

         The Company shall execute and the Trustee shall, in accordance with this Section 2.1(c), authenticate and deliver initially one or more Global Notes that (i) shall be registered in the name of the Depository for such Global Note or Global Notes or the nominee of such Depository and (ii) shall be delivered by the Trustee to such Depository or pursuant to such Depository's instructions or held by the Trustee as custodian for the Depository.

         Members of, or participants in, the Depository ("Agent Members") shall have no rights under this Indenture with respect to any Global Note held on their behalf by the Depository or by the Trustee as the custodian of the Depository or under such Global Note, and the Depository may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner of such Global Note for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depository or impair, as between the Depository and its Agent Members, the operation of customary practices of such Depository governing the exercise of the rights of a holder of a beneficial interest in any Global Note.

         (d)      Certificated Notes. Except as provided in this Section 2.1 or
Section 2.6 or 2.7, owners of beneficial interests in Global Notes will not be entitled to receive physical delivery of certificated Notes. Purchasers of Notes who (i) are Accredited Investors, (ii) are not QIBs and (iii) did not purchase Notes sold in reliance on Regulation S will receive Definitive Notes; provided, however, that upon transfer of such Definitive Notes to a QIB or in accordance with Regulation S, such Definitive Notes will, unless the relevant Global Note has previously been exchanged, be exchanged for an interest in a Global Note pursuant to the provisions of Section 2.6.

         (e) Provisions Applicable to Forms of Notes. The Notes may also have such additional provisions, omissions, variations or substitutions as are not inconsistent with the provisions of this Indenture, and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may be required to comply with this Indenture, any Applicable Law or with any rules made pursuant thereto or with the rules of any securities exchange or governmental agency or as may be determined consistently herewith by the Authorized Officer of the Company executing such Notes, as conclusively evidenced by their execution of such Notes. All Notes will be otherwise substantially identical except as provided herein.

         Subject to the provisions of this Article 2, a registered Holder of a Global Note may grant proxies and otherwise authorize any Person to take any action that a Holder is entitled to take under this Indenture or the Notes.

Section 2.2.      Execution and Authentication.

         An Authorized Officer of the Company will sign the Notes on behalf of the Company by manual or facsimile signature.

         If an Authorized Officer whose signature is on a Note no longer holds that office at the time a Note is authenticated, the Note will nevertheless be valid.

         A Note will not be valid or obligatory for any purpose or entitled to the benefits of this Indenture until authenticated by the manual signature of an authorized signatory of the Trustee or its authenticating agent. The signature will be conclusive evidence that the Note has been authenticated under this Indenture.

         The Trustee shall authenticate and deliver Notes for original issue upon a written order of the Company signed by an Authorized Officer. Such order shall specify the amount of the Notes to be authenticated and the date on which the original issue of Notes is to be authenticated.

         The Trustee may appoint an authenticating agent reasonably acceptable to the Company to authenticate Notes. An authenticating agent may authenticate Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as an Agent to deal with the Company or an Affiliate of the Company.

Section 2.3.      Trustee, Registrar and Paying Agent.

         The Company will maintain an office or agency, as more fully set forth in Section 4.2, where Notes may be presented for registration of transfer or for exchange ("Registrar") and an office or agency where Notes may be presented for payment ("Paying Agent"). The Registrar will keep a register ("Register") of the Notes and of their transfer and exchange. The Company may also from time to time appoint one or more co-registrars and one or more additional paying agents. The term "Registrar" includes any co-registrar and the term "Paying Agent" includes any additional paying agent. The Company may change any Paying Agent or Registrar upon notice to the Holders in accordance with Section 10.2. The Company will notify the Trustee in writing of the name and address of any Agent not a party to this Indenture. If the Company fails to appoint or maintain another entity as Registrar or Paying Agent, the Trustee will act, subject to the last paragraph of this Section 2.3, as such. The Company or any of its Subsidiaries may act as Paying Agent or Registrar; provided, however, that none of the Company, its Subsidiaries or the Affiliates of the foregoing will act (i) as Paying Agent in connection with redemptions, offers to purchase, discharges and defeasance, except as otherwise specified in this Indenture, and (ii) as Paying Agent or Registrar if a Default or Event of Default has occurred and is continuing.

         The Company hereby appoints The Bank of New York, at its Corporate Trust Office, as the Trustee hereunder and The Bank of New York hereby accepts such appointment. The Trustee will have the powers and authority granted to and conferred upon it in the Notes and hereby and such further powers and authority to act on behalf of the Company as may be mutually agreed upon by the Company and the Trustee, and the Trustee will keep a copy of this Indenture available for inspection during normal business hours at its Corporate Trust Office.

         The Company initially appoints The Depository Trust Company to act as Depository with respect to the Global Notes.

         The Company initially appoints the Bank of New York to act as the co-registrar and Principal Paying Agent with respect to the Global Notes.

         The Company initially appoints Banco Rio de la Plata S.A., at Bartolome Mitre 480, (1036) Buenos Aires, Argentina, as Registrar, transfer agent and additional paying agent in Buenos Aires, Argentina.

         The Trustee appoints Banco Rio de la Plata S.A., at Bartolome Mitre 480, (1036) Buenos Aires, Argentina, as its representative in Argentina to receive notice on its behalf in Argentina from Holders. The Trustee will ensure that, so long as any Notes remain outstanding, there will be an authorized representative in Buenos Aires, Argentina to receive notices on its behalf in Argentina from Holders.

         All of the terms and provisions with respect to such powers and authority contained in the Notes are subject to and governed by the terms and provisions hereof.

         The Trustee or any Agent or transfer agent may resign as Registrar or Paying Agent upon 30 days' prior written notice to the Company.

Section 2.4.      Paying Agent to Hold Money in Trust.

         The Company will require each Paying Agent other than the Trustee or the Company to agree in writing that the Paying Agent will hold in trust for the benefit of Holders or the Trustee all money held by the Paying Agent for the payment of principal of, or premium, if any, and interest on, the Notes, and will notify the Trustee of any default by the Company in making any such payment. While any such default continues, the Trustee may require a Paying Agent to pay all money held by it to the Trustee. The Company at any time may require a Paying Agent to pay all money held by it to the Trustee. Upon payment of all such money over to the Trustee, the Paying Agent (if other than the Company or a Subsidiary) will have no further liability for the money. If the Company or a Subsidiary acts as Paying Agent, it will segregate and hold in a separate trust fund for the benefit of the Holders all money held by it as Paying Agent. Upon any bankruptcy or reorganization proceedings relating to the Company, the Trustee will serve as Paying Agent for the Notes.

Section 2.5.      Holder Lists.

         The Trustee will preserve in as current a form as is reasonably practicable to it the most recent list available to it of the names and addresses of all Holders in compliance with TIA Section 312(a). If the Trustee is not the Registrar, the Company will furnish to the Trustee at least seven Business Days before each Interest Payment Date and at such other times as the Trustee may reasonably request in writing, a list in such form and as of such date as the Trustee may require of the names and addresses of the Holders in compliance with TIA Section 312(a).

Section 2.6.      Transfer and Exchange.

         (a) Transfer and Exchange of Definitive Notes. If Definitive Notes are presented by a Holder to the Registrar with a request:

                  (x)      to register the transfer of the Definitive Notes; or

                  (y) to exchange such Definitive Notes in whole or in part, in integral multiples of U.S.$1.00, for an equal principal amount of Definitive Notes of other authorized denominations,

the Registrar will register the transfer or make the exchange as requested if its requirements for such transactions are met and will make the new Definitive Note available at the office of the Registrar or any transfer agent; provided, however, that the Definitive Notes presented or surrendered for register of transfer or exchange:

                  (i) shall be duly endorsed or accompanied by a written instruction of transfer in form satisfactory to the Registrar and co-registrar duly executed by such Holder or by such Holder's attorney, duly authorized in writing; and

                  (ii) are being transferred or exchanged pursuant to an effective registration statement under the Securities Act, pursuant to
         Section 2.6(b) or pursuant to clause (A), (B) or (C) below, and are accompanied by the following additional information and documents, as applicable (all of which may be submitted by facsimile):

                           (A) if such Definitive Notes are being delivered to the Registrar by a Holder for registration in the name of such Holder, without transfer, a certification to that effect from such Holder (in substantially the form of Exhibit B hereto); or

                           (B)      if such Definitive Notes are being
         transferred to the Company, a certification to that effect from such Holder (in substantially the form of Exhibit B hereto); or

                           (C)      if such Definitive Notes are being
         transferred (w) pursuant to an exemption from registration in accordance with Rule 144A; or (x) in reliance on another exemption from the registration requirements of the Securities Act; (y) outside the United States within the meaning of Regulation S under the Securities Act; or (z) to an Accredited Investor that is acquiring the Note for its own account and not with a view to, or for offer or sale in connection with, any distribution in violation of the Securities Act:
         (i) a certification to that effect (in substantially the form of Exhibit B hereto) and such other certifications as the Company may reasonably request and (ii) in the case of clause (x) or (z), an Opinion of Counsel reasonably acceptable to the Company and that meets the requirements of Section 10.5 hereof, addressed to the Company as to the compliance with the Securities Act and any other applicable securities laws.

         (b) Restrictions on Transfer of a Definitive Note for a Beneficial Interest in a Global Note. A Definitive Note may not be exchanged for a beneficial interest in a Global Note except upon satisfaction of the requirements set forth below. Upon receipt by the Trustee of a Definitive Note, duly endorsed or accompanied by appropriate instruments of transfer, in form satisfactory to the Trustee, together with:

                  (i) certification from the Holder thereof (in substantially the form of Exhibit B hereto) that such Definitive Note is being transferred to (A) a QIB in accordance with Rule 144A or (B) outside the United States within the meaning of Regulation S under the Securities Act; and

                  (ii) written instructions from the Holder thereof directing the Trustee to make, or to direct the Note Custodian to make, an adjustment on its books and records with respect to the Regulation S Global Note or the Rule 144A Global Note, as the case may be, to reflect an increase in the aggregate principal amount of the Notes represented by such Global Note, such instructions to contain information regarding the Depository account to be credited with such increase;

then the Trustee shall cancel such Definitive Note and cause, or direct the Note Custodian to cause, in accordance with the standing instructions and procedures existing between the Depository and the Note Custodian (including the rules of Euroclear and Cedel, if applicable), the aggregate principal amount of Notes represented by the Regulation S Global Note or the Rule 144A Global Note, as the case may be, to be increased by the aggregate principal amount of the Definitive Note to be exchanged and shall credit or cause to be credited to the account of the Person specified in such instructions a beneficial interest in such Global Note equal to the principal amount of the Definitive Note so cancelled. If no applicable Global Notes are then outstanding, the Company shall issue and the Trustee shall authenticate, upon written order of the Company in the form of an Officer's Certificate, a new Regulation S Global Note or Rule 144A Global Note, as the case may be, in the appropriate principal amount.

         (c)      Transfer and Exchange of Global Notes.

                  (i) The transfer and exchange of beneficial interests in Global Notes will be effected through the Depository, in accordance with this Indenture (including applicable restrictions on transfer set forth herein, if any) and the procedures of the Depository therefor, including the rules and procedures of Euroclear and Cedel, if applicable. A transferor of a beneficial interest in a Global Note to a Person wishing to take delivery in the form of a beneficial interest in the other Global Note shall deliver to the Registrar:

                           (A) if applicable, instructions given in accordance with the Depository's procedures directing the Trustee to credit or cause to be credited a beneficial interest in the applicable Global Note in an amount equal to the beneficial interest in the Global Note to be exchanged;

                           (B) a written order given in accordance with the Depository's procedures containing information regarding the Euroclear, Cedel or other participant account of the Depository to be credited with such increase; and

                           (C) a certification (in substantially the form of Exhibit B) to the effect that such transfer complies with Rule 144A or Regulation S, as the case may be.

         The Registrar shall, in accordance with such instructions, instruct the Depository to increase or reduce, as applicable, the principal amount of each applicable Global Note to the extent required and to credit to the account of the Person specified in such instructions a beneficial interest in the applicable Global Note and to debit the account of the Person making the transfer the beneficial interest in the Global Note being transferred.

                  (ii) Notwithstanding any other provisions of this Indenture (other than the provisions set forth in Section 2.7), a Global Note may not be transferred as a whole except by the

         Depository to a nominee of the Depository or by a nominee of the Depository to the Depository or another nominee of the Depository or by the Depository or any such nominee to a successor Depository or a nominee of such successor Depository.

                  (iii) Notwithstanding any other provisions of this Indenture, prior to the expiration of the 40-day "distribution compliance period", transfers of interests in the Regulation S Global
         Note in the United States or to "U.S. persons" (as defined in Regulation S) shall be limited to transfers to QIBs pursuant to Rule 144A, which Persons shall thereby acquire a beneficial interest in the Rule 144A Global Note and in connection therewith the transferors shall provide a certification (in substantially the form of Exhibit B hereto) confirming the character of the transferee in connection with any transfers prior to the expiration of such period. The Company will advise the Trustee as to the expiration of the "distribution compliance period" and the Trustee may rely conclusively thereon.

                  (iv) In the event that a Global Note is exchanged for Notes in definitive registered form pursuant to Section 2.7, such Notes may be exchanged only in accordance with procedures as are substantially consistent with the provisions of this Section 2.6 (including the certification requirements set forth in this Section 2.6 and on Exhibit B hereto intended to ensure that such transfers comply with Rule 144A or Regulation S, as the case may be) and such other procedures as may from time to time be adopted by the Company.

         (d) Transfer of a Beneficial Interest in a Global Note in the form of a Definitive Note.

                  (i) subject to Section 2.6(c)(iii), any person having a beneficial interest in a Transfer Restricted Security that is a Global Note may transfer such beneficial interest in the form of a Definitive Note bearing the legend set forth in Section 2.6(f) to an Accredited Investor that is acquiring the Note for its own account in each case for investment purposes and not with a view to, or for offer or sale in connection with, any distribution in violation of the Securities Act; provided, however, that any written order or such other form of instructions as is customary for the Depository, from the Depository or its nominee on behalf of any Person having a beneficial interest in such Global Note shall be accompanied by (i) a certification from the transferee or transferor with respect to the transfer (in substantially the form of Exhibit B) and such other certifications as the Company may reasonably request, and (ii) an Opinion of Counsel reasonably acceptable to the Company and that meets the requirements of Section
         10.5 hereof addressed to the Company as to the compliance with the restrictions set forth in the legend set forth in Section 2.6(f).

                  Upon written receipt by the Trustee and the Company, as the case may be, of such information and documents (all of which may be submitted by facsimile), the Trustee or the Note Custodian, at the written direction of the Trustee, will cause, in accordance with the standing instructions and procedures existing between the Depository and the Note Custodian, including the rules and procedures of Euroclear or Cedel, if applicable, the aggregate principal amount of the Global Note to be reduced on its books and records and, following such reduction, the Company will execute and the Trustee will authenticate and deliver to the transferee a Definitive Note.

                  (ii) Definitive Notes issued in exchange for a beneficial interest in a Global Note pursuant to this Section 2.6(d) shall be registered in such names and in such authorized denominations as the Depository, pursuant to instructions from its direct or indirect participants or otherwise, shall instruct the Trustee in writing. The Trustee shall deliver such Definitive Notes to the persons in whose names such Notes are so registered in accordance with the written instructions of the Depository.

         (e) Authentication of Definitive Notes in Absence of Depository. If at any time:

                  (i) the Depository for the Notes notifies the Company that the Depository is unwilling or unable to continue as Depository for the Global Notes or, if at any time such Depository ceases to be a "clearing agency" registered under the Exchange Act, and a successor Depository for the Global Notes is not appointed by the Company within 90 days after delivery of such notice; or

                  (ii) the Company, at its sole discretion, notifies the Trustee in writing that it elects to cause the issuance of Definitive Notes under this Indenture in exchange for all or any part of the Notes represented by a Global Note or Global Notes, the Depository or the Note Custodian will surrender such Global Note to the Trustee, without charge, and then the Company will execute, and the Trustee will, upon receipt of an authentication order in accordance with Section 2.2 hereof, authenticate and deliver in exchange for such Global Notes, Definitive Notes in an aggregate principal amount equal to the principal amount of such Global Notes. Such Definitive Notes will be registered in such names as the Depository will direct in writing.

         (f)      Legend.

                  (i) Except as permitted by the following paragraph (ii), each Note certificate evidencing Rule 144A Global Notes and Definitive Notes (and all Notes issued in exchange therefor or substitution thereof) will bear legends in substantially the following form:

                  THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE OR ANY OTHER JURISDICTION (EXCEPT ARGENTINA). NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, SUCH REGISTRATION.

                  THE HOLDER OF THIS SECURITY BY ITS ACCEPTANCE HEREOF AGREES TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY, PRIOR TO THE DATE (THE "RESALE RESTRICTION TERMINATION DATE") WHICH IS TWO YEARS AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF AND THE LAST DATE ON WHICH THE ISSUER OR ANY AFFILIATE OF THE ISSUER WAS THE OWNER OF THIS SECURITY (OR ANY PREDECESSOR OF SUCH SECURITY), ONLY (A) TO THE ISSUER, (B) PURSUANT TO A REGISTRATION STATEMENT THAT HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THE SECURITIES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT ("RULE 144A"), TO A PERSON IT REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A, THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER, TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (D) PURSUANT TO OFFERS AND SALES THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT, OR (E) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE

                  REGISTRATION REQUIREMENTS OF THE SECURITIES ACT UPON PROVISION OF AN ACCEPTABLE LEGAL OPINION. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF THE HOLDER AFTER THE RESALE RESTRICTION TERMINATION DATE.

and each Note certificate evidencing Regulation S Global Notes and Definitive Notes (and all Notes issued in exchange therefor or substitution thereof) will bear legends in substantially the following form:

                  THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE OR ANY OTHER JURISDICTION (EXCEPT ARGENTINA). NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, SUCH REGISTRATION.

                  THE HOLDER OF THIS SECURITY BY ITS ACCEPTANCE HEREOF (1) REPRESENTS THAT IT IS ACQUIRING THIS SECURITY OUTSIDE THE UNITED STATES, (2) BY ITS ACCEPTANCE HEREOF AGREES TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY, PRIOR TO THE DATE (THE "RESALE RESTRICTION TERMINATION DATE") WHICH IS TWO YEARS AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF AND THE LAST DATE ON WHICH THE ISSUER OR ANY AFFILIATE OF THE ISSUER WAS THE OWNER OF THIS SECURITY (OR ANY PREDECESSOR OF SUCH SECURITY), ONLY (A) TO THE ISSUER, (B) PURSUANT TO A REGISTRATION STATEMENT THAT HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THE SECURITIES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT ("RULE 144A"), TO A PERSON IT REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT, THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (D) PURSUANT TO OFFERS AND SALES THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT, OR (E) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT UPON PROVISION OF AN ACCEPTABLE LEGAL OPINION. THIS LEGEND WILL BE REMOVED AFTER 40 CONSECUTIVE DAYS BEGINNING ON AND INCLUDING THE LATER OF (A) THE DAY ON WHICH THE SECURITIES ARE OFFERED TO PERSONS OTHER THAN DISTRIBUTORS (AS DEFINED IN REGULATION
                  S) AND (B) THE DATE OF THE CLOSING OF THE ORIGINAL OFFERING. AS USED HEREIN, THE TERMS "OUTSIDE THE UNITED STATES," AND "UNITED STATES" HAVE THE MEANINGS GIVEN TO THEM BY REGULATION S UNDER THE SECURITIES ACT.

                  (ii) Upon any sale or transfer of a Transfer Restricted Security (including any Transfer Restricted Security represented by a Global Note) pursuant to Rule 144 under the Securities Act or pursuant to an effective registration statement under the Securities Act:

                           (A) in the case of any Transfer Restricted Security that is a Definitive Note, the Registrar will permit the Holder thereof to exchange such Transfer Restricted Security for a Definitive Note that does not bear the legend set forth in (i) above and rescind any restriction on the transfer of such Transfer Restricted Security; and

                           (B) in the case of any Transfer Restricted Security that is represented by a Global Note, the Registrar shall permit the Holder thereof to exchange such Transfer Restricted Security for a certificated Note that does not bear the legend set forth above and rescind any restriction on the transfer of such Transfer Restricted Security, if the Holder certifies in writing to the Registrar that its request for such exchange was made following a sale or transfer in reliance on Rule 144 (such certificate to be in the form of Exhibit B hereto).

         (g) Cancellation and/or Adjustment of Global Notes. At such time as all beneficial interests in Global Notes have been exchanged for Definitive Notes, redeemed, repurchased or cancelled, all Global Notes will be returned to or retained and cancelled by the Trustee or its agent in accordance with Section
2.12 hereof. At any time prior to such cancellation, if any beneficial interest in a Global Note is exchanged for Definitive Notes, redeemed, repurchased or cancelled, the principal amount of Notes represented by such Global Note will be reduced accordingly and an endorsement will be made on such Global Note, by the Trustee or the Note Custodian, at the written direction of the Trustee, to reflect such reduction.

         (h)      General Provisions Relating to Transfers and Exchanges.

                  (i) To permit registrations of transfers and exchanges, the Company will execute and the Trustee will authenticate Definitive Notes and Global Notes at the Registrar's written request.

                  (ii) No service charge will be made to a Holder for any registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer taxes or similar governmental charge payable upon exchange or transfer pursuant to Sections 2.2, 2.11, 3.6, 3.7, 4.16,
         4.18 and 9.5 hereto).

                  (iii) All Definitive Notes and Global Notes issued upon any registration of transfer or exchange of Definitive Notes or Global Notes will be the valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Definitive Notes or Global Notes surrendered upon such registration of transfer or exchange.

                  (iv) Neither the Registrar nor the Company will be required:

                           (A) to issue, to register the transfer of or to exchange Notes during a period beginning at the opening of business 15 Business Days before the day of any selection of Notes for redemption under Section 3.2 hereof and ending at the close of business on the day of selection; or

                           (B) to register the transfer of or to exchange any Note so selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part; or

                           (C) to register the transfer of or to exchange a Note between a record date and the next succeeding Interest Payment Date.

                  (v) The Trustee will authenticate Definitive Notes and Global Notes in accordance with the provisions of Section 2.2 hereof.

Section 2.7.      Certificated Notes.

         (a) The beneficial interests in a Global Note shall be exchanged for certificated Notes in an aggregate principal amount equal to the principal amount of such Global Note only if such exchange complies with Section 2.6 and
(i) the Depository notifies the Company that it is unwilling or unable to continue as Depository for such Global Note or if at any time such Depository ceases to be a "clearing agency" registered under the Exchange Act and a successor depository is not appointed by the Company within 90 days of such notice, or (ii) an Event of Default has occurred and is continuing or (iii) the Company, in its sole discretion, notifies the Trustee in writing that it elects to cause the issuance of certificated Notes under this Indenture.

         (b) Any Global Note the beneficial interests of which are to be exchanged pursuant to this Section 2.7 shall be surrendered by the Depository to the Trustee, and the Trustee shall authenticate and deliver an equal aggregate principal amount of certificated Notes of authorized denominations and higher integral multiples of U.S.$1.00. Certificated Notes delivered pursuant to this
Section 2.7 shall be registered in such names as the Depository shall direct. Any certificated Note delivered in exchange for an interest in the Global Note shall, except as otherwise provided by Section 2.6(f), bear the restricted securities legend set forth in Exhibit A hereto.

         (c) In the event of the occurrence of any of the events specified in Section 2.7(a), the Company will promptly make available to the Trustee a reasonable supply of certificated Notes in definitive, fully registered form without interest coupons.

Section 2.8.      Replacement Notes.

         Notes that become mutilated, destroyed, stolen or lost will be replaced upon delivery thereof to the Trustee, or delivery to the Company and the Trustee of evidence of the loss, theft or destruction thereof satisfactory to the Company and the Trustee. In the case of a lost, stolen or destroyed Note, an indemnity satisfactory to the Trustee and the Company will be required at the expense of the holder of such Note before a replacement Note will be issued. Upon the issuance of any replacement Note, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and the expenses of the Trustee, its counsel and its agents) connected therewith.

         Every replacement Note is an additional obligation of the Company and will be entitled to all of the benefits of this Indenture equally and proportionately with all other Notes duly issued hereunder.

         The provisions of this Section 2.8 are exclusive and will preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Notes.

Section 2.9.      Outstanding Notes.

         The Notes outstanding at any time are all the Notes authenticated by the Trustee except for those cancelled by it (or its agent), those delivered to it (or its agent) for cancellation, those reductions in the interest in a Global Note effected by the Trustee in accordance with the provisions hereof, and those described in this Section 2.9 as not outstanding. Except as set forth in Section
2.10 hereof, a Note does not cease to be outstanding because the Company or an Affiliate of the Company holds the Note.

         If a Note is replaced pursuant to Section 2.8 hereof, it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Note (other than a mutilated Note surrendered for replacement) is held by a protected purchaser (as such term is defined in Section 8-303 of the Uniform Commercial Code as in effect in the State of New York).

         If the principal amount of any Note is considered paid under Section
4.1 hereof, it ceases to be outstanding and interest on it ceases to accrue.

         If the Paying Agent (other than the Company or any of its Subsidiaries) holds, on a redemption date or maturity date, cash or Cash Equivalents sufficient to pay Notes payable on that date, then on and after that date such Notes will be deemed to be no longer outstanding and will cease to accrue interest.

Section 2.10.     Treasury Notes.

         In determining whether the Holders of the required principal amount of Notes have concurred in any direction, waiver or consent, Notes owned by the Company, or by any Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company, will be considered as though not outstanding, except that for the purposes of determining whether the Trustee will be protected in relying on any such direction, waiver or consent, only Notes that a Responsible Officer of the Trustee has actual knowledge are so owned will be so disregarded. Notwithstanding the foregoing, Notes that are to be acquired by the Company, or by any Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company, pursuant to an exchange offer, tender offer or other agreement shall not be deemed to be owned by such entity until legal title to such Notes passes to such entity.

Section 2.11.     Temporary Notes.

         Until Definitive Notes are ready for delivery, the Company may prepare and the Trustee will authenticate temporary Notes upon a written order of the Company signed by an Authorized Officer of the Company. Temporary Notes will be substantially in the form of Definitive Notes but may have variations that the Company considers appropriate for temporary Notes. Without unreasonable delay, the Company will prepare and the Trustee will authenticate Definitive Notes in exchange for temporary Notes. Until such exchange, Holders of temporary Notes will be entitled to all of the benefits of this Indenture.

Section 2.12.     Cancellation.

         The Company at any time may deliver Notes to the Trustee for cancellation. The Registrar and Paying Agent will forward to the Trustee any Notes surrendered to them for registration of transfer, exchange or payment. The Trustee and no one else will cancel all Notes surrendered for registration of transfer, exchange, payment, replacement or cancellation and will destroy cancelled Notes (subject to the record retention requirement of the Exchange
Act). Certification of the destruction of all cancelled Notes will be delivered to the Company from time to time. The Company may not issue new Notes to replace Notes that it has paid or that have been delivered to the Trustee for cancellation. If the Company acquires any of the Notes, such acquisition will not operate as a redemption or satisfaction of the indebtedness represented by such Notes unless and until the same are surrendered to the Trustee for cancellation pursuant to this Section 2.12.

Section 2.13.     Defaulted Interest.

         If the Company defaults in a payment of interest on the Notes, it will pay the defaulted interest in any lawful manner plus, to the extent lawful, interest payable on the defaulted interest, to the Persons who are Holders on a special record date, in each case at the rate provided in the Notes and in
Section 4.1 hereof. The Company will notify the Trustee in writing of the amount of defaulted interest proposed to be paid on each Note and the date of the proposed payment. The Company will fix or cause to be fixed each such special record date and payment date, provided that no such special record date will be less than 10 days prior to the related payment date for such defaulted interest. At least 15 days before the special record date, the Company (or, upon the written request of the Company made at least 30 days (unless a shorter period is acceptable to the Trustee) prior to the special record date, the Trustee in the name and at the expense of the Company) will mail or cause to be mailed to Holders a notice that states the special record date, the related payment date and the amount of such defaulted interest to be paid.

Section 2.14.     Persons Deemed Owners.

         Prior to due presentment for the registration of a transfer of any Note, the Trustee, any Agent, the Company and any agent of the foregoing will deem and treat the Person in whose name any Note is registered as the absolute owner of such Note for all purposes (including the purpose of receiving payment of principal of and interest on such Notes; provided that defaulted interest will be paid as set forth in Section 2.13), and none of the Trustee, any Agent, the Company or any agent of the foregoing will be affected by notice to the contrary.

Section 2.15.     CUSIP, CINS and ISIN Numbers.

         Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company will print CUSIP, CINS and ISIN numbers on the Notes, and the Trustee may use CUSIP, CINS and ISIN numbers in notices of redemption and purchase as a convenience to Holders; provided, however, that any such notices may state that no representation is made as to the correctness of such numbers as printed on the Notes and that reliance may be placed only on the other identification numbers printed on the Notes, and any such redemption or purchase will not be affected by any defect or omission in such numbers.

Section 2.16.     Record Date.

         The record date for purposes of determining the identity of Holders entitled to vote or consent to any action by vote or consent authorized or permitted under this Indenture shall be determined as provided for in TIA Section
316(c).

                                    ARTICLE 3
                            REDEMPTION AND PREPAYMENT

Section 3.1.      Notices to Trustee.

         If the Company elects to redeem Notes pursuant to the optional redemption provisions of Section 3.7 hereof, it will furnish to the Trustee, at least 30 days but not more than 60 days before a redemption date (unless a shorter or longer period is acceptable to the Trustee), an Officer's Certificate setting forth (i) the clause of Section 3.7 pursuant to which the redemption will occur, (ii) the redemption date, (iii) the principal amount of Notes to be redeemed, (iv) the redemption price and accrued and unpaid interest thereon and
(v) whether it requests the Trustee to give notice of such redemption. Any such notice to the Trustee may be cancelled by the Company delivering written notice of such cancellation to the Trustee at any time prior to the mailing of notice of such redemption to any Holder and will thereby be void and of no effect.

Section 3.2.      Selection of Notes to Be Redeemed.

         If less than all of the Notes are to be redeemed at any time, the Trustee will select the Notes to be redeemed among the Holders in compliance with (i) any applicable legal requirements and (ii) the requirements of any securities exchange on which the Notes are then listed or, if the Notes are not so listed, on a pro rata basis, by lot or in accordance with any other method the Trustee considers fair and appropriate and as complies with any applicable legal requirements (in each case the requirements shall be set forth to the Trustee in an Officer's Certificate of the Company); provided that no partial redemption shall result in any Note having an unpaid principal amount that is not an integral multiple of U.S.$1.00. In the event of partial redemption by lot, the particular Notes to be redeemed will be selected, unless otherwise provided herein, not less than 30 nor more than 60 days prior to the redemption date by the Trustee from the outstanding Notes not previously called for redemption. If any Note is to be redeemed in part only, the notice of redemption that relates to such Note shall state the portion of the principal amount thereof to be redeemed. A new Note in principal amount equal to the unredeemed portion thereof will be issued in the name of the Holder thereof upon cancellation of the original Note and will be made available at the office of the Registrar or any transfer agent.

         The Trustee will promptly notify the Company in writing of the Notes selected for redemption and, in the case of any Note selected for partial redemption, the principal amount thereof to be redeemed. Notes and portions of Notes selected will be in amounts of U.S.$1.00 or integral multiples of U.S.$1.00; except that if all of the Notes of a Holder are to be redeemed, the entire outstanding amount of Notes held by such Holder, even if not an integral multiple of U.S.$1.00, will be redeemed. Except as provided in the preceding sentence, provisions of this Indenture that apply to Notes called for redemption also apply to portions of Notes called for redemption. Notes called for redemption become due on the date fixed for redemption. On and after the redemption date, interest ceases to accrue on Notes or portions thereof called for redemption.

Section 3.3.      Notice of Redemption.

         At least 30 days but not more than 60 days before a redemption date, the Company will (i) mail or cause to be mailed, by first class mail, a notice of redemption to each Holder whose Notes are to be redeemed at such Holder's registered address, (ii) publish such notice in a newspaper of general circulation in Buenos Aires, Argentina, so long as there are any Holders domiciled in Argentina, and in the Bulletin of the Buenos Aires Stock Exchange, so long as the Notes are listed on the Buenos Aires Stock Exchange and the rules of the Buenos Aires Stock Exchange so require, and (iii) give any additional notice in the manner and within the terms established by applicable law and regulation. The notice mailed in the manner herein provided shall be conclusively presumed to have been duly given whether or not the Holder receives such notice on the date of such mailing or publishing. In any case, failure to give such notice by mail or any defect in the notice to the Holder of any Note shall not affect the validity of the proceeding for the redemption of any other Note.

         The notice will identify the Notes to be redeemed and will state:

         (a)      the redemption date;

         (b) the redemption price and accrued and unpaid interest that will be payable on the redemption date;

         (c) if any Note is being redeemed in part, the portion of the principal amount of such Note to be redeemed and that, after the redemption date upon surrender of such Note, a new Note or Notes in principal amount equal to the unredeemed portion will be issued upon cancellation of the original Note;

         (d)      the name and address of the Paying Agent;

         (e) that Notes called for redemption must be surrendered to the Paying Agent to collect the redemption price;

         (f) that, unless the Company defaults in making such redemption payment, interest on Notes called for redemption ceases to accrue on and after the redemption date and the only remaining right of the Holders of such Notes is to receive payment of the redemption price upon surrender to the Paying Agent of the Notes redeemed;

         (g) the paragraph of the Notes and/or Section of this Indenture pursuant to which the Notes called for redemption are being redeemed; and

         (h) that no representation is made as to the correctness or accuracy of the CUSIP, CINS and ISIN number, if any, listed in such notice or printed on the Notes.

         At the Company's written request, the Trustee will give the notice of redemption in the Company's name and at the Company's expense; provided, however, that the Company will have delivered to the Trustee, at least 40 days and not more than 70 days prior to the redemption date (unless a shorter period is acceptable to the Trustee), an Officer's Certificate requesting that the Trustee give such notice and setting forth the information to be stated in such notice as provided in the preceding paragraph.

Section 3.4.      Effect of Notice of Redemption.

         Unless otherwise stated therein, once notice of redemption is mailed in accordance with Section 3.3 hereof, Notes called for redemption become irrevocably due and payable on the redemption date at the redemption price.

Section 3.5.      Deposit of Redemption Price.

         On or prior to 10:00 a.m. (New York City time) on the redemption date, the Company will deposit with the Paying Agent (which for these purposes shall not be the Company or any of its Subsidiaries) money sufficient in immediately available funds to pay the redemption price of, and accrued interest on, all Notes to be redeemed on that date. The Paying Agent will promptly return to the Company any money deposited with the Paying Agent by the Company in excess of the amounts necessary to pay the redemption price of, and accrued interest on, all Notes to be redeemed.

         If the Company complies with the provisions of the preceding paragraph, on and after the redemption date, interest will cease to accrue on the Notes or the portions of Notes called for redemption whether or not such Notes are presented for payment, and the only remaining right of the Holders of such Notes will be to receive payment of the redemption price upon surrender to the Paying Agent of the Notes redeemed. If a Note is redeemed on or after an interest record date but on or prior to the related interest payment date, then any accrued and unpaid interest will be paid to the Person in whose name such Note was registered at the close of business on such record date. If any Note called for redemption is not so paid upon surrender for redemption because of the failure of the Company to comply with the preceding paragraph, interest will be paid on the unpaid principal from the redemption date until such principal is paid and to the extent lawful, on any interest due in respect of any such principal not paid on such redemption date, in each case at the rate provided in the Notes and in Section 4.1 hereof.

Section 3.6.      Notes Redeemed in Part.

         Upon surrender of a Note that is redeemed in part, the Company will issue and, upon the Company's written request, the Trustee will authenticate and deliver to the Holder at the expense of the Company a new Note equal in principal amount to the unredeemed portion of the Note surrendered.

Section 3.7.      Optional Redemption.

         (a) The Notes will be subject to redemption at the option of the Company, in whole or in part, upon not less than 30 nor more than 60 days' notice, given to the Holders in accordance with the provisions of Section 3.3, at par, plus accrued and unpaid interest thereon to the applicable redemption date.

         (b) If at any time after the Original Issue Date as a result of a Change in Law, the Company becomes obligated to pay any Additional Amounts and such obligation cannot be avoided by the Company taking reasonable measures available to it, then the Notes will be redeemable as a whole (but not in part), at the option of the Company, at any time upon not less than 30 days' nor more than 60 days' notice given to the Holders as provided herein at a redemption price equal to their principal amount plus accrued and unpaid interest thereon to the redemption date. The Company will also pay to the Holders on the redemption date any Additional Amounts which are then payable. In order to effect such a redemption of the Notes, the Company will be required to deliver to the Trustee at least 30 days prior to the redemption date an opinion of independent legal counsel of recognized standing (it being understood that Conyers Dill & Pearman is of such recognized standing) to the effect that the Company has or will become obligated to pay such Additional Amounts as a result of such Change in Law. No notice of redemption may be given earlier than 60 days prior to the earliest date on which the Company would be obligated to pay such Additional Amounts were a payment in respect of the Notes then due.

         (c) Any redemption pursuant to this Section 3.7 will be made pursuant to the provisions of Sections 3.1 through 3.6 hereof.

Section 3.8.      Mandatory Redemption.

         Except as set forth under Sections 4.16 and 4.18 hereof, the Company will not be required to make mandatory redemption or sinking fund payments with respect to the Notes.

                                    ARTICLE 4
                                    COVENANTS

Section 4.1.      Payment of Notes.

         The Company will pay or cause to be paid in the Borough of Manhattan, The City of New York the principal of, premium and Additional Amounts, Extraordinary Cash Payments or Excess Cash Flow Payments, if any, and interest on the Notes on the dates and in the manner provided in the Notes. Principal of, premium and Additional Amounts, Extraordinary Cash Payments or Excess Cash Flow Payments, if any, and interest on the Notes will be considered paid on the date due if the Paying Agent, if other than the Company or a Subsidiary thereof, holds, as of 11:00 a.m. New York City time on the due date, money deposited by the Company in immediately available funds and designated for and sufficient to pay all principal of, premium and Additional Amounts, Extraordinary Cash Payments or Excess Cash

Flow Payments, if any, and interest on the Notes then due. The Paying Agent will return to the Company, no later than two Business Days following the due date, the amount of any payment (including accrued interest) in excess of the amounts paid on the Notes.

         The Company will pay interest (including post-petition interest in any proceeding under any Bankruptcy Law to the extent that such interest is an allowed claim enforceable against the debtor under any Bankruptcy Law) on overdue principal and premium, if any, at a rate equal to 1% per annum in excess of the then applicable interest rate on the Notes, and to the extent lawful, it will pay interest (including post-petition interest in any proceeding under any Bankruptcy Law to the extent that such interest is an allowed claim against the debtor under such Bankruptcy Law) on overdue installments of interest (without regard to any applicable grace period) from time to time on demand at the same rate to the extent lawful.

Section 4.2.      Maintenance of Office or Agency.

         The Company will maintain (i) in the Borough of Manhattan, The City of New York and (ii) in Buenos Aires, Argentina as long as it is required by Argentine law or by the rules of the CNV, an office or agency (which may be an office of the Trustee or an affiliate of the Trustee, Registrar or co-registrar) where Notes may be surrendered for registration of transfer or for exchange and where notices and demands to or upon the Company in respect of the Notes and this Indenture may be served. The Company will give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company fails to maintain any such required office or agency or fails to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee.

         The Company may also from time to time designate one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission will in any manner relieve the Company of its obligation to maintain an office or agency in the Borough of Manhattan, The City of New York for such purposes. The Company will give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

         The Company has initially appointed the registrars, paying agents and transfer agents set forth in Section 2.3 as such offices or agencies.

Section 4.3.      Provisions of Reports and Other Information.

         The Company will furnish to the Trustee and, in each case upon the request of any Holder, to such Holder:

         (a) as soon as available but in any event within 180 days after the end of each fiscal year of the Company, a copy of the audited consolidated balance sheet of the Company as of the end of such year and the related audited consolidated statements of income and retained earnings and of changes in financial position for such fiscal year; and

         (b) a copy of the unaudited consolidated balance sheet of the Company as of the end of each quarter and the related unaudited consolidated statements of income and retained earnings for such quarter and the portion of the fiscal year through such date in the form furnished to the SEC under cover of Form 6-K, if any, promptly upon furnishing of such financial statements to the SEC, all of the financial statements referred to in the foregoing clause (a) and this clause (b) to be complete and correct, to be prepared in reasonable detail and in accordance with U.S. GAAP applied consistently throughout the periods reflected therein and to be delivered in both the English and Spanish languages.

         (c) The Company shall provide to the Trustee an English translation of each relevant document filed by the Company with the CNV and made publicly available in Argentina and not otherwise delivered to the Trustee pursuant to the provisions of this Indenture.

         (d) If the Company instructs the Trustee to distribute any of the documents described in Section 4.3(a) to the Holders, the Company will provide the Trustee with a sufficient number of copies of all such documents that the Company may be required to deliver to such Holders.

Section 4.4.      Compliance Certificate.

         (a) Concurrently with the delivery of the financial statements referred to in Section 4.3(a) and (b) above, the Company will deliver to the Trustee a certificate of an Authorized Person of the Company stating that such financial statements fairly present the financial condition and results of operations of the Company and its Restricted Subsidiaries (subject to normal year-end audit adjustments) and, to the best of such Authorized Person's knowledge, during such period the Company has kept, observed, performed and fulfilled each and every covenant and condition contained in the Indenture, and that such Authorized Person has obtained no knowledge of any Default or Event of Default (or, if a Default or Event of Default shall have occurred, describing all such Defaults or Events of Default of which such Authorized Person may have knowledge and what action the Company is taking or proposes to take with respect thereto).

         (b) So long as not contrary to the then current recommendation of the American Institute of Certified Public Accountants, concurrently with the delivery of the financial statements referred to in Section 4.3(a) above, the Company will deliver to the Trustee a certificate of Deloitte & Touche LLC (or other independent accountants of internationally recognized standing selected by the Company) certifying such financial statements, stating that in the course of the normal audit procedures nothing came to their attention to cause them to believe that there existed on the date of such statements any Event of Default of a financial nature, or any condition or event which with the giving of notice, lapse of time or satisfaction of any other condition or any combination of the foregoing would, unless cured or waived, become such an Event of Default, it being understood that such independent accountants shall not be obligated to expand the scope of their examination beyond that required by their normal audit procedures; provided that in the event that such a certificate cannot be obtained from its independent accountants, the Company will deliver an Officer's Certificate certifying that it has used its reasonable best efforts to obtain such a certificate and was unable to do so.

         (c) The Company will, so long as any of the Notes are outstanding, deliver to the Trustee, promptly, and in any event within 10 days, after any Authorized Officer becomes aware of the occurrence of any Event of Default or an event which with the giving of notice, lapse of time or satisfaction of any other condition or any combination of the foregoing would, unless cured or waived, become an Event of Default, an Officer's Certificate setting forth the details of such Event of Default or other such event and stating what action the Company is taking or proposes to take with respect thereto.

Section 4.5.      Taxes.

         The Company will pay, and will cause each of its Subsidiaries to pay, prior to delinquency, all material taxes, assessments, and governmental levies except (i) such as are contested in good faith and by appropriate proceedings, or (ii) such as for which reserve or other appropriate provision, if any, as will be required to be in conformity with U.S. GAAP, has been made therefor, or (iii) where the failure to effect such payment is not adverse in any material respect to the Holders.

Section 4.6.      Additional Amounts.

         (a) All payments of principal, premium, interest or any other amounts due and payable hereunder by the Company or the Guarantor in respect of each Note shall be made without deduction or withholding for or on account of any present or future taxes, penalties, fines, duties, assessments or other governmental charges of whatsoever nature imposed or levied by or on behalf of the British Virgin Islands or Argentina or by or within any political subdivision thereof or any authority therein having power to tax ("BVI Taxes" or "Argentine Taxes", respectively), unless the Company is compelled by law to so deduct or withhold. In any such event, the Company or the Guarantor shall pay such Additional Amounts in respect of BVI Taxes or Argentine Taxes, as applicable, as may be necessary to ensure that the amounts received by the Holders of such Notes or the Trustee, as the case may be, after such withholding or deduction shall equal the respective amounts that would have been receivable in respect of such Notes in the absence of such withholding or deduction, except that no such Additional Amounts shall be payable:

                  (i) to or on behalf of a Holder or beneficial owner of a Note that is liable for BVI Taxes or Argentine Taxes in respect of such Note by reason of having some present or former connection with the British Virgin Islands or Argentina (or any political subdivision or taxing authority thereof or therein) other than the mere holding or owning of such Note or the receipt of income or any payments in respect thereof;

                  (ii)     to or on behalf of a Holder or beneficial owner of a
         Note in respect of BVI Taxes or Argentine Taxes that would not have been imposed but for the failure of the Holder or beneficial owner of a Note to comply with any certification, identification, information, documentation or other reporting requirement (within 30 days following a written request from the Company to the Holder for compliance) concerning the nationality, residence or identity of the Holder or beneficial owner if such compliance is required by applicable law, regulation, administrative practice or an applicable treaty as a precondition to exemption from, or reduction in the rate of deduction or withholding of, BVI Taxes or Argentine Taxes;

                  (iii) to or on behalf of a Holder of a Note in respect of BVI Taxes or Argentine Taxes that would not have been imposed but for the failure of such Holder to present a Note for payment (where presentation is required) more than 30 days after the later of (x) the date on which such payment became due and (y) if the full amount payable has not been received by the Trustee on or prior to such due date, the date on which, the full amount having been so received, notice to that effect shall have been given to the Holders by the Trustee, except to the extent that the Holder would have been entitled to such Additional Amounts on presenting such Note for payment on the last day of the applicable 30-day period; or

                  (iv)     any combination of (i), (ii) and (iii).

         All references in this Indenture to principal, premium or interest payable hereunder shall be deemed to include references to any Additional Amounts payable under this Section with respect to such principal, premium or interest. The Company or the Guarantor, as applicable, will provide the Trustee with documentation evidencing the payment of any amounts deducted or withheld in accordance with this Section promptly upon the Company's payment thereof and copies of such documentation will be made available by the Trustee to Holders upon request.

         (b) The Company or the Guarantor, as applicable, will promptly pay when due any present or future stamp, court or documentary taxes or any other excise or property taxes, charges or similar levies that arise in any jurisdiction from the execution, delivery or registration of each Note or the Guarantee or any other document or instrument referred to herein or therein, excluding any such taxes, charges or similar levies imposed by any jurisdiction outside of the British Virgin Islands or Argentina (except those resulting from, or required to be paid in connection with, the enforcement of such Note or the Guarantee or any other such document or instrument following the occurrence of any Event of Default).

Section 4.7.      Stay, Extension and Usury Laws.

         The Company covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this Indenture; and the Company (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it will not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law has been enacted.

Section 4.8.      Limitation on Indebtedness.

         (a) The Company will not create, issue, assume, guarantee or in any manner become directly or indirectly liable for the payment of, or otherwise incur (collectively, "incur"), and will not permit any Restricted Subsidiary to incur any Indebtedness (including any Acquired Indebtedness) other than, in the case of Restricted Subsidiaries, Permitted Subsidiary Indebtedness, unless, after giving pro forma effect to the incurrence of such Indebtedness and (if applicable) the application of the net proceeds therefrom (including to refinance other Indebtedness) the Leverage Ratio of the Company and its Restricted Subsidiaries (taken as a whole) would be less than or equal to 3.75 to 1.0.

         (b) Notwithstanding the foregoing paragraph (a), on any given date of incurrence, the Company may incur any or all of the following Indebtedness:

                  (i)      Indebtedness of the Company evidenced by the Notes;

                  (ii) Indebtedness of the Company outstanding on the Original Issue Date;

                  (iii) Indebtedness of the Company owing to any wholly owned Restricted Subsidiary; provided that any such Indebtedness is made pursuant to an intercompany note and is subordinated in right of payment from and after such time as the Notes shall become due and payable (whether at Stated Maturity, upon acceleration or otherwise) to the payment and performance of the Company's obligations under the Notes; and provided further that any disposition, pledge or transfer of any such Indebtedness to a Person (other than a disposition, pledge or transfer to the Company or another wholly owned Restricted Subsidiary) shall be deemed to be an incurrence of such Indebtedness by the Company not permitted by this clause (iii);

                  (iv) Indebtedness of the Company under Interest Rate Agreements relating to Indebtedness of the Company otherwise permitted under this Indenture that are entered into for the purpose of protecting against fluctuations in interest rates in respect of such Indebtedness and not for speculative purposes;

                  (v) Indebtedness of the Company in respect of Capitalized Lease Obligations, which Indebtedness (including any refinancings thereof), when aggregated with the principal amount of (A) all other Indebtedness then incurred and outstanding pursuant to this clause (v) and (B) all Indebtedness then incurred and outstanding pursuant to clause (v) of the definition of Permitted Subsidiary Indebtedness, does not exceed U.S.$5 million (or, to the extent non-U.S. Dollar denominated, the U.S. Dollar Equivalent of such amount);

                  (vi) Indebtedness of the Company in respect of purchase money obligations for property incurred within 90 days of the acquisition of such property, which Indebtedness (including any refinancings thereof), when aggregated with the principal amount of (A) all other Indebtedness then incurred and outstanding pursuant to this clause (vi) and (B) all Indebtedness then incurred and outstanding pursuant to clause (vi) of the definition of Permitted Subsidiary Indebtedness, does not exceed U.S.$5 million (or, to the extent non-U.S. Dollar denominated, the U.S. Dollar Equivalent of such amount);

                  (vii) Indebtedness which serves to refund, refinance or replace (each such incurrence, for purposes of this clause, a "refinancing") any Indebtedness incurred by the Company as permitted under Section 4.8(a) or clause (i) or (ii) above or assumed by the Company as permitted under clause (ix) below or any Indebtedness of a Restricted Subsidiary incurred as permitted under the definition of Permitted Subsidiary Indebtedness; provided that (A) any such new Indebtedness shall be in a principal amount that does not exceed the principal amount so refinanced, (B) in the case of any refinancing of the Notes or of Indebtedness that is pari passu with, or subordinated in right of payment to, the Notes (1) in the case of any refinancing of the Notes or Indebtedness that is pari passu with the Notes, such new Indebtedness is expressly made pari passu with or subordinate in right of payment to the Notes and (2) in the case of any refinancing of Indebtedness that is subordinated in right of payment to the Notes, such new Indebtedness by its terms is expressly made subordinate to the Notes at least to the same extent as the Indebtedness being refinanced and (C) such new Indebtedness has an Average Life as long as or longer than the Average Life of the Indebtedness being refinanced and a final Stated Maturity no earlier than the final Stated Maturity of the Indebtedness being refinanced; and provided further that in no event may Indebtedness of the Company be, directly or indirectly, refinanced by means of any Indebtedness of any Restricted Subsidiary pursuant to this clause (vii);

                  (viii) Indebtedness of the Company in addition to the Indebtedness referred to in clauses (i) through (vii) above, which (including any refinancings thereof), when aggregated with the principal amount of (A) all other Indebtedness then incurred and outstanding pursuant to this clause (viii) and (B) all Indebtedness then incurred and outstanding pursuant to clause (x) of the definition of Permitted Subsidiary Indebtedness, does not exceed U.S.$10.0 million (or, to the extent non-U.S. Dollar denominated, the U.S. Dollar Equivalent of such amount); and

                  (ix) Permitted Subsidiary Indebtedness of any Restricted Subsidiary assumed by the Company in connection with the merger, consolidation or amalgamation of such Restricted Subsidiary with the Company, or the transfer of the assets and liabilities of such Restricted Subsidiary to the Company.

         The maximum amount of Indebtedness that may be incurred pursuant to this Section 4.8 will be deemed not to be exceeded, with respect to any outstanding Indebtedness, solely as a result of fluctuations in the exchange rates of currencies. For purposes of determining compliance with clause (b) of this Section 4.8, in the event that an item of Indebtedness meets the criteria of more than one of the types of Indebtedness described in clauses (b)(i) -
(b)(ix) of this Section 4.8 or in the definition of Permitted Subsidiary Indebtedness, respectively, the Company, in its discretion, will classify such item of

Indebtedness and only be required to include the amount and type of such Indebtedness in one of such clauses.

Section 4.9.      Limitation on Liens.

         The Company will not, and will not permit any Restricted Subsidiary to, directly or indirectly, create, incur, assume or suffer to exist any Lien of any kind (other than Permitted Liens) on or with respect to any of its property, assets or revenues, present or future, including, without limitation, any shares of stock or Indebtedness of any Restricted Subsidiary (but excluding Capital Stock of any Unrestricted Subsidiary), or any income, profits or proceeds therefrom, or (except for assignments not prohibited under Section 4.16) assign or otherwise convey any right to receive income thereon, unless, at the same time or prior thereto, the Notes are secured equally and ratably with the obligation or liability secured by such Lien.

Section 4.10.     Limitation on Restricted Payments.

         (a) The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly:

                  (i) declare or pay any dividend or make any distribution on or with respect to its Capital Stock (including any dividend or distribution payable in connection with any merger or consolidation), other than (A) dividends or distributions payable solely in shares of its or such Restricted Subsidiary's Qualified Capital Stock or in options, warrants or other rights to acquire such shares of Qualified Capital Stock and (B) dividends or distributions on Capital Stock of Restricted Subsidiaries paid or made on a pro rata basis to the holders of such Capital Stock;

                  (ii) purchase, redeem, retire or otherwise acquire for value any shares of Capital Stock of the Company or any of its Subsidiaries (other than (A) a redemption by a Restricted Subsidiary so long as, in the case of a redemption in respect of a class of Capital Stock of such a Restricted Subsidiary that is not wholly owned, the Company or a Restricted Subsidiary receives its pro rata share of such redemption proceeds in accordance with its ownership of such class of Capital Stock and (B) the purchase by the Company or one of its Restricted Subsidiaries of the Capital Stock of a Restricted Subsidiary of the Company so long as the Restricted Subsidiary the Capital Stock of which has been purchased becomes (or remains) a wholly owned Restricted Subsidiary as a consequence thereof) or any options, warrants or other rights to acquire such shares of Capital Stock;

                  (iii) make any voluntary or optional principal payments, or voluntary or optional redemption, repurchase, defeasance, or other acquisition or retirement for value, of Indebtedness of the Company that is subordinated in right of payment to the Notes or the Guarantee; or

                  (iv) make any Investment, other than a Permitted Investment, in any Person (including, without limitation, an Unrestricted Subsidiary)

(such payments or any other actions described in clauses (i) through (iv) being collectively "Restricted Payments") unless at the time of, and after giving effect to, the proposed Restricted Payment: (A) no Default or Event of Default shall have occurred and be continuing; (B) the Company could incur at least U.S.$1.00 of Indebtedness as described in Section 4.8(a) and (C) the aggregate amount of all Restricted Payments (including Restricted Payments permitted by clause (b)(i) below) declared or made after the Original Issue Date would not exceed the sum of:

                           (1) 50% of the aggregate amount of Consolidated Net Income (or, if Consolidated Net Income is a loss, minus 100% of such amount) (determined by excluding income resulting from transfers of assets by the Company or a Restricted Subsidiary to a Restricted Subsidiary) accrued on a cumulative basis during the period (taken as one accounting period) beginning on the first day of the fiscal quarter immediately following the Original Issue Date and ending on the last day of the last fiscal quarter ending at least 45 days prior to the date of such proposed Restricted Payment;

                           (2) the aggregate Net Cash Proceeds (including, in the case of marketable securities, the Fair Market Value thereof) received by the Company after the Original Issue Date from (A) the issuance and sale to a Person not a Subsidiary of the Company of its Qualified Capital Stock (including upon the exercise of options, warrants or rights) or options, warrants or other rights to purchase shares thereof, or from the sale of Redeemable Capital Stock that has been converted to Qualified Capital Stock or (B) other contributions to the capital of the Company;

                           (3) to the extent any Restricted Payment has been previously made and the related asset is sold for cash, liquidated for cash or otherwise repaid, the Net Cash Proceeds of such sale, liquidation or other repayment; and

                           (4) the aggregate amount of any cash dividends or distributions in respect of any Restricted Payment and any repayment in cash of any loans that constituted Restricted Payments.

         (b) Notwithstanding the foregoing paragraph (a), the Company and any Restricted Subsidiary may take the following actions, so long as (other than in the case of the events described in clauses (i), (ii) and (iii) below) no Default or Event of Default shall have occurred and be continuing:

                  (i) the payment of any dividend within 60 days after the date of declaration thereof if, at said date of declaration, such payment would comply with the foregoing paragraph;

                  (ii) the redemption, repurchase, defeasance or other acquisition or retirement for value of Indebtedness of the Company or a Restricted Subsidiary that is subordinated in right of payment to the Notes or the Guarantee, including premium, if any, and accrued and unpaid interest, with the proceeds of, or in exchange for, Indebtedness permitted to be incurred under Section 4.8(b)(vii)(B)(2);

                  (iii) the repurchase, redemption or other acquisition of Capital Stock of the Company in exchange for, or out of the proceeds of a substantially concurrent offering of, shares of Qualified Capital Stock of the Company; or

                  (iv) the making of any principal payment or the repurchase, redemption, retirement, defeasance or other acquisition for value of Indebtedness of the Company which is subordinated in right of payment to the Notes or the Guarantee in exchange for, or out of the proceeds of, a substantially concurrent offering of shares of Qualified Capital Stock of the Company.

Section 4.11.     Limitation on Transactions with Affiliates.

         The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, enter into or suffer to exist any transaction or series of related transactions (including, without limitation, the sale, purchase, exchange or lease of assets, property or services) with or for the benefit of any Affiliate (any such transaction or series of related transactions, an "Affiliate Transaction"), unless (i) with respect to any Affiliate Transaction not approved pursuant to the procedures set forth in clause (ii) below involving aggregate consideration which, together with the aggregate consideration of all other Affiliate Transactions previously consummated during the then current fiscal year, does not exceed U.S.$5 million (or, to the extent non-U.S. Dollar denominated, the U.S. Dollar Equivalent of such amount), such Affiliate Transaction is on terms that are no less favorable to the Company or such Restricted Subsidiary, as the case may be, than would be available in a comparable transaction with an unrelated third party, (ii) with respect to any Affiliate Transaction involving aggregate consideration which, together with the aggregate consideration of all other Affiliate Transactions previously consummated during the then current fiscal year, exceeds U.S.$5 million (or, to the extent non-U.S. Dollar denominated, the U.S. Dollar Equivalent of such amount), (x) the Company shall have delivered an Officer's Certificate to the Trustee certifying that such Affiliate Transaction complies with the terms set forth in the preceding clause (i) and (y) such Affiliate Transaction shall have been approved by a majority of the Disinterested Directors of the Company; provided that, for purposes of calculating "aggregate consideration" in respect of any Affiliate Transaction, the value of any assets or property (other than cash or Cash Equivalents) or services sold, purchased, exchanged or leased in connection therewith shall be the Fair Market Value thereof at the time of such Affiliate Transaction and; provided, further, that the following shall not constitute Affiliate Transactions: (A) the acquisition by the Company or a Restricted Subsidiary of the capital stock of Sarandi Comunicaciones S.A. and Iberoamerican Media Holdings Chile S.A.; (B) employment agreements, and renewals thereof, entered into between employees of the Company or the Restricted Subsidiaries and such entities in the ordinary course of business; (C) transactions between or among the Company and/or its Restricted Subsidiaries;
(D) Permitted Investments under Section 4.10 that are permitted by the terms of the Indenture; (E) customary loans, advances, fees and compensation paid to, and indemnity provided on behalf of, officers, directors, employees, consultants or advisors of the Company or its Restricted Subsidiaries; and (F) transactions pursuant to agreements between the Company or any of its Restricted Subsidiaries and any other party in effect on the date of the Indenture, as the same may be amended, modified or replaced from time to time, so long as any such amendment, modification or replacement is no less favorable to the Company and its Restricted Subsidiaries than the contract or agreement as in effect on the Original Issue Date or is approved by a majority of the Disinterested Directors of the Company.

Section 4.12.     Limitation on Sale and Leaseback Transactions.

         The Company will not, and will not permit any Restricted Subsidiary to, directly or indirectly, enter into any Sale and Leaseback Transaction with respect to any property or assets (whether now owned or hereafter acquired), unless (i) the sale or transfer of such property or assets to be leased is treated as an Asset Sale and the Company complies with Section 4.16, (ii) the Company or such Restricted Subsidiary would be permitted to incur Indebtedness under Section 4.8 in the amount of the Attributable Value incurred in respect of such Sale and Leaseback Transaction and (iii) the Company or such Restricted Subsidiary would be permitted to grant a Lien under Section 4.9 to secure the amount of the Attributable Value in respect of such Sale and Leaseback Transaction.

Section 4.13.     Limitation on Business Activities.

         The Company will not, and will not permit any Restricted Subsidiary to, engage in any line or lines of business activity other than the Programming Business and such business activities as are incidental or directly related thereto, except to such extent as would not be material to the Company and the Restricted Subsidiaries, taken as a whole.

Section 4.14. Limitations on Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries.

         (a) The Company will not, and will not permit any Restricted Subsidiary to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any consensual encumbrance or restriction of any kind on the ability of any Restricted Subsidiary to (i) pay dividends or make any other distributions on any Capital Stock of such Restricted Subsidiary owned by the Company or any other Restricted Subsidiary, (ii) pay any Indebtedness owed to the Company or any other Restricted Subsidiary, (iii) make any loans or advances to the Company or any other Restricted Subsidiary, (iv) transfer any of its property or assets to the Company or any other Restricted Subsidiary or (v) guarantee any Indebtedness of the Company or any other Restricted Subsidiary.

         (b) The foregoing clause (a) shall not restrict any encumbrances or restrictions (i) existing under or by reason of any agreement in effect on the Original Issue Date; (ii) existing by reason of applicable law; (iii) existing with respect to any Person or the property or assets of such Person acquired by the Company or any Restricted Subsidiary, existing at the time of such acquisition and not incurred in contemplation thereof, which encumbrances or restrictions are not applicable to any Person or the property or assets of any Person other than such Person or the property or assets of such Person so acquired, and (iv) existing under or by reason of customary non-assignment provisions in leases, license agreements and franchise agreements governing leasehold interests, licenses and franchises to the extent such provisions restrict the transfer of the lease or the property leased, the license or the franchise thereunder.

Section 4.15. Limitation on Issuances and Sales of Capital Stock of Restricted Subsidiaries.

         The Company will not (a) permit any Restricted Subsidiary to issue or sell any Capital Stock (other than to the Company or a wholly owned Restricted Subsidiary) or (b) permit any Person (other than the Company or a wholly owned Restricted Subsidiary) to own any Capital Stock of any Restricted Subsidiary, except (i) in the case of the acquisition by a Person other than the Company and its Restricted Subsidiaries of all of the Capital Stock of a Restricted Subsidiary, if such sale or issuance complies with the other provisions of this Indenture or (ii) the issuance to or ownership by directors of directors' qualifying shares or the issuance to or ownership by a Person of Capital Stock of any Restricted Subsidiary, to the extent mandated by applicable law.

Section 4.16.     Limitation on Asset Sales.

         (a) The Company will not, and will not permit any Restricted Subsidiary to, engage in any Asset Sale unless (i) the consideration received by the Company or such Restricted Subsidiary in respect of such Asset Sale (x) is not less than the Fair Market Value of the assets sold and (y) consists of at least 75% cash, Cash Equivalents and/or assets used or useful in or related to the Programming Business and (ii) immediately before and immediately after giving effect to such Asset Sale, no Default or Event of Default shall have occurred and be continuing; provided that, the following shall not constitute an Asset Sale: (A) the divestiture of the channel "Venus" to Playboy TV - Latin America LLC, and (B) the divestiture of Playboy.com and Playboy TV International, LLC to Playboy Enterprises, Inc. or any of its Affiliates.

         (b) If the Company or any Restricted Subsidiary engages in an Asset Sale, the Company may use the Net Cash Proceeds thereof, within 12 months after such Asset Sale, to (i) permanently repay or prepay any then-outstanding senior Indebtedness of the Company or senior Indebtedness of any Restricted Subsidiary (including, without limitation, the Notes), in each case, owing to a Person other than the Company, any of its Subsidiaries or any of their respective Affiliates or (ii) invest in properties and assets to replace the properties and assets that were the subject of the Asset Sale or in properties and assets (other than current assets) that will be used in or be related to the Programming Business. The amount of such Net Cash Proceeds not so used as set forth in this clause (b) constitutes "Excess Proceeds."

         (c) When the aggregate amount of Excess Proceeds exceeds U.S.$5 million (or, to the extent non-U.S. Dollar denominated, the U.S. Dollar Equivalent of such amount), the Company shall, within 30 Business Days, make an offer to purchase (an "Excess Proceeds Offer") from all Holders on a pro rata basis, in accordance with the procedures set forth in this Indenture, the maximum principal amount (expressed as a multiple of U.S.$1,000) of Notes that may be purchased with the Excess Proceeds. The offer price as to each Note shall be payable in cash in an amount equal to 100% of the principal amount of such Note plus accrued interest, if any, to the date such Excess Proceeds Offer is consummated. To the extent that the aggregate principal amount of Notes tendered pursuant to an Excess Proceeds Offer is less than the Excess Proceeds, the Company may use such deficiency for general corporate purposes. If the aggregate principal amount of Notes validly tendered and not withdrawn by Holders thereof exceeds the Excess Proceeds, the Notes to be purchased will be selected on a pro rata basis (based upon the principal amount of Notes tendered by each Holder). Upon completion of such Exceeds Proceeds Offer, the amount of Excess Proceeds shall be reset to zero.

Section 4.17.     Limitation on Designations of Unrestricted Subsidiaries.

         The Company may designate any of its Subsidiaries as an "Unrestricted Subsidiary" (a "Designation") only if:

                  (i) no Default or Event of Default shall have occurred and be continuing at the time of or after giving effect to such Designation;

                  (ii) the Company would be permitted to make an Investment under all applicable provisions of Section 4.10 at the time of Designation (assuming the effectiveness of such Designation) in an amount (the "Designation Amount") equal to the greater of (x) the book value of such Subsidiary on such date and (y) the Fair Market Value of such Subsidiary on such date;

                  (iii) neither the Company nor any Restricted Subsidiary is, directly or indirectly, liable for any Indebtedness of such Unrestricted Subsidiary; and

                  (iv) no default with respect to any Indebtedness of such Unrestricted Subsidiary would permit (upon notice, lapse of time or otherwise) any holder of any other Indebtedness of the Company or any Restricted Subsidiary to declare a default on such other Indebtedness or cause the payment thereof to be accelerated or payable prior to its stated maturity.

         In the event of any such Designation, the Company shall be deemed to have made an Investment constituting a Restricted Payment pursuant to Section
4.10 for all purposes of this Indenture in the Designation Amount. The Company shall not and shall not permit any Restricted Subsidiary to, at any time (x) guarantee any Indebtedness of any Unrestricted Subsidiary (including any undertaking, agreement or instrument evidencing such Indebtedness); provided that the Company or any Restricted Subsidiary may pledge Capital Stock or Indebtedness of any Unrestricted Subsidiary on a nonrecourse basis such that the pledgee has no claim whatsoever against the pledgor other than to obtain such pledged property or (y) be, directly or indirectly, liable for any Indebtedness of any Unrestricted Subsidiary or (z) be, directly or indirectly, liable for any Indebtedness which provides that the holder thereof may (upon notice, lapse of time or both) declare a default thereon or cause the payment thereof to be accelerated or payable prior to its final scheduled maturity upon the occurrence of a default with respect to any

Indebtedness of any Unrestricted Subsidiary (including any right to take enforcement action against such Unrestricted Subsidiary), except in the case of the foregoing clause (x) or (y) to the extent permitted under Section 4.10.

         The Company may revoke any Designation of a Subsidiary as an Unrestricted Subsidiary (a "Revocation") if:

                  (i) no Default or Event of Default shall have occurred and be continuing at the time of and after giving effect to such Revocation; and

                  (ii) all Liens, Indebtedness and Preferred Stock of such Unrestricted Subsidiary outstanding immediately following such Revocation would, if incurred or issued, as the case may be, at such time, have been permitted to be incurred or issued for all purposes of this Indenture.

         All Designations and Revocations shall be evidenced by a duly adopted resolution of the Board of Directors of the Company delivered to the Trustee certifying compliance with this Section 4.17.

Section 4.18.     Offer to Repurchase Upon Change of Control.

         (a) If a Change of Control shall occur at any time, then each Holder shall have the right to require that the Company purchase such Holder's Notes, in whole or in part in integral multiples of U.S.$1,000, at a purchase price (the "Change of Control Purchase Price") in cash in an amount equal to 101% of the principal amount thereof, plus accrued and unpaid interest, if any, to the date of purchase (the "Change of Control Purchase Date"), pursuant to the offer and the other procedures described in paragraphs (b) and (c) of this Section (the "Change of Control Offer").

         (b) Within 30 days following any Change of Control, the Company shall notify the Trustee in writing thereof and give written notice of such Change of Control to each Holder in the manner provided in Section 10.2, stating:

                           (1) that a Change of Control has occurred and that such Holder has the right to require the Company to repurchase such Holder's Notes at the Change of Control Purchase Price;

                           (2) the circumstances and relevant facts regarding such Change of Control (including but not limited to information with respect to pro forma historical income, cash flow and capitalization after giving effect to such Change of Control);

                           (3) the Change of Control Purchase Price and the Change of Control Purchase Date, which shall be a Business Day no earlier than 30 days nor later than 60 days from the date such notice is mailed;

                           (4) that all Notes validly tendered will be accepted for payment and that any Note not tendered shall continue to accrue interest;

                           (5) that, unless the Company defaults in the payment of the Change of Control Purchase Price, any Notes accepted for payment pursuant to the Change of Control Offer shall cease to accrue interest after the Change of Control Purchase Date; and

                           (6) the instructions that a Holder must follow to accept a Change of Control Offer or to withdraw such acceptance in accordance with paragraph (c) of this Section.

         (c) Holders electing to have Notes purchased will be required to surrender such Notes to the Company at the address specified in the notice at least five Business Days prior to the Change of Control Purchase Date. Holders will be entitled to withdraw their election if the Company receives, not later than three Business Days prior to the Change of Control Purchase Date, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Notes delivered for purchase by the Holder as to which his election is to be withdrawn and a statement that such Holder is withdrawing his election to have such Notes purchased. Holders whose Notes are purchased only in part will be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered.

         (d) The Company will comply, to the extent applicable, with the requirements of Section 14(e) under the Exchange Act and all other applicable United States and Argentine securities laws or regulations and the applicable rules of the principal securities exchange, if any, on which the Notes are listed, in connection with the repurchase of any Notes pursuant to a Change of Control Offer.

         (e) The Company shall not, and shall not permit any Restricted Subsidiary to, create or permit to exist or become effective any restriction (other than restrictions existing under Indebtedness as in effect on the date hereof and any refinancings thereof) that would materially impair the ability of the Company to make a Change of Control Offer to purchase the Notes or, if such Change of Control Offer is made, to pay for the Notes tendered for purchase.

Section 4.19.     Insurance.

         The Company will, and will cause each of its Restricted Subsidiaries to, maintain insurance with financially sound, responsible and reputable insurance companies in such amounts and covering such risks as is usually carried in its jurisdiction by companies engaged in similar businesses and owning and/or operating properties similar to those owned and/or operated by the Company or such Restricted Subsidiary, as the case may be, in similar areas of business in which the Company or such Restricted Subsidiary owns and/or operates its properties.

Section 4.20.     Corporate Existence; Properties.

         The Company will, and will cause each of its Restricted Subsidiaries to, (a) maintain in effect its corporate existence and all registrations necessary therefor, (b) take all actions to maintain all rights, privileges, titles to property, licenses, franchises and the like necessary or desirable in the normal conduct of its business, activities or operations and (c) keep all its property used or useful in the conduct of its business in good working order and condition; provided that the foregoing clauses (a), (b) and (c) shall not require the Company to maintain any such right, privilege, title to property, license or franchise or to preserve the corporate existence of any Restricted Subsidiary, if the Board of Directors of the Company shall determine in good faith that (i) the maintenance or preservation thereof is no longer necessary or desirable in the conduct of the business of the Company and (ii) the non-maintenance or non-preservation thereof is not, and will not be, adverse to the interests of the Holders.

Section 4.21.     Compliance With Law.

         The Company will, and will cause each of its Restricted Subsidiaries to, comply with all applicable laws, rules, regulations, orders and resolutions of each Government Agency having jurisdiction over it or its business, except where the failure so to comply would not have a material adverse effect on the business, assets, earnings, operations or condition (financial or otherwise) of the Company and its Restricted Subsidiaries taken as a whole. The Company shall take all reasonable measures to keep in full force and effect the approval of the CNV and the Buenos Aires Stock Exchange and shall satisfy all conditions, if any, contained in such approvals and make all filings required therefor.

Section 4.22.     Books and Records.

         The Company at all times will, and will cause each of its Restricted Subsidiaries to, maintain books, accounts and records in accordance with U.S. GAAP or reconciled to U.S. GAAP to the extent necessary.

Section 4.23.     Ranking.

         The Company will ensure that the Notes will constitute general unsecured obligations of the Company and will rank pari passu in right of payment, without any preferences among themselves, with all other existing and future unsecured and unsubordinated obligations of the Company (other than obligations preferred by statute or by operation of law) and junior in right of payment to all existing and future secured obligations of the Company to the extent of the assets that secure such secured obligations.

Section 4.24.     Further Actions.

         The Company will take any action, satisfy any condition or do anything (including the obtaining or effecting of any necessary consent, approval, authorization, exemption, filing, license, order, recording or registration) at any time required in accordance with the applicable laws and regulations, to be taken, fulfilled or done in order to (a) enable the Company lawfully to enter into, exercise its rights and perform and comply with its obligations under the Notes and this Indenture, (b) ensure that those obligations are at all times legally binding and enforceable and (c) enable the Trustee to exercise and enforce its rights under this Indenture and to carry out the terms, provisions and purposes of this Indenture.

                                    ARTICLE 5
                                   SUCCESSORS

Section 5.1.      Mergers, Consolidations, Sales, Leases.

         The Company will not merge, consolidate or amalgamate with or into, or sell, assign, transfer, convey, lease or otherwise dispose of all or substantially all of its properties and assets in one or more related transactions to, any Person unless (i) immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing, (ii) the entity or the Person formed by or surviving any such merger, consolidation or amalgamation or to which such sale, assignment, transfer, conveyance, lease or other disposition shall have been made (the "Successor Entity") expressly assumes pursuant to a supplemental indenture in a form reasonably satisfactory to the Trustee the due and punctual payment of the principal of, and interest on (including Additional Amounts, Extraordinary Cash Payments or Excess Cash Flow Payments, if any, that may result due to withholding by any authority having the power to tax to which the Successor Entity is or may be subject) all of the Notes and the due and punctual performance of all of the other obligations of the Company under the Notes and this Indenture, (iii) either (A) the Company is the Successor Entity or (B) the Successor Entity is a corporation duly organized and validly existing under the laws of the U.S., the British Virgin Islands, Argentina or any European Union country or any state thereof, (iv) the Successor Entity agrees to indemnify each Holder against any tax, assessment or governmental charge thereafter imposed on such Holder solely as a consequence of such consolidation, merger, amalgamation, conveyance, transfer or lease with respect to the payment of principal of, or interest on, the Notes, (v) the Successor Entity (A) will (treating any Indebtedness not previously an obligation of the Company or any of its Restricted Subsidiaries as a result of such transaction as having been incurred at the time of such transaction) have Consolidated Net Worth immediately after the transaction equal to or greater than the Consolidated Net Worth of the Company immediately preceding the transaction and (B) will, at the time of such transaction and after giving pro forma effect thereto, as if such transaction had occurred at the beginning of the applicable four-quarter period, be permitted to incur at least U.S.$1.00 of additional Indebtedness pursuant to the Leverage Ratio test set forth in Section 4.8(a) and (vi) the Company shall have delivered to the Trustee an Officer's Certificate (attaching the computations to demonstrate compliance with the foregoing clauses (v)(A) and
(B)) and an Opinion of Counsel, each stating that such merger, consolidation, amalgamation, sale, assignment, transfer, conveyance, lease or other disposition and such supplemental indenture (if any) comply with the requirements of this Indenture and that all conditions precedent therein provided for relating to such transaction have been complied with.

Section 5.2.      Successor Company Substituted.

         Upon any merger, consolidation or amalgamation or any sale, assignment, transfer, conveyance, lease or other disposition of all or substantially all of the properties and assets of the Company in accordance with Section 5.1 in which the Company is not the continuing obligor under this Indenture, the Successor Entity shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture with the same effect as if such successor had been named as the Company therein, and any Note authenticated or delivered prior to such merger, consolidation, amalgamation, sale, assignment, transfer, conveyance, lease or other disposition may be exchanged as provided in this Indenture. When a successor assumes all the obligations of its predecessor under this Indenture and the Notes, the predecessor shall be released from those obligations; provided that in the case of a transfer by lease, the predecessor shall not be released from the payment of principal, premium, if any, and interest on the Notes.

                                    ARTICLE 6
                              DEFAULTS AND REMEDIES

Section 6.1.      Events of Default.

         (a) An "Event of Default" occurs if one of the following will have occurred and be continuing:

                  (i) a default in the payment of any such interest (or Additional Amounts, Extraordinary Cash Payments or Excess Cash Flow Payments, if any) on any of the Notes on the date when it becomes due and payable and continuance of such default for a period of 30 days; or

                  (ii) a default in the payment of principal of and/or premium, if any, on any Note when due, upon required repurchase, upon declaration of acceleration, or otherwise; or

                  (iii) a default in the performance, or breach, of any covenant or warranty of the Company contained in this Indenture (other than a default in the performance, or breach, of a covenant or warranty which is specifically dealt with in clause (i) or (ii) above) and continuance of such default or breach for a period of 30 days after written notice shall have been given to the Company by the Trustee or to the Company and the Trustee by the Holders of at least 25% in aggregate principal amount of the Notes then outstanding; or

                  (iv) a default under any instrument evidencing Indebtedness for money borrowed by the Company or any Restricted Subsidiary (or the payment of which is guaranteed by the Company or any Restricted Subsidiary), which default (A) is caused by the failure to pay principal of, or premium, if any, or interest on such Indebtedness following the expiration of the grace period provided in such Indebtedness on the date of such default (a "Payment Default") or (B) results in the acceleration of such Indebtedness prior to its express maturity and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates at least U.S.$5 million (or to the extent non-U.S. Dollar denominated, the U.S. Dollar Equivalent of such amount); or

                  (v) the Company or any Restricted Subsidiary (other than the Guarantor or its subsidiaries) shall (A) apply for or consent to the appointment of a receiver, trustee, liquidator or similar official for all or any substantial part of the property of the Company or such Restricted Subsidiary, (B) admit in writing its inability to pay its debts as they mature, (C) make a general assignment for the benefit of the creditors of the Company or such Restricted Subsidiary, (D) be adjudicated bankrupt or insolvent, (E) file a voluntary petition in bankruptcy or a petition or an answer seeking reorganization or seeking to take advantage of any applicable insolvency law, or (F) file any answer admitting the material allegations of a petition filed against the Company or such Restricted Subsidiary in any bankruptcy, reorganization or insolvency proceeding; or

                  (vi) without its application, approval or consent, a proceeding shall be instituted in any court of competent jurisdiction, seeking in respect of the Company or any Restricted Subsidiary (other than the Guarantor or its subsidiaries) adjudication in bankruptcy, dissolution, winding-up, liquidation, a composition, arrangement with creditors, a readjustment of debt, the appointment of a trustee, a receiver, liquidator or similar official for the Company or such Restricted Subsidiary or other like relief under any applicable bankruptcy or insolvency law; and either (A) such proceeding shall not be actively contested by the Company or such Restricted Subsidiary in good faith, or (B) such proceedings shall continue undismissed for any period of 90 consecutive days, or (C) any conclusive order, judgment or decree shall be entered by any court of competent jurisdiction to effect any of the foregoing; or

                  (vii) one or more judgments or decrees for the payment of money in excess of U.S.$5 million (or the then equivalent thereof in other currencies) shall be rendered against the Company or any Restricted Subsidiary (other than the Guarantor or its subsidiaries) and not be discharged and either (A) an enforcement proceeding has been commenced by any creditor upon such judgment or decree or (B) there is a period of 60 consecutive days following such judgment during which such judgment or decree is not discharged, waived or the execution thereof stayed; or

                  (viii) any governmental authorization necessary for the performance of any material obligation of the Company under the Notes or this Indenture shall not be obtained or shall cease to be in full force and effect or valid and subsisting or it shall be or become unlawful for the Company to perform or comply with any one or more of its material obligations under any of the Notes or this Indenture; or

                  (ix) any Government Agency nationalizes, seizes or expropriates all or a substantial portion of the assets of the Company or any of its Restricted Subsidiaries or of the Common Stock of the Company, or any Government Agency assumes and retains control of the business and operations of the Company or any of its Restricted Subsidiaries for a period of 90 consecutive days; or

                  (x) the Board of Directors or stockholders of the Company shall adopt a resolution or a court of competent jurisdiction shall issue a final order which is not subject to further appeal to the effect that the Company be dissolved or wound up otherwise than for the purposes of or pursuant to a consolidation, merger or other transaction expressly permitted under and in accordance with the terms of this Indenture; or

                  (xi) the Guarantee ceases to be in full force and effect or is declared null and void (other than by reason of clauses (v), (vi) and (vii) above), or the Guarantor denies in writing that it has any further liability under the Guarantee or gives written notice to such effect (other than by reason of the termination of this Indenture or the release of such Guarantee in accordance with the terms of this Indenture) and such condition shall have continued for a period of 30 days after written notice of such failure requiring the Guarantor and the Company to remedy the same shall have been given (A) to the Company by the Trustee or (B) to the Company and the Trustee by the Holders of 25% in aggregate principal amount of the Notes then outstanding.

         provided that the occurrence of an event of default under the Old Indenture will not be deemed to be an Event of Default; and provided, further, that the occurrence, prior to the date hereof, of an event of default under any of the Company's or its Subsidiaries' Indebtedness (other than the Notes) will not be deemed to be an Event of Default.

Section 6.2.      Acceleration.

         If an Event of Default (other than as specified in Section 6.1(a)(v) or (a)(vi)) shall occur and be continuing, the Trustee, by written notice to the Company, or the Holders of not less than 25% in aggregate principal amount of the Notes then outstanding may, and the Trustee, upon the written request of such Holders, shall declare the principal of, premium, if any, and accrued interest on all of the outstanding Notes immediately due and payable, and upon any such declaration all such amounts payable in respect of the Notes shall become immediately due and payable. If an Event of Default specified in Section 6.1(a)(v) or (a)(vi) shall occur and be continuing, then the principal of, premium, if any, and accrued interest on all of the outstanding Notes shall become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holder.

         At any time after a declaration of acceleration under this Indenture, but before a judgment or decree for payment of the money due has been obtained by the Trustee or any Holder, the Holders of a majority in aggregate principal amount of the outstanding Notes, by written notice to the Company and the Trustee, may rescind such declaration and its consequences if (a) the Company has paid or deposited with the Trustee a sum sufficient to pay (i) all overdue interest on all Notes, (ii) all unpaid principal of, and premium, if any, on any outstanding Notes that have become due otherwise than by such declaration of acceleration and interest thereon at the rate borne by the Notes, (iii) to the extent that payment of such interest is lawful, interest upon overdue interest and overdue principal at the rate borne by the Notes and (iv) all sums paid or reasonably advanced by the Trustee under this Indenture and the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel under this Indenture; and (b) all Events of Default, other than the non-payment of amounts of principal of, premium, if any, or interest on the Notes that has become due solely by such declaration of acceleration, have been cured or waived. No such rescission shall affect any subsequent default or impair any right consequent thereon.

Section 6.3.      Other Remedies.

         Subject to Section 6.2, if an Event of Default occurs and is continuing, the Trustee may pursue any available remedy by proceeding at law or in equity to collect any payment due on the Notes or to enforce the performance of any provision of the Notes or this Indenture.

         The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder in exercising any right or remedy accruing upon an Event of Default will not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. All remedies are cumulative to the extent permitted by law.

Section 6.4.      Waiver of Past Defaults.

         Subject to Section 9.2, Holders of a majority in aggregate principal amount of the then outstanding Notes by notice to the Trustee may, on behalf of the Holders of all of the Notes, waive an existing Default or Event of Default and its consequences hereunder (including, without limitation, acceleration and its consequences, including any related payment default that resulted from such acceleration) except a continuing Default or Event of Default in the payment of the principal of or premium, interest, any Additional Amounts, Extraordinary Cash Payments or Excess Cash Flow Payments on the Notes, or in respect of a covenant or provision which under this Indenture cannot be modified or amended without the consent of the Holder of each outstanding Note. Upon any such waiver, such Default will cease to exist, and any Event of Default arising therefrom will be deemed to have been cured for every purpose of this Indenture; but no such waiver will extend to any subsequent or other Default or impair any right consequent thereon.

Section 6.5.      Control by Majority.

         Subject to Section 7.2(g), the Holders of a majority in aggregate principal amount of the then outstanding Notes may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on it. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture or that the Trustee determines may be unduly prejudicial to the rights of another Holder or that involves the Trustee in personal liability. The Trustee may take any other action deemed proper by the Trustee that is not inconsistent with such direction.

Section 6.6.      Limitation on Suits.

         No Holder may pursue any remedy with respect to this Indenture or the Notes (including without limitation the institution of any proceeding, judicial or otherwise, with respect to the Notes or this Indenture or for the appointment of a receiver or trustee for the Company and/or any of its Subsidiaries) unless:

         (a) the Holder has given to the Trustee written notice of a continuing Event of Default;

         (b) the Holders of at least 25% in aggregate principal amount of the Notes then outstanding have made a written request to the Trustee to pursue the remedy;

         (c) such Holders have offered to provide to the Trustee indemnity reasonably satisfactory to the Trustee against any loss, liability or expense;

         (d) the Trustee has not complied with the request within 60 calendar days after receipt of the request and the offer of indemnity; and

         (e) during such 60-day period, the Holders of a majority in aggregate principal amount of the Notes then outstanding have not given the Trustee a direction which, in the opinion of the Trustee, is inconsistent with the request.

         A Holder may not use this Indenture to prejudice the rights of another Holder or to obtain a preference or priority over another Holder.

Section 6.7       Rights of Holders to Receive Payment.

         The right of any Holder to receive payment of principal of, premium, if any, and interest on, such Note, on or after the respective due dates expressed in such Note (including in the case of a redemption, the applicable redemption price on the applicable redemption date), or to bring suit for the enforcement of any such payment on or after such respective dates, will not be impaired or affected without the consent of such Holder.

Section 6.8       Collection Suit by Trustee.

         If an Event of Default specified in Section 6.1(a)(i) or (a)(ii) occurs and is continuing, the Trustee is authorized to recover judgment in its own name and as trustee of an express trust against the Company for principal of, premium, if any, and interest on the Notes and interest on overdue principal and, to the extent lawful, interest, and such further amount as will be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and attorney and any other amounts due to the Trustee under Section 7.7.

Section 6.9       Trustee May File Proofs of Claim.

         The Trustee is authorized to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and attorney) and the Holders allowed in any judicial proceedings relative to the Company (or any other obligor upon the Notes), its creditors or its property and will be entitled and empowered to collect, receive and distribute any money or other property payable or deliverable on any such claims and any custodian in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee, and in the event that the Trustee will consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and attorney, and any other amounts due the Trustee under
Section 7.7 hereof. To the extent that the payment of any such reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and attorney, and any other amounts due the Trustee under Section 7.7 hereof out of the estate in any such proceeding, will be denied for any reason, payment of the same will be secured by a Lien on, and will be paid out of, any and all distributions, dividends, money, securities and other properties that the Holders may be entitled to receive in such proceeding whether in liquidation or under any plan of reorganization or arrangement or otherwise. Nothing herein contained will be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

Section 6.10      Priorities.

         If the Trustee collects any money pursuant to this Article 6, it will pay out the money in the following order:

         First: to the Trustee, its agents and attorneys for amounts due under
Section 7.7 hereof, including payment of all compensation, expense and liabilities incurred, and all advances made, by the Trustee and the costs and expenses of collection;

         Second: to Holders for amounts due and unpaid on the Notes for principal, premium, if any, and interest ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for principal, premium, if any, and interest respectively; and

         Third: the remainder, if any, to the Company or to such other party as a court of competent jurisdiction shall direct.

         The Trustee may fix a record date and payment date for any payment to Holders pursuant to this Section 6.10.

Section 6.11      Undertaking for Costs.

         In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as a Trustee, each party to this Indenture agrees, and each Holder by its acceptance of its Notes will be deemed to have agreed, that any court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 6.7 hereof, or a suit by Holders of more than 10% in principal amount of the then outstanding Notes.

                                    ARTICLE 7
                                     TRUSTEE

Section 7.1       Duties of Trustee.

         (a) If an Event of Default has occurred and is continuing, the Trustee will exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in its exercise, as a prudent Person would exercise or use under the circumstances in the conduct of its own affairs.

         (b)      Except during the continuance of an Event of Default:

                  (i) the Trustee will not be liable hereunder except for such duties of the Trustee which will be determined solely by the express provisions of this Indenture or the TIA and the Trustee need perform only those duties that are specifically set forth in this Indenture or the TIA and no others, and no implied covenants or obligations will be read into this Indenture against the Trustee; and

                  (ii) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon Officer's Certificates or Opinions of Counsel furnished to the Trustee and conforming to the requirements of this Indenture. However, the Trustee will examine the certificates and opinions to determine whether or not such documents conform to the requirements of this Indenture.

         (c) The Trustee may not be relieved from liabilities for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

                  (i)      this paragraph does not limit the effect of paragraph
         (b) of this Section;

                  (ii) the Trustee will not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.5 hereof; and

                  (iii) no provision of this Indenture shall require the Trustee to expend or risk its own funds or incur any liability whatsoever in the performance of any of its duties hereunder or in the exercise of any of its rights or powers hereunder.

         (d) Whether or not therein expressly so provided, every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b), and (c) of this Section 7.1.

         (e) The Trustee will not be liable for interest on any money received by it except as the Trustee may agree in writing with the Company. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

Section 7.2       Rights of Trustee.

         (a) Subject to Section 7.1, the Trustee may conclusively rely and shall be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document (each, a "document") believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in any such document.

         (b) Before the Trustee acts or refrains from acting, it may consult with counsel and require an Officer's Certificate or an Opinion of Counsel or both. The Trustee will not be liable for any action it takes or omits to take in good faith in reliance on such Officer's Certificate or Opinion of Counsel.

         (c) The Trustee may act through its attorneys and agents and will not be responsible for the misconduct or negligence of any agent appointed with due care.

         (d) The Trustee will not be liable for any action it takes or omits to take in good faith that it believes in its sole subjective discretion (which discretion will be exercised in good faith) to be authorized or within the rights or powers conferred upon it by this Indenture.

         (e) The permissive right of the Trustee to act hereunder will not be construed as a duty.

         (f) Unless otherwise specifically provided in this Indenture, any demand, request, direction or notice from the Company will be sufficient if signed by an Authorized Officer of the Company.

         (g) The Trustee will be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders, unless such Holders will have offered to the Trustee security or indemnity satisfactory to the Trustee in its sole subjective discretion (which discretion will be exercised in good faith) against the costs, expenses and liabilities that might be incurred by it in compliance with such request or direction.

         (h) The Trustee will not be required to take notice or deemed to have notice of any Event of Default hereunder, except failure by the Company to make any of the payments to the Trustee pursuant to Section 6.1(a)(i), (a)(ii) or (a)(iii), unless the Trustee will be specifically notified in writing of such Event of Default by the Company or by one or more of the Holders.

Section 7.3       Individual Rights of Trustee.

         The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Company or any Affiliate of the Company with the same rights it would have if it were not Trustee. However, in the event that the Trustee acquires any conflicting interest (as such term is defined in TIA Section 310(b)), it must eliminate such conflict within 90 days, apply to the SEC for permission to continue as trustee (to the extent permitted under TIA Section 310(b)) or resign. Any Agent may do the same with like rights and duties. The Trustee is also subject to Sections 7.10 and
7.11 hereof.

Section 7.4       Trustee's Disclaimer.

         The Trustee will not be responsible for and makes no representation as to the validity or adequacy of this Indenture or the Notes, it will not be accountable for the Company's use of the proceeds from the Notes or any money paid to the Company or upon the Company's direction under any provision of this Indenture, it will not be responsible for the use or application of any money received by any Paying Agent other than the Trustee, and it will not be responsible for any statement or recital herein or any statement in the Notes or any other document in connection with the sale of the Notes or pursuant to this Indenture other than its certificate of authentication.

Section 7.5       Notice of Defaults.

         Within 10 days after obtaining knowledge of the occurrence of any Default or Event of Default hereunder, the Trustee shall transmit to the Holders in the manner and to the extent provided in TIA Section 313(c), notice of any such Default or Event of Default hereunder known to a Responsible Officer of the Trustee, unless such Default shall have been cured or waived; provided, however, that, except in the case of a Default or Event of Default in the payment of the principal of (or premium, if any) or interest on any Note, the Trustee shall be protected in withholding such notice if and so long as the Board of Directors, the executive committee or a trust committee of directors and/or Responsible Officers of the Trustee in good faith determines that the withholding of such notice is in the interest of the Holders; and provided further that, in the case of any Default of the character specified in Section 6.1(a)(iv) or Section 6.1(a)(xiii), no such notice to Holders shall be given until at least 30 days after the occurrence thereof.

Section 7.6       Reports by Trustee to Holders.

         Within 60 days after each January 15 beginning with the January 15 following the date of this Indenture, and for so long as Notes remain outstanding, the Trustee will mail to the Holders a brief report dated as of such reporting date that complies with TIA Section 313(a) (but if no event described in TIA Section 313(a) has occurred within the twelve months preceding the reporting date, no report need be transmitted). The Trustee also will comply with TIA Section 313(b)(2). The Trustee will also transmit by mail all reports as required by TIA Section 313(c).

         A copy of each report at the time of its mailing to the Holders will be mailed to the Company and filed with the SEC and each stock exchange, if any, on which the Notes are listed in accordance with and to the extent required by TIA
Section 313(d). The Company will promptly notify the Trustee in writing if the Notes become listed on any stock exchange or automatic quotation system.

Section 7.7       Compensation and Indemnity.

         The Company will pay to the Trustee annual compensation of U.S.$7,500 or such other amounts as may be agreed upon between the Company and the Trustee for its acceptance of this Indenture and services hereunder. The Trustee's compensation will not be limited by any law on compensation of a trustee of an express trust. The Company will reimburse the Trustee promptly upon request for all reasonable disbursements, advances and expenses incurred or made by it in addition to the compensation for its services. Such expenses will include the reasonable compensation, disbursements and expenses of the Trustee's agents and attorneys.

         The Company will indemnify the Trustee, the Agents and the transfer agents against any and all losses, damages, liabilities, judgments, claims, causes of action, costs and expenses (including reasonable fees, expenses and disbursements of legal counsel) incurred by any of them arising out of or in connection with the acceptance or administration of their duties under this Indenture, including the costs and expenses of enforcing this Indenture against the Company (including this Section 7.7) and defending themselves against any claim (whether asserted by the Company or any Holder or any other Person) or liability in connection with the exercise or performance of any of their powers or duties hereunder, except to the extent any such loss, liability or expense may be attributable to their gross negligence or bad faith. The Trustee, the Agents and the transfer agents will promptly notify the Company of any claim for which they may seek indemnity. The Company will defend the claim and the Trustee, the Agents and the transfer agents will cooperate in the defense. The Trustee, the Agents and the transfer agents may have separate counsel and the Company will pay the reasonable fees, expenses and disbursements of such attorney; provided that the Company will not be required to pay such fees, expenses and disbursements if it assumes the defense of the Trustee, the Agents or the transfer agents, as the case may be, with counsel acceptable to and approved by the party so defended (such approval not to be unreasonably withheld) and there is no conflict of interest between the Company and such party in connection with such defense. The Company need not pay for any settlement made without its written consent, which consent will not be unreasonably withheld. The Company need not reimburse the Trustee, the Agents or the transfer agents, as the case may be, for any expense or indemnity against any liability or loss of such party to the extent such expense, liability or loss is attributable to the gross negligence, bad faith or willful misconduct of such party.

         The obligations of the Company under this Section 7.7 will survive the satisfaction and discharge or other termination of this Indenture, the resignation or removal of the Trustee and the payment of the Notes.

         To secure the Company's payment obligations in this Section, the Trustee will have a Lien prior to the Notes on all money or property held or collected by the Trustee, except that held in trust to pay principal and interest on particular Notes. Such Lien will survive the satisfaction and discharge of this Indenture.

         When the Trustee incurs expenses or renders services after an Event of Default specified in Section 6.1(a)(vi) or (a)(vii) hereof occurs, the expenses and the compensation for the services (including the fees and expenses of its agents and counsel) are intended to constitute expenses of administration under any Bankruptcy Law.

         The Trustee will comply with the provisions of TIA Section 313(b)(2).

Section 7.8       Replacement of Trustee.

         A resignation or removal of the Trustee and appointment of a successor Trustee will become effective only upon the successor Trustee's acceptance of appointment as provided in this Section 7.8.

         The Trustee may resign in writing upon 60 days' notice and be discharged from the trust hereby created by so notifying the Company in writing. The Holders of a majority in principal amount of the then outstanding Notes may remove the Trustee by so notifying the Trustee and the Company in writing and may appoint a successor trustee with the consent of the Company. The Company may remove the Trustee if:

         (a)      the Trustee fails to comply with Section 7.10 hereof;

         (b)      the Trustee is adjudged a bankrupt or insolvent;

         (c) a receiver, custodian or public officer takes charge of the Trustee or its property; or

         (d)      the Trustee becomes incapable of acting.

         If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Company will promptly appoint or request the Trustee to appoint a successor Trustee. Within one year after the successor Trustee takes office, the Holders of a majority in principal amount of the then outstanding Notes may appoint a successor Trustee reasonably acceptable to the Company to replace the successor Trustee appointed by the Company.

         If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company, or the Holders of at least 10% in principal amount of the then outstanding Notes may petition any court of competent jurisdiction for the appointment of a successor Trustee.

         If the Trustee, after written request by any Holder who has been a Holder for at least six months, fails to comply with Section 7.10, such Holder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

         A successor Trustee will deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Thereupon, the resignation or removal of the retiring Trustee will become effective, and the successor Trustee will have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee will mail a notice of its succession to Holders. The retiring Trustee will promptly transfer all property held by it as Trustee to the successor Trustee, provided all sums owing to the Trustee hereunder have been paid and subject to the Lien provided for in Section 7.7 hereof. Notwithstanding replacement of the Trustee pursuant to this Section 7.8, the Company's obligations under Section 7.7 hereof will continue for the benefit of the retiring Trustee.

Section 7.9       Successor Trustee by Merger, etc.

         Any corporation into which the Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation succeeding to all or substantially all of the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder, provided such corporation shall be otherwise qualified and eligible under this
Article 7, without the execution or filing of any paper or any further act on the part of any of the parties hereto. In case any Notes shall have been authenticated, but not delivered, by the Trustee then in office, any successor by merger, conversion or consolidation to such authenticating Trustee may adopt such authentication and deliver the Notes so authenticated with the same effect as if such successor Trustee had itself authenticated such Notes. In case at that time any of the Notes shall not have been authenticated, any successor Trustee may authenticate such Notes either in the name of any predecessor hereunder or in the name of the successor Trustee. In all such cases such certificates shall have the full force and effect which this Indenture provides that the certificate of authentication of the Trustee shall have; provided, however, that the right to adopt the certificate of authentication of any predecessor Trustee or to authenticate Notes in the name of any predecessor Trustee shall apply only to its successor or successors by merger, conversion or consolidation.

Section 7.10      Eligibility; Disqualification.

         There will at all times be a Trustee hereunder that is a corporation organized and doing business under the laws of the United States of America or of any state thereof and is authorized under such laws to exercise corporate trustee power, that is subject to supervision or examination by federal or state authorities and that has a combined capital and surplus of at least U.S.$50,000,000 as set forth in its most recent published annual report of condition.

         This Indenture will always have a Trustee who satisfies the requirements of TIA Section 310(a)(1), (2) and (5). The Trustee shall comply with TIA Section 310(b).

Section 7.11      Preferential Collection of Claims Against Company.

         The Trustee is subject to TIA Section 311(a), excluding any creditor relationship listed in TIA Section 311(b). A Trustee who has resigned or been removed will be subject to TIA Section 311(a) to the extent indicated therein.

Section 7.12      Other Capacities.

         Except as otherwise specifically provided herein and only for so long as the Trustee shall serve in each such additional capacity, (i) all references in this Indenture to the Trustee shall be deemed to refer to the Trustee in its capacity as Trustee and in its additional capacities as Registrar, Paying Agent and Note Custodian and (ii) every provision of this Indenture relating to the conduct of, or affecting the liability or offering protection, immunity or indemnity to, the Trustee shall be deemed to apply with the same force and effect to the Trustee acting in its additional capacities as Registrar, Paying Agent and Note Custodian.

                                    ARTICLE 8
                            DEFEASANCE AND DISCHARGE

Section 8.1       Option to Effect Legal Defeasance or Covenant Defeasance.

         The Company and the Guarantor may, at their respective option, at any time, elect to have either Section 8.2 or 8.3 hereof applied to all outstanding Notes and the Guarantee upon compliance with the conditions set forth below in this Article 8.

Section 8.2       Legal Defeasance.

         Upon the Company's or the Guarantor's exercise, as the case may be, under Section 8.1 hereof of the option applicable to this Section 8.2, the Company or the Guarantor will, subject to the satisfaction of the conditions set forth in Section 8.4 hereof, be deemed to have been discharged from their obligations with respect to all outstanding Notes or the Guarantee on the date the conditions set forth below are satisfied ("Legal Defeasance"). For this purpose, Legal Defeasance means that the Company or the Guarantor will be deemed to have paid and discharged the entire Indebtedness represented by the outstanding Notes or the Guarantee, which will thereafter be deemed to be "outstanding" only for the purposes of Section 8.6 hereof and the other Sections of this Indenture referred to in (a) and (b) below, and to have satisfied all its other obligations under such Notes or the Guarantee and this Indenture (and the Trustee, on demand of and at the expense of the Company, will execute proper instruments acknowledging the same), except for the following provisions which will survive until otherwise terminated or discharged pursuant to this
Indenture: (a) the rights of Holders of outstanding Notes to receive solely from the trust fund described in Section 8.4 hereof, and as more fully set forth in
Section 8.6, payments in respect of the principal of, and premium, if any, interest, Additional Amounts,

Extraordinary Cash Payments or Excess Cash Flow Payments, if any, on such Notes when such payments are due, (b) the Company's obligations with respect to such Notes under Article 2 and, to the extent such obligations are not satisfied by payment from such trust fund, Section 4.1 hereof, (c) the rights, powers, trusts, duties and immunities of the Trustee hereunder (including, without limitation, the Trustee's rights under Section 7.7 hereof) and the obligations of the Company and the Guarantor in connection therewith and (d) this Article 8. Subject to compliance with this Article 8, the Company or the Guarantor may exercise its option under this Section 8.2 notwithstanding the prior exercise of its option under Section 8.3 hereof.

Section 8.3       Covenant Defeasance.

         Upon the Company's or the Guarantor's exercise, as the case may be, under Section 8.1 hereof of the option applicable to this Section 8.3, and subject to the satisfaction of the conditions set forth in Section 8.4 hereof, the Company or the Guarantor will be released from their obligations under the covenants contained in Sections 4.3, 4.4, 4.5, 4.8, 4.9, 4.10, 4.11, 4.12, 4.13,
4.14, 4.15, 4.16, 4.17, 4.18, 4.19, 4.20(b), 4.20(c), 4.21, 4.22, 4.23, 4.24,
5.1 and 5.2 with respect to the outstanding Notes or the Guarantee on and after the date the conditions set forth below are satisfied ("Covenant Defeasance"), and the Notes or the Guarantee will thereafter be deemed not "outstanding" for the purposes of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such covenants, but will continue to be deemed "outstanding" for all other purposes hereunder (it being understood that such Notes or the Guarantee will not be deemed outstanding for accounting purposes). For this purpose, Covenant Defeasance means that, with respect to the outstanding Notes or the Guarantee, the Company or the Guarantor need not comply with and will have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply will not constitute a Default or an Event of Default under Section 6.1 hereof, but, except as specified above, the remainder of this Indenture and such Notes will be unaffected thereby. In addition, upon the Company's or the Guarantor's exercise under 8.1 hereof of the option applicable to this Section 8.3, subject to the satisfaction of the conditions set forth in Section 8.4 hereof, Section 6.1(a)(iii), (a)(iv), (a)(v) and (a)(viii) hereof will not constitute Events of Default.

Section 8.4       Conditions to Legal or Covenant Defeasance.

         In order to exercise either Legal Defeasance or Covenant Defeasance, the Company or the Guarantor must irrevocably deposit, or cause to be deposited, with the Trustee (or another trustee satisfying the requirements of this Indenture), in trust for such purpose, (1) U.S. dollars in an amount, (2) non-callable Government Securities which through the scheduled payment of principal and interest in respect thereof in accordance with their terms will provide, not later than one day before the due date of any payment, money in an amount, or (3) a combination thereof, in such amounts as will be sufficient, without reinvestment, in the opinion of an internationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, to pay the principal of, and premium, if any, interest, and Additional Amounts, Extraordinary Cash Payments or Excess Cash Flow Payments, if any, on the outstanding Notes on the stated maturity or on applicable redemption date, together with all other amounts payable by the Company under the Notes and this Indenture; provided that the Trustee (or such other trustee) shall have been irrevocably instructed to apply such money or the proceeds of such Government Securities to said payments with respect to the Notes. Such Legal Defeasance or Covenant Defeasance will become effective 123 days after such deposit if and only if:

                  (i) no Default or Event of Default with respect to the Notes will have occurred and be continuing immediately prior to the time of such deposit;

                  (ii) no Default or Event of Default pursuant to Sections 6.1(a)(vi) or 6.1(a)(vii) will have occurred at any time in the period ending on the 123rd day after the date of such deposit and will be continuing on such 123rd day;

                  (iii) such defeasance does not result in a breach or violation of, or constitute a default under, any other material agreement or instrument to which the Company or the Guarantor is a party or by which it is bound (and, in furtherance of such condition, it is understood that no Default or Event of Default will result under this Indenture due to the incurrence of Indebtedness to fund such deposit and the entering into of customary documentation in connection therewith, even though such documentation may contain provisions that would otherwise give rise to a Default or Event of Default); and

                  (iv) the Company or the Guarantor has delivered to the Trustee (A)(1) in the case of Legal Defeasance, a U.S. Opinion of Counsel to the effect that (x) there has been published by the Internal Revenue Service a ruling or (y) since the date of this Indenture, there has been a change in the applicable U.S. federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel will confirm that, the Holders will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such Legal Defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred, or (2) in the case of Covenant Defeasance, a U.S. Opinion of Counsel to the effect that the Holders will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such Covenant Defeasance and will be subject to U.S. federal income tax on the same amount, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred; (B) an Opinion of Counsel to the effect that after the 123rd day after the date of such deposit, the trust funds will not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally; (C) an Officer's Certificate stating that such deposit was not made by the Company or the Guarantor with the intent of preferring the Holders over the other creditors of the Company or the Guarantor with the intent of defeating, hindering, delaying or defrauding creditors of the Company, the Guarantor or others; and (D) an Officer's Certificate and an Opinion of Counsel, each stating that all conditions precedent relating to such Legal Defeasance or Covenant Defeasance have been complied with.

Section 8.5       Discharge.

         If (i) either (a) all Notes theretofore authenticated and delivered (except lost, stolen or destroyed Notes that have been replaced or paid and Notes for whose payment money has theretofore been deposited in trust with the Trustee and thereafter repaid to the Company or discharged from such trust) have been delivered to the Trustee for cancellation; or (b) all Notes not theretofore delivered to the Trustee for cancellation have become due and payable by their terms and the Company or the Guarantor has irrevocably deposited or caused to be deposited with the Trustee funds in an amount of money in U.S. dollars sufficient to pay and discharge the entire indebtedness on the Notes not theretofore delivered to the Trustee for cancellation, for the principal amount, premium, if any, accrued and unpaid interest, and Additional Amounts, Extraordinary Cash Payments or Excess Cash Flow Payments, if any, to the date of such deposit together with irrevocable instructions from the Company or the Guarantor directing the Trustee to apply such funds to the payment thereof; (ii) the Company or the Guarantor has paid all other sums payable by it under the Notes or the Guarantee and this Indenture; and (iii) the Company or the Guarantor has delivered irrevocable instructions to the Trustee to apply the deposited money toward the payment of the Notes (except lost, stolen or destroyed Notes that have been replaced or paid and Notes for whose payment money has been theretofore deposited in trust with the Trustee and thereafter repaid to the Company or the Guarantor or discharged from such trust) at maturity, as the case may be, then this

Indenture will cease to be of further force or effect and, at the written request of the Company, accompanied by an Officer's Certificate and Opinion of Counsel, each stating that all conditions precedent provided for herein relating to the satisfaction and discharge of this Indenture have been complied with, and upon payment of the costs, charges and expenses incurred or to be incurred by the Trustee in relation thereto or in carrying out the provisions of this Indenture, the Trustee will satisfy and discharge this Indenture ("Discharge"); provided that the Company's obligations with respect to the payment of principal, premium, if any, interest, and Additional Amounts, Extraordinary Cash Payments or Excess Cash Flow Payments, if any, will not terminate until the same shall apply the moneys so deposited to the payment to the Holders of all sums due and to become due thereon.

Section 8.6 Deposited Money and Government Securities to be Held in Trust; Other Miscellaneous Provisions.

         Subject to Section 8.7 hereof, all money and Government Securities (including the proceeds thereof) deposited with the Trustee (or other qualifying trustee, collectively for purposes of this Section 8.6, the "Trustee") pursuant to Section 8.4 or 8.5 hereof in respect of the outstanding Notes will be held in trust and applied by the Trustee, in accordance with the provisions of such Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Company or any of its Subsidiaries or Affiliates acting as Paying Agent) as the Trustee may determine, to the Holders of such Notes of all sums due and to become due thereon in respect of principal, premium, if any, interest, and Additional Amounts, Extraordinary Cash Payments or Excess Cash Flow Payments, if any, but such money need not be segregated from other funds except to the extent required by law.

         The Company or the Guarantor will pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the money or Government Securities deposited pursuant to this Section 8.6 or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the outstanding Notes.

         Anything in this Article 8 to the contrary notwithstanding, the Trustee will promptly deliver or pay to the Company or the Guarantor from time to time upon the request of the Company or the Guarantor any money or Government Securities held by it as provided in this Section 8.6 which, in the opinion of an internationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee (which may be the opinion delivered under Section 8.4 hereof), are in excess of the amount thereof that would then be required to be deposited to effect an equivalent Legal Defeasance, Covenant Defeasance or Discharge.

Section 8.7       Repayment to Company; Prescription.

         Any money deposited with the Trustee or any Paying Agent, or then held by the Company or any of its Subsidiaries or Affiliates, in trust for the payment of the principal of, or premium, if any, or interest, or Additional Amounts, Extraordinary Cash Payments or Excess Cash Flow Payments, if any, on any Note and remaining unclaimed for two years after such principal, premium, if any, or interest, or Additional Amounts, Extraordinary Cash Payments or Excess Cash Flow Payments, if any, has become due and payable will be paid to the Company on its request or (if then held by the Company or any of its Subsidiaries or Affiliates) will be discharged from such trust; and the Holder of such Note will thereafter, as an unsecured general creditor, look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company or any of its Subsidiaries or Affiliates as trustee thereof, will thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Company cause to be published once, in the New York Times and The Wall Street Journal (national edition), notice that such money remains unclaimed and that, after a date specified therein, which will not be less than 30 days from the date of such notification or publication, any unclaimed balance of such money then remaining will be repaid to the Company.

         All claims against the Company and/or the Guarantor for payment of principal of or interest or any other amounts payable on or in respect of any Note (including Additional Amounts, Extraordinary Cash Payments or Excess Cash Flow Payments) shall be prescribed unless made within three (3) years from the later of (i) the date on which such payment first became due and (ii) if the full amount payable has not been received by the Trustee on or prior to such due date, the date on which the full amount having been so received, notice shall have been given to the holders of the Notes by the Trustee that the full amount has been received.

Section 8.8       Reinstatement.

         If the Trustee or Paying Agent is unable to apply any United States dollars or Government Securities in accordance with Section 8.2, 8.3 or 8.5 hereof, as the case may be, by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Company's obligations under this Indenture and the Notes will be revived and reinstated as though no deposit had occurred pursuant to
Section 8.2, 8.3 or 8.5 hereof until such time as the Trustee or Paying Agent is permitted to apply all such assets in accordance with Section 8.2, 8.3 or 8.5 hereof, as the case may be; provided, however, that, if the Company makes any payment of principal of, or premium, if any, or interest on, any Note following the reinstatement of its obligations, the Company will be subrogated to the rights of the Holders of such Notes to receive such payment from the money or Government Securities held by the Trustee or Paying Agent.

                                    ARTICLE 9
                        AMENDMENT, SUPPLEMENT AND WAIVER

Section 9.1       Without Consent of Holders.

         Notwithstanding Section 9.2 of this Indenture, the Company, the Guarantor and the Trustee may amend or supplement this Indenture, the Notes or the Guarantee without the consent of any Holder:

         (a) to cure any ambiguity, defect or inconsistency; provided that, in each case, the amendment or supplement shall not adversely affect the interests of the Holders in any material respect;

         (b) to provide for uncertificated Notes in addition to or in place of certificated Notes;

         (c) to provide for the assumption of the Company's or the Guarantor's obligations to the Holders in the case of a merger or consolidation pursuant to Article 5 hereof;

         (d) to evidence and provide the acceptance of the appointment of a successor Trustee pursuant to the requirements of Section 7.8;

         (e) to make any change that would provide any additional rights or benefits to the Holders or that does not adversely affect the legal rights hereunder of any such Holder in any material respect;

         (f) to comply with requirements of the SEC in order to effect or maintain the qualification of this Indenture under the TIA as then in effect; or

         (g) to comply with the requirements of the CNV or the Buenos Aires Stock Exchange in order to keep the public offering of the Notes in Argentina and the listing of the Notes in the Buenos Aires Stock Exchange.

         Upon the request of the Company accompanied by a resolution of its Board of Directors authorizing the execution of any such amended or supplemental Indenture, and upon receipt by the Trustee of the documents described in Section
9.6 hereof, the Trustee will join with the Company and the Guarantor in the execution of any amended or supplemental Indenture authorized or permitted by the terms of this Indenture and to make any further appropriate agreements and stipulations that may be therein contained. Any such amended or supplemental indenture becomes effective upon execution by the Company, the Guarantor and the Trustee, unless otherwise provided therein.

Section 9.2       With Consent of Holders.

         Except as provided in Section 9.1 and in this Section 9.2, this Indenture, the Notes or the Guarantee may be amended or supplemented by the Company, the Guarantor and the Trustee only with the consent of the Holders of, in the aggregate, a majority in principal amount of the Notes then outstanding (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, Notes), and, subject to Sections 6.4 and 6.7, any existing default, Default, Event of Default (other than a Default or Event of Default in the payment of principal of, premium (if any), interest, or Additional Amounts, Extraordinary Cash Payments or Excess Cash Flow Payments, if any, on the Notes, except a payment default resulting from an acceleration that has been rescinded) or non-compliance with any provision of this Indenture, the Notes or the Guarantee may be waived with the consent of the Holders of, in the aggregate, a majority in principal amount of the then outstanding Notes (including consents obtained in connection with a purchase of, or a tender offer or exchange offer for, the Notes).

         Upon the request of the Company accompanied by a resolution of its Board of Directors authorizing the execution of any such amended or supplemental Indenture (or amendment or supplement to the Guarantee), and upon the filing with the Trustee of evidence satisfactory to the Trustee of the consent of the Holders as aforesaid, and upon receipt by the Trustee of the documents described in Section 9.6 hereof, the Trustee will join with the Company and the Guarantor in the execution of such amended or supplemental Indenture (or amendment or supplement to the Guarantee), and make any further appropriate agreements and stipulations that may be therein contained, but the Trustee will not be obligated to enter into such amended or supplemental Indenture or any other document in connection with this Indenture that adversely affects its own rights, duties, liabilities or immunities under this Indenture or otherwise.

         It will not be necessary for the consent of the Holders under this
Section 9.2 to approve the particular form of any proposed amendment or waiver, but it will be sufficient if such consent approves the substance thereof.

         After an amendment, supplement or waiver under this Section 9.2 becomes effective, the Company will mail to the Holders affected thereby a notice briefly describing the amendment, supplement or waiver. Any failure of the Company to mail such notice, or any defect therein, will not, however, in any way impair or affect the validity of any such amended or supplemental Indenture or waiver. Subject to Sections 6.4 and 6.7 hereof, the Holders of a majority in principal amount of the Notes then outstanding may waive compliance in a particular instance by the Company with any provision of this Indenture or the Notes. However, without the consent of each Holder affected, an amendment or waiver may not (with respect to any Notes held by a non-consenting Holder):

         (a) reduce the principal amount of Notes whose Holders must consent to an amendment, supplement or waiver;

         (b) reduce the principal of or change the fixed maturity of any Note or alter any material provisions with respect to the redemption of the Notes;

         (c) reduce the rate of or change the time for payment of interest, or Additional Amounts, Extraordinary Cash Payments or Excess Cash Flow Payments on any Note;

         (d) waive a Default or Event of Default in the payment of principal of, or premium, if any, interest, or Additional Amounts, Extraordinary Cash Payments or Excess Cash Flow Payments, if any, on the Notes (except a rescission of acceleration of the Notes by the Holders of at least a majority in aggregate principal amount of the Notes and a waiver of the payment default that resulted from such acceleration) or reduce the Change of Control Purchase Price or the offer price with respect to an Excess Proceeds Offer;

         (e) make any Note payable in money other than that stated in the Notes;

         (f) make any change in the provisions of this Indenture relating to waivers of past Defaults or the rights of Holders to receive payments of principal of, premium, if any, or interest on the Notes;

         (g)      waive a redemption payment with respect to any Note; or

         (h) make any change in the foregoing amendment and waiver provisions.

Section 9.3       Compliance with Trust Indenture Act.

         Every amendment or supplement to this Indenture or the Notes will be set forth in an amended or supplemental Indenture that complies with the TIA as then in effect.

Section 9.4       Revocation and Effect of Consents.

         Until an amendment, supplement or waiver becomes effective, a consent to it by a Holder is a continuing consent by the Holder and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the consenting Holder's Note, even if notation of the consent is not made on any Note. However, any such Holder or subsequent Holder may revoke the consent as to its Note (or portion thereof) if the Trustee receives written notice of revocation before the date the waiver, supplement or amendment has been approved by the requisite Holders. An amendment, supplement or waiver becomes effective when consented to or approved by the requisite Holders in accordance with this Indenture and executed by the Trustee (or, if otherwise provided in such waiver, supplement or amendment, in accordance with its terms) and thereafter binds every Holder.

         The Company may, but will not be obligated to, fix a record date for the purpose of determining the Holders entitled to consent to any amendment, supplement or waiver. If a record date is fixed, then notwithstanding the penultimate sentence of the immediately preceding paragraph, those Persons who were Holders at such record date (or their duly designated proxies), and only those Persons, will be entitled to consent to such amendment or waiver or revoke any consent previously given, whether or not such Persons continue to be Holders after such record date.

         After an amendment, supplement or waiver becomes effective, it will bind every Holder, unless it makes a change described in any of clauses (a) through (h) of the last paragraph of Section 9.2, in which case, the amendment, supplement or waiver will bind only each Holder who has consented to it and every subsequent Holder of a Note or portion of a Note that evidences the same indebtedness as the consenting Holder's Note, provided that any such waiver shall not impair or affect the right of any other Holder to receive payment of principal, premium, and interest on a Note, on or after the respective dates set for such amounts to become due and payable expressed in such Note, or to bring suit for the enforcement of any such payment on or after such respective dates.

Section 9.5       Notation on or Exchange of Notes.

         If an amendment, supplement or waiver changes the terms of a Note, the Trustee may require the Holder to deliver it to the Trustee or require the Holder to put an appropriate notation on the Note. The Trustee may place an appropriate notation on the Note about the changed terms and return it to the Holder. Alternatively, if the Company so determines, the Company in exchange for the Note will issue and the Trustee will authenticate a new Note that reflects the changed terms. Any failure to make the appropriate notation or to issue a new Note shall not affect the validity of such amendment, supplement or waiver.

Section 9.6       Trustee to Sign Amendments, etc.

         The Trustee will sign any amended or supplemental Indenture authorized pursuant to this Article 9 if the amendment or supplement does not adversely affect the rights, duties, liabilities or immunities of the Trustee. In executing any amended or supplemental indenture, the Trustee will be entitled to receive and (subject to Section 7.1) will be fully protected in relying upon, an Officer's Certificate and an Opinion of Counsel to the effect that the execution of such amended or supplemental indenture is authorized or permitted by this Indenture.

Section 9.7       Payments for Consent.

         The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, pay or cause to be paid any consideration, whether by way of interest, fee or otherwise, to any Holder for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of this Indenture, the Notes or the Guarantee unless such consideration is offered to be paid or is paid to all Holders that so consent, waive or agree to amend in the time frame set forth in the solicitation documents relating to such consent, waiver or agreement.

Section 9.8       Meetings of Holders.

         (a) The Trustee or the Company shall, upon the request of Holders of at least 5% in aggregate principal amount of the Notes at the time outstanding, or the Company may, at its discretion, call a meeting of the Holders at any time and from time to time, to make, give or take any request, demand, authorization, direction, notice, consent, waiver or other action provided by the Notes to be made, given or taken by the Holders.

         (b) With respect to all matters not contemplated in this Indenture, meetings of Holders will be held in the City of New York; provided, however, that the Company or the Trustee, may determine to hold any such meetings in the City of New York and in the City of Buenos Aires by any means of telecommunication which permits the participants to hear and to speak to each other. In any case, such meetings shall be held at such time and at such place as the Company or the Trustee shall determine in such cities. If a meeting is being held pursuant to a request of Holders, the agenda for the meeting shall be as determined in such request and such meeting shall be convened within 40 days from the date such request is received by the Trustee or the Company, as the case may be.

         (c) Any Holder may attend the meeting in person or by proxy. Directors, officers, managers and employees of the Company may not be appointed as proxies. Holders who intend to attend a meeting of Holders must notify the Registrar of their intention to do so at least three days prior to the date of such meeting.

         (d) The quorum at any meeting to adopt a resolution will be Holders of 60% in aggregate principal amount of the Notes at the time outstanding present or represented; provided, however, that at any such reconvened meeting adjourned for lack of the requisite quorum, the quorum will be Holders of 30% in aggregate principal amount of the Notes then outstanding present or represented.

         (e) Decisions shall be made by the affirmative vote of a majority of the Holders in aggregate principal amount of the Notes at the time outstanding present or represented at a meeting of such Holders at which a quorum is present; provided, however, that the unanimous affirmative vote of the Holders shall be required to adopt a valid decision on any of the matters specified in Section 9.2(a)-(h) as requiring the consent of the Holder of each outstanding Note affected thereby. For purposes of any meeting of Holders, each U.S.$1.00 of principal amount of the outstanding Notes shall entitle the Holder thereof to one vote.

         Except as provided above, any modifications, amendments or waivers to the terms and conditions of the Notes will be conclusive and binding on all Holders, whether or not present at any meeting, and whether or not notation of such modifications, amendments or waivers is made upon the Notes.

                                   ARTICLE 10
                                  MISCELLANEOUS

Section 10.1      Trust Indenture Act Controls.

         If any provision of this Indenture limits, qualifies or conflicts with the duties imposed by TIA Section 318(c), such TIA-imposed duties will control.

Section 10.2      Notices.

         Any notice or communication by the Company, the Guarantor or the Trustee to the other is duly given if in writing and delivered in Person or mailed by first class mail (registered or certified, return receipt requested), telecopier or overnight air courier guaranteeing next day delivery, to the others' address:

         If to the Company:

                  Claxson Interactive Group Inc.
                  404 Washington Avenue, 8th Floor
                  Miami Beach, Florida 33139
                  Telephone No.: (305) 894-3500
                  Facsimile No.: (305) 894-4803
                  Attention: General Counsel

         With copies to:

                  Claxson Interactive Group Inc.
                  Avenida Melian 2752
                  C1430EYH - Buenos Aires
                  Argentina
                  Telephone No.: +(541-1) 4339-3700
                  Facsimile No.: +(541-1) 4339-3665
                  Attention: Chief Financial Officer

                  Clifford Chance Rogers & Wells LLP
                  200 Park Avenue
                  New York, New York 10166
                  Telephone No.: (212) 878-8000
                  Facsimile No.: (212) 878-8375
                  Attention: Sara Hanks
                             L. Kevin O'Mara

                  Quattrini, Laprida & Asociados
                  Avenida del Libertador 602, Piso 4
                  1001 - Buenos Aires
                  Argentina
                  Telephone No.: +(54-11) 4814-1190
                  Facsimile No.: +(54-11) 4814-1091
                  Attention: Federico H. Laprida

         If to the Guarantor:

                  Imagen Satelital S.A.
                  Avenida Melian 2752
                  C1430EYH - Buenos Aires
                  Argentina
                  Telephone No.: +(541-1) 4339-3700
                  Facsimile No.: +(541-1) 4339-3665
                  Attention: Chief Financial Officer

         With copies to:

                  Clifford Chance Rogers & Wells LLP
                  200 Park Avenue
                  New York, New York 10166
                  Telephone No.: (212) 878-8000
                  Facsimile No.: (212) 878-8375
                  Attention: Sara Hanks
                             L. Kevin O'Mara

                  Quattrini, Laprida & Asociados
                  Avenida del Libertador 602, Piso 4
                  1001 - Buenos Aires
                  Argentina
                  Telephone No.: +(54-11) 4814-1190
                  Facsimile No.: +(54-11) 4814-1091
                  Attention: Federico H. Laprida

         If to the Trustee:

                  The Bank of New York
                  101 Barclay Street, Floor 21W
                  New York, New York 10286
                  Telephone No.: (212) 815-5381
                  Facsimile No.: (212) 815-5802
                  Attention: Corporate Trust Administration

         The Company or the Trustee, by notice to the other, may designate additional or different addresses for subsequent notices or communications.

         All notices and communications (other than those sent to Holders) will be deemed to have been duly given: at the time delivered by hand, if personally delivered; five Business Days after being deposited in the mail, postage prepaid, if mailed; when receipt acknowledged, if telecopied; and the next Business Day after timely delivery to the courier, if sent by overnight air courier guaranteeing next day delivery, in each case to the address shown above; provided, however, that notice mailed or delivered by courier to the Trustee shall be deemed duly given only upon the Trustee's actual receipt of such notice.

         Any notice or communication to a Holder will be deemed to have been duly given (i) if mailed by first class mail (certified or registered, return receipt requested) or by overnight air courier guaranteeing next day delivery to its address shown on the Register and any such notice shall be deemed to have been given on the date of such mailing, and (ii) if and for so long as the Notes are listed in the Buenos Aires Stock Exchange and the rules of the Buenos Aires Stock Exchange so require, upon publication in Buenos Aires in the Bulletin of the Buenos Aires Stock Exchange and in a widely circulated newspaper in Argentina, so long as there are any Holders domiciled in Argentina, and any such notice shall be deemed to have been given on the date of such publication or, if published more than once or on different dates, on the last date on which publication is required and made as so required. Any notice or communication will also be so mailed to any Person described in TIA Section 313(c), to the extent required by the TIA. Failure to mail a notice or communication to a Holder or any defect in it will not affect its sufficiency with respect to other Holders.

         If the Company mails a notice or communication to Holders, it will mail a copy to the Trustee and each Agent at the same time.

Section 10.3      Communication by Holders with Other Holders.

         Holders may communicate pursuant to TIA Section 312(b) with other Holders with respect to their rights under this Indenture or the Notes. The Company, the Trustee, the Registrar and anyone else will have the protection of TIA Section 312(c).

Section 10.4      Certificate and Opinion as to Conditions Precedent.

         Upon any request or application by the Company or the Guarantor to the Trustee to take any action under this Indenture, the Company or the Guarantor will furnish to the Trustee upon request:

         (a) an Officer's Certificate in form and substance reasonably satisfactory to the Trustee (which will include the statements set forth in Section 10.5 hereof) stating that, in the opinion of the signers, all conditions precedent and covenants, if any, provided for in this Indenture relating to the proposed action have been satisfied; and

         (b) an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee (which will include the statements set forth in Section 10.5 hereof) stating that, in the opinion of such counsel, all such conditions precedent and covenants have been satisfied.

Section 10.5      Statements Required in Certificate or Opinion.

         Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture (other than a certificate provided pursuant to TIA Section 314(a)(4)) will comply with the provisions of TIA
Section 314(e) and will include:

         (a) a statement that the Person making such certificate or opinion has read such covenant or condition;

         (b) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

         (c) a statement that, in the opinion of such Person, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been satisfied; and

         (d) a statement as to whether or not, in the opinion of such Person, such condition or covenant has been satisfied.

Section 10.6      Rules by Trustee and Agents.

         The Trustee may make reasonable rules for action by or at a meeting of Holders. The Registrar or Paying Agent may make reasonable rules and set reasonable requirements for its functions.

Section 10.7      Governing Law.

         THE INTERNAL LAW OF THE STATE OF NEW YORK WILL GOVERN AND BE USED TO CONSTRUE THIS INDENTURE AND THE NOTES.

Section 10.8      No Adverse Interpretation of Other Agreements.

         This Indenture may not be used to interpret any other indenture, loan or debt agreement of the Company or its Subsidiaries or of any other Person. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

Section 10.9      Successors.

         This Indenture will inure to the benefit of and be binding upon the parties hereto and each of their respective successors and assigns, except that the Company may not assign this Indenture or its obligations hereunder except as expressly permitted by Sections 5.1 and 5.2. Without limiting the generality of the foregoing, this Indenture will inure to the benefit of all Holders from time to time. Nothing expressed or mentioned in this Indenture is intended or shall be construed to give any Person, other than the parties hereto, their respective successors and assigns, and the Holders, any legal or equitable right, remedy or claim under or in respect of this Indenture or any provision herein contained.

Section 10.10     Severability.

         In case any provision in this Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 10.11     Originals.

         The parties may sign any number of copies of this Indenture. Each signed copy will be an original, but all of them together represent the same agreement.

Section 10.12     Table of Contents, Headings, etc.

         The Table of Contents and Headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part of this Indenture and will in no way modify or restrict any of the terms or provisions hereof.

Section 10.13     Counterparts.

         This Indenture may be signed in counterparts and by the different parties hereto in separate counterparts, each of which will constitute an original and all of which together will constitute one and the same instrument.

Section 10.14     Agent for Service; Submission to Jurisdiction; Waiver of
Immunities.

         The Company hereby irrevocably submits to the jurisdiction of any state or federal court sitting in the Borough of Manhattan, City and State of New York and any competent court in the place of its corporate domicile for purposes of any suit, action or proceeding arising out of or related to the Notes. The Company hereby irrevocably waives, to the fullest extent permitted by law, any objection which it may have to the laying of the venue of any such suit, action or proceeding brought in such a court and any claim that any such suit, action or proceeding brought in such a court has been brought in an inconvenient forum. The Company also agrees that final judgment in any such suit, action or proceeding brought in such court shall be conclusive and binding upon such party and may be enforced in any court to the jurisdiction of which such party is subject by a suit upon such judgment; provided, however, that service of process is effected upon such person in the manner specified herein.

         The Company acknowledges and agrees that the activities contemplated by the provisions of this Indenture are commercial in nature rather than governmental or public and, therefore, acknowledges and agrees that it is not entitled to any right of immunity on the grounds of sovereignty or otherwise with respect to any such activities or in any legal action or proceeding arising out of or related to this Indenture. The Company, in respect of itself and its properties and revenues, expressly and irrevocably waives any such right of immunity (including any immunity from the jurisdiction of any court or from service of process or from any execution of judgment or from attachment prior to judgment or in aid of execution or otherwise) or claim thereto which may now or hereafter exist, and agrees not to assert any such right or claim in any such action or proceeding, whether in the United States or otherwise.

         The Company agrees that service of all writs, claims, process and summonses in any suit, action or proceeding described above against it in the Borough of Manhattan, City and State of New York may be made upon CT Corporation System, 111 Eighth Avenue, New York, New York 10011, and the Company irrevocably appoints CT Corporation System as its agent and true and lawful attorney-in-fact in its name, place and stead to accept such service of any and all such writs, claims, process and summonses, and agrees that the failure of CT Corporation System to give any notice to it of any such service of process shall not impair or affect the validity of such service or of any judgment based thereon. The Company agrees to maintain at all times an agent with offices in New York to act as its agent for service of process. Nothing herein shall in any way be deemed to limit the ability to serve any such writs, process or summonses in any other manner permitted by applicable law.

Section 10.15 Currency of Account; Conversion of Currency; Foreign Exchange Restrictions.

         (a) U.S. dollars are the sole currency of account and payment for all sums payable by the Company or the Guarantor in respect of the Notes, the Guarantee or this Indenture, including damages. Any amount received or recovered in a currency other than U.S. dollars (whether as a result of, or of the enforcement of, a judgment or order of a court of any jurisdiction, in the winding-up or dissolution of the Company, the Guarantor or otherwise) by any Holder in respect of any sum expressed to be due to it from the Company or the Guarantor will only constitute a discharge to the Company or the Guarantor to the extent of the U.S. Dollar Equivalent of the amount so received or recovered in that other currency on the date of that receipt or recovery (or, if it is not practicable to make that purchase on that date, on the first date on which it is practicable to do so). If that U.S. dollar amount is less than the U.S. dollar amount expressed to be due to the recipient under any Note or the Guarantee, the Company or the Guarantor, as the case may be, will indemnify the recipient against any loss sustained by it as a result as set forth in Section 10.15(b). In any event, the Company or the Guarantor, as the case may be, will indemnify the recipient against the cost of making any such purchase. For the purposes of this Section 10.15, it will be sufficient for the Holder to certify in a reasonably satisfactory manner (indicating sources of information used) that it would have suffered a loss had an actual purchase of U.S. dollars been made with the amount so received in that other currency on the date of receipt or recovery (or, if a purchase of U.S. dollars on such date had not been practicable, on the first date on which it would have been practicable, it being required that the need for a change of date be certified in the manner mentioned above). The indemnities set forth in this 10.15 constitute separate and independent causes of action, shall apply irrespective of any indulgence granted by any Holder and shall continue in full force and effect despite any other judgment, order, claim or proof for a liquidated amount in respect of any sum due under any Note.

         (b) The Company and the Guarantor covenant and agree that the following provisions shall apply to conversion of currency in the case of the Notes and this Indenture:

                  (i) If for the purpose of obtaining judgment in, or enforcing the judgment of, any court in any country, it becomes necessary to convert into a currency (the "judgment currency") an amount due in any other currency (the "Base Currency"), then the conversion shall be made at the rate of exchange prevailing on the Business Day before the day on which the judgment is given or the order of enforcement is made, as the case may be (unless a court shall otherwise determine).

                  (ii) If there is a change in the rate of exchange prevailing between the Business Day before the day on which the judgment is given or an order of enforcement is made, as the case may be (or such other date as a court shall determine), and the date of receipt of the amount due, the Company or the Guarantor, as the case may be, will pay such additional (or, as the case may be, such lesser) amount, if any, as may be necessary so that the amount paid in the judgment currency when converted at the rate of exchange prevailing on the date of receipt will produce the amount in the Base Currency originally due.

                  (iii) In the event of the winding-up of the Company or the Guarantor, as the case may be, at any time while any amount or damages owing under the Notes and this Indenture, or any judgment or order rendered in respect thereof, shall remain outstanding, the Company or the Guarantor, as the case may be, will indemnify and hold the Holders and the Trustee harmless against any deficiency arising or resulting from any variation in rates of exchange between (1) the date as of which the U.S. Dollar Equivalent of the amount due or contingently due under the Notes and this Indenture (other than under this subsection
         (b)(iii)) is calculated for the purposes of such winding-up and (2) the final date for the filing of proofs of claim in such winding-up. For the purpose of this subsection (b)(iii), the final date for the filing of proofs of claim in the winding-up of the Company or the Guarantor, as the case may be, will be the date fixed by the liquidator or otherwise in accordance with the relevant provisions of applicable law as being the latest practicable date as at which liabilities of the Company or the Guarantor, as the case may be, may be ascertained for such winding-up prior to payment by the liquidator or otherwise in respect thereto.

                  (iv)     The obligations contained in subsections (a), (b)(i),
         (b)(ii) and (b)(iii) of this Section 10.15 shall constitute separate and independent obligations from the other Indenture obligations of the Company or the Guarantor, shall give rise to separate and independent causes of action against the Company or the Guarantor, shall apply irrespective of any waiver or extension granted by any Holder or the Trustee or either of them from time to time, and shall continue in full force and effect notwithstanding any judgment or order or the filing of any proof of claim in the winding-up of the Company or the Guarantor for a liquidated sum in respect of amounts due hereunder (other than under subsection (b)(iii) above) or under any such judgment or order. Any such deficiency as aforesaid shall be deemed to constitute a loss suffered by the Holders or the Trustee, as the case may be, and no proof or evidence of any actual loss shall be required by the Company or the Guarantor or the liquidator or otherwise or any of them. In the case of subsection (b)(iii) above, the amount of such deficiency shall not be deemed to be reduced by any variation in rates of exchange occurring between the said final date and the date of any liquidating distribution.

                  (v) The term "rate(s) of exchange" shall mean the rate of exchange quoted by Reuters at 11:00 a.m. (New York City time) for spot purchases of the Base Currency with the judgment currency other than the Base Currency referred to in subsections (b)(i) and (b)(ii) above and includes any premiums and costs of exchange payable.

         (c) In the event that on any payment date in respect of the Notes, any restrictions or prohibition of access to the British Virgin Islands or the Argentine foreign exchange market exists, the Company or the Guarantor agrees to pay all amounts payable under the Notes in the currency of the Notes by all reasonable means (which shall not include commencement of legal proceedings against any governmental agency or authority or central bank), on any due date for payment under the Notes for the purchase of the currency of such Notes. All costs and taxes payable in connection with the procedures referred to in this
Section 10.15 shall be borne by the Company.

                                   ARTICLE 11
                             GUARANTEE OF THE NOTES

Section 11.1      Guarantee.

         Subject to the provisions of this Article 11, the Guarantor hereby unconditionally and irrevocably guarantees (the "Guarantee") to each Holder of a Note authenticated and delivered by the Trustee and to the Trustee and its successors and assigns, irrespective of the validity and enforceability of this Indenture, the Notes or the obligations of the Company to the Holders or the Trustee hereunder or thereunder, that: (a) the principal of, premium, if any, and interest on the Notes (and any Additional Amounts, Extraordinary Cash Payments or Excess Cash Flow Payments payable thereon) shall be duly and punctually paid in full when due, subject to any applicable grace period, whether at maturity, by acceleration or otherwise, and interest on the overdue principal and (to the extent permitted by law) interest, if any, on the Notes and all other obligations of the Company to the Holders or the Trustee hereunder or thereunder (including amounts due the Trustee under Section 4.6 and Section
7.7 hereof) and all other Indenture Obligations shall be promptly paid in full or performed, all in accordance with the terms hereof and thereof; and (b) in case of any extension of time of payment or renewal of any Notes or any of such other Indenture Obligations, the same shall be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at Stated Maturity, by acceleration or otherwise. Failing payment when due of any amount so guaranteed, or failing performance of any other obligation of the Company to the Holders, for whatever reason, the Guarantor shall be obligated to pay, or to perform or cause the performance of, the same immediately. An Event of Default under this Indenture or the Notes shall constitute an event of default under the Guarantee, and shall entitle the Holders to accelerate the obligations of the Guarantor hereunder in the same manner and to the same extent as the obligations of the Company.

         The Guarantor hereby agrees that its obligations hereunder shall be unconditional, irrespective of the validity, regularity or enforceability of the Notes or this Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder with respect to any provisions hereof or thereof, the recovery of any judgment against the Company, any action to enforce the same, whether or not a Guarantee is affixed to any particular Note, or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a guarantor. The Guarantor hereby waives the benefit of diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Company, any right to require a proceeding first against the Company, protest, notice and all demands whatsoever and covenants that the Guarantee shall not be discharged except by complete performance of the obligations contained in the Notes, this Indenture and the Guarantee. The Guarantor acknowledges that the Guarantee is a guarantee of payment and not of collection. If any Holder or the Trustee is required by any court or otherwise to return to the Company or to the Guarantor, or any custodian, trustee, liquidator or other similar official acting in relation to the Company or the Guarantor, any amount paid by the Company or the Guarantor to the Trustee or such Holder, the Guarantee, to the extent theretofore discharged, shall be reinstated in full force and effect. The Guarantor further agrees that, as between it, on the one hand, and the Holders and the Trustee, on the other hand, (a) subject to this Article 11, the maturity of the obligations guaranteed hereby may be accelerated as provided in Article 6 hereof for the purposes of the Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby, and (b) in the event of any acceleration of such obligations as provided in
Article 6 hereof, such obligations (whether or not due and payable) shall forthwith become due and payable by the Guarantor for the purpose of the Guarantee.

         The Guarantee shall remain in full force and effect and continue to be effective should any petition be filed by or against the Company for liquidation or reorganization, should the Company become insolvent or make an assignment for the benefit of creditors or should a receiver or trustee be appointed for all or any significant part of the Company's assets, and shall, to the fullest extent permitted by law, continue to be effective or be reinstated, as the case may be, if at any time payment and performance of the Notes are, pursuant to applicable law, rescinded or reduced in amount, or must otherwise be restored or returned by any obligee on the Notes, whether as a "voidable preference", "fraudulent transfer" or otherwise, all as though such payment or performance had not been made. In the event that any payment, or any part thereof, is rescinded, reduced, restored or returned, the Notes shall, to the fullest extent permitted by law, be reinstated and deemed reduced only by such amount paid and not so rescinded, reduced, restored or returned.

Section 11.2      Execution and Delivery of Guarantee.

         To further evidence the Guarantee set forth in Section 11.1, the Guarantor hereby agrees that a notation of the Guarantee, substantially in the form included in Exhibit C to this Indenture, shall be endorsed on each Note authenticated and delivered by the Trustee. The Guarantee shall be executed on behalf of the Guarantor by either manual or facsimile signature of an Officer of the Guarantor, who shall have been duly authorized to so execute by all requisite corporate action. The validity and enforceability of the Guarantee shall not be affected by the fact that it is not affixed to any particular Note.

         The Guarantor hereby agrees that the Guarantee set forth in Section
11.1 shall remain in full force and effect notwithstanding any failure to endorse on each Note a notation of such Guarantee.

         If an Officer of the Guarantor whose signature is on this Indenture or a Guarantee no longer holds that office at the time the Trustee authenticates the Note on which such Guarantee is endorsed or at any time thereafter, the Guarantor's Guarantee of such Note shall be valid nevertheless.

         The delivery of any Note by the Trustee, after the authentication thereof hereunder, shall constitute due delivery of the Guarantee set forth in this Indenture on behalf of the Guarantor.

Section 11.3      Release of Guarantor.

         (a) If no Default or Event of Default exists or would exist under this Indenture, upon the sale or disposition of all of the Capital Stock of the Guarantor by the Company in a transaction constituting an Asset Sale the Net Cash Proceeds of which are applied in accordance with Section 4.16 (other than to the Company or an Affiliate of the Company or a Restricted Subsidiary), the Guarantor shall be deemed automatically and unconditionally released and discharged from all obligations under this Article 11 without any further action required on the part of the Trustee or any Holder; provided, however, that the Guarantor is sold or disposed of in accordance with this Indenture.

         (b) The Trustee shall deliver an appropriate instrument evidencing the release of the Guarantor upon receipt of a request of the Company or the Guarantor accompanied by an Officer's Certificate and an Opinion of Counsel certifying as to the compliance with this Section 11.3.

         The Trustee shall execute any documents reasonably requested by the Company or the Guarantor in order to evidence the release of the Guarantor from its obligations under the Guarantee and under this Article 11.

         Except as set forth in Articles 4 and this Section 11.3, nothing contained in this Indenture or in any of the Notes shall prevent any consolidation or merger of the Guarantor with or into the Company or to an Affiliate of the Company or to a Restricted Subsidiary or shall prevent any sale or conveyance of the property of the Guarantor as an entirety or substantially as an entirety to the Company or to an Affiliate of the Company or to a Restricted Subsidiary.

Section 11.4      Waiver of Subrogation.

         Until this Indenture is discharged and all of the Notes are discharged and paid in full, the Guarantor hereby irrevocably waives and agrees not to exercise any claim or other rights which it may now or hereafter acquire against the Company that arise from the existence, payment, performance or enforcement of the Company's obligations under the Notes or this Indenture and the Guarantor's obligations under the Guarantee and this Indenture, in any such instance including, without limitation, any right of subrogation, reimbursement, exoneration, contribution, indemnification, and any right to participate in any claim or remedy of the Guaranteed Parties against the Company, whether or not such claim, remedy or right arises in equity, or under contract, statute or common law, including, without limitation, the right to take or receive from the Company, directly or indirectly, in cash or other property or by set-off or in any other manner, payment or security on account of such claim or other rights. If any amount shall be paid to the Guarantor in violation of the preceding sentence and any amounts owing to the Trustee or the Holders under the Notes, this Indenture, or any other document or instrument delivered under or in connection with such agreements or instruments, shall not have been paid in full, such amount shall have been deemed to have been paid to the Guarantor for the benefit of, and held in trust for the benefit of, the Guaranteed Parties and shall forthwith be paid to the Trustee for the benefit of such Holders to be credited and applied to the obligations in favor of the Guaranteed Parties, whether matured or unmatured, in accordance with the terms of this Indenture. The Guarantor acknowledges that it will receive direct and indirect benefits from the issuance of the Notes pursuant to this Indenture and that the waiver set forth in this Section 11.4 is knowingly made in contemplation of such benefits.

Section 11.5      Immediate Payment.

         The Guarantor agrees to make prompt payment to the Trustee on behalf of the Guaranteed Parties of all Indenture Obligations owing or payable to the respective Guaranteed Parties upon receipt of a demand for payment therefor by the Trustee to the Guarantor in writing.

Section 11.6      Set-Off.

         (a) Each payment to be made by the Guarantor hereunder in respect of the Indenture Obligations shall be payable in the currency or currencies in which such Indenture Obligations are denominated, and shall be made without set-off, counterclaim, reduction or diminution of any kind or nature.

         (b) Upon the occurrence and during the continuance of any Event of Default, the Guarantor hereby irrevocably authorizes the Trustee at any time and from time to time without notice to the Guarantor, any such notice being expressly waived by the Guarantor, to set-off and appropriate and apply any and all deposits (general or special, time or demand, provisional or final), in any currency, and any other credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by the Trustee to or for the credit or the account of the Guarantor, or any part thereof in such amounts as the Trustee may elect, against and on account of the obligations and liabilities of the Guarantor to the Trustee hereunder and claims of every nature and description of the Trustee against the Guarantor, in any currency, whether arising under the Guarantee, the Notes, this Indenture, or otherwise, as the Trustee may elect, whether or not the Trustee has made any demand for payment and although such obligations, liabilities and claims may be contingent or unmatured. The Trustee shall notify the Guarantor promptly of any such set-off and the application made by the Trustee, provided that the failure to give such notice shall not affect the validity of such set-off and application. The rights of the Trustee under this Section 11.6(b) are in addition to other rights and remedies (including, without limitation, other rights of set-off) which the Trustee may have.

Section 11.7      Obligations Absolute.

         The obligations of the Guarantor hereunder are and shall be absolute and unconditional and any monies or amounts expressed to be owing or payable by the Guarantor hereunder which may not be recoverable from the Guarantor on the basis of a guarantee shall be recoverable from the Guarantor as a primary obligor and principal debtor in respect thereof.

Section 11.8      Obligations Continuing.

         The obligations of the Guarantor hereunder shall be continuing and shall remain in full force and effect until all the Indenture Obligations have been paid and satisfied in full.

Section 11.9      Obligations Not Reduced.

         The obligations of the Guarantor hereunder shall not be satisfied, reduced or discharged by any intermediate payment or satisfaction of the whole or any part of the principal, interest, fees and other monies or amounts which may at any time be or become owing or payable under or by virtue of or otherwise in connection with the Notes or this Indenture, except as provided in Article 8.

Section 11.10     Obligations Reinstated.

         The obligations of the Guarantor hereunder shall continue to be effective or shall be reinstated, as the case may be, if at any time any payment which would otherwise have reduced the obligations of the Guarantor hereunder (whether such payment shall have been made by or on behalf of the Company or by or on behalf of the Guarantor) is rescinded or reclaimed from any of the Guaranteed Parties upon the insolvency, bankruptcy, liquidation or reorganization of the Company or otherwise, all as though such payment had not been made. If demand for, or acceleration of the time for, payment by the Company is stayed upon the insolvency, bankruptcy, liquidation or reorganization of the Company, all such indebtedness otherwise subject to demand for payment or acceleration shall nonetheless be payable by the Guarantor as provided herein.

Section 11.11     Obligations Not Affected.

         Except as otherwise provided in this Indenture, the obligations of the Guarantor hereunder shall not be affected, impaired or diminished in any way by any act, omission, matter or thing whatsoever, occurring before, upon or after any demand for payment hereunder (and whether or not known or consented to by the Guarantor or any of the Guaranteed Parties) which, but for this provision, might constitute a whole or partial defense to a claim against the Guarantor hereunder or might operate to release or otherwise exonerate the Guarantor from any of its obligations hereunder or otherwise affect such obligations, whether occasioned by default of any of the Guaranteed Parties or otherwise, including, without limitation:

         (a) any limitation of status or power, disability, incapacity or other circumstance relating to the Company or any other Person, including any insolvency, bankruptcy, liquidation, reorganization, readjustment, composition, dissolution, winding-up or other proceeding involving or affecting the Company or any other Person;

         (b) any irregularity, defect, unenforceability or invalidity in respect of any indebtedness or other obligation of the Company or any other person under this Indenture, the Notes or any other document or instrument;

         (c) any failure of the Company, whether or not without fault on its part, to perform or comply with any of the provisions of this Indenture or the Notes, or to give notice thereof to the Guarantor;

         (d) the taking or enforcing or exercising or the refusal or neglect to take or enforce or exercise any right or remedy from or against the Company or any other Person or their respective assets or the release or discharge of any such right or remedy;

         (e) the granting of time, renewals, extensions, compromises, concessions, waivers, releases, discharges and other indulgences to the Company or any other Person;

         (f) any change in the time, manner or place of payment of, or in any other term of, any of the Notes, or any other amendment, variation, supplement, replacement or waiver of, or any consent to departure from, any of the Notes or this Indenture, including, without limitation, any increase or decrease in the principal amount of or premium, if any, or interest on any of the Notes;

         (g) any change in the ownership, control, name, objects, businesses, assets, capital structure or constitution of the Company or the Guarantor;

         (h) any merger or amalgamation of the Company with any Person or Persons;

         (i) the occurrence of any change in the laws, rules, regulations or ordinances of any jurisdiction by any present or future action of any governmental authority or court amending, varying, reducing or otherwise affecting, or purporting to amend, vary, reduce or otherwise affect, any of the Guaranteed Obligations or the obligations of the Guarantor under the Guarantee; and

         (j) any other circumstance (other than by complete, irrevocable payment) that might otherwise constitute a legal or equitable discharge or defense of the Company under this Indenture or the Notes or of the Guarantor in respect of the Guarantee hereunder.

Section 11.12     Waiver.

         Without in any way limiting the provisions of Section 11.1 hereof, the Guarantor hereby waives notice of acceptance hereof, notice of any liability of the Guarantor hereunder, notice or proof of reliance by the Guaranteed Parties upon the obligations of the Guarantor hereunder, and diligence, presentment, demand for payment on the Company, protest, notice of dishonor or non-payment of any of the Indenture Obligations, or other notice or formalities to the Company or the Guarantor of any kind whatsoever. The Guarantor hereby waives all benefits set forth in Articles 480 (second paragraph), 481 and 482 of the Argentine Commercial Code as well as any rights and powers contemplated by Articles 1990, 1994, 2012, 2015, 2017, 2018, 2020, 2021 (except the right to oppose payment in full), 2022, 2023, 2024, 2025, 2026, 2028, 2029, 2043, 2044,
2045, 2046, 2047, 2049 (except in the case of express prior written waiver issued by the Trustee and authorized in accordance with this Indenture), and 2050 of the Argentine Civil Code, to the extent any such rights of defenses would otherwise become applicable or available to the Guarantor. The Guarantor acknowledges that it will receive direct and indirect benefits from the issuance of the Notes pursuant to this Indenture and that the waivers set forth in this
Section 11.12 are knowingly made in contemplation of such benefit.

Section 11.13     Dealing With the Company and Others.

         The Guaranteed Parties, without releasing, discharging, limiting or otherwise affecting in whole or in part the obligations and liabilities of the Guarantor hereunder and without the consent of or notice to the Guarantor, may

         (a) grant time, renewals, extensions, compromises, concessions, waivers, releases, discharges and other indulgences to the Company or any other Person;

         (b) take or abstain from taking security or collateral from the Company or from perfecting security or collateral of the Company;

         (c) release, discharge, compromise, realize, enforce or otherwise deal with or do any act or thing in respect of (with or without consideration) any and all collateral, mortgages or other security given by the Company or any third party with respect to the obligations or matters contemplated by this Indenture or the Notes;

         (d)      accept compromises or arrangements from the Company;

         (e) apply all monies at any time received from the Company or from any security upon such part of the Indenture Obligations as the Guaranteed Parties may see fit or change any such application in whole or in part from time to time as the Guaranteed Parties may see fit; and

         (f) otherwise deal with, or waive or modify their right to deal with, the Company and all other Persons and any security as the Guaranteed Parties or the Trustee may see fit.

Section 11.14     Default and Enforcement.

         If the Guarantor fails to pay in accordance with Section 11.5 hereof, the Trustee may proceed in its name as trustee hereunder in the enforcement of the Guarantee and the Guarantor's obligations thereunder and hereunder by any remedy provided by law, whether by legal proceedings or otherwise, and to recover from the Guarantor the Indenture Obligations.

Section 11.15     Costs and Expenses.

         The Guarantor shall pay on written demand by the Trustee all reasonable costs, fees and expenses (including, without limitation, legal fees on a solicitor and client basis) incurred by the Trustee, its agents, advisors and counsel in enforcing any of their rights under the Guarantee.

Section 11.16     No Waiver; Cumulative Remedies.

         No failure to exercise and no delay in exercising, on the part of the Trustee or the other Guaranteed Parties, any right, remedy, power or privilege hereunder or under this Indenture or the Notes, shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder or under this Indenture or the Notes preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges in the Guarantee and under this Indenture, the Notes and any other document or instrument between the Guarantor and/or the Company and the Trustee are cumulative and not exclusive of any rights, remedies, powers and privilege provided by law.

Section 11.17     Representation and Warranty of Guarantor.

         The Guarantor hereby represents and warrants that all acts, conditions and things required to be done and performed and to have happened precedent to the creation and issuance of the Guarantee, to constitute the same valid, binding and legal obligation of the Guarantor, enforceable against the Guarantor, its successors and assigns in accordance with its terms, have been done and performed and have happened in compliance with all applicable laws. The obligation of the Guarantor under the Guarantee shall constitute a direct, general, irrevocable and unsubordinated obligation of the Guarantor.

Section 11.18     Special Waiver.

         To the extent that the Guarantor may be entitled to the benefit of any provision of law requiring the Trustee or any Holder, in any suit, action or proceeding brought in a court of Argentina or other jurisdiction arising out of or in connection with any of this Indenture or the Notes, to post security for litigation costs or otherwise post a performance bond or guaranty ("cautio judicatum solvi" or "excepcion de arraigo"), or to take any similar action, the Guarantor hereby waives such benefit, in each case to the fullest extent now or hereafter permitted under the laws of Argentina or, as the case may be, such other jurisdiction.

Section 11.19     Severability.

         Any provision of this Article 11 which is prohibited or unenforceable in any jurisdiction shall not invalidate the remaining provisions and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction unless its removal would substantially defeat the basic intent, spirit and purpose of this Indenture and this Article 11.

Section 11.20     Successors and Assigns.

         The Guarantee shall be binding upon the Guarantor and its successors and permitted assigns and shall inure to the benefit of the Trustee and the other Guaranteed Parties and their respective successors and permitted assigns.

Section 11.21     General Limitation on Guarantee Obligations.

         In any action or proceeding involving any state corporate law, or any state or Federal bankruptcy, insolvency, reorganization or other law affecting the rights of creditors generally or similar laws applicable in Argentina, if the obligations of the Guarantor under Section 11.1 would otherwise be held or determined to be void, voidable, invalid or unenforceable, or subordinated to the claims of any other creditors, on account of the amount of its liability under Section 11.1, then, notwithstanding any other provision to the contrary, the amount of such liability shall, without any further action by the Guarantor, any Holder, the Trustee or any other Person, be automatically limited and reduced to the highest amount that is valid and enforceable and not subordinated to the claims of other creditors as determined in such action or proceeding so as not to constitute a fraudulent transfer under any such applicable law.

         IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed as of the date first written above.

                                          CLAXSON INTERACTIVE GROUP INC.

                                          By: /s/ Jose Antonio Ituarte
                                              ---------------------------------
                                              Name: Jose Antonio Ituarte
                                              Title: Chief Financial Officer

                                          IMAGEN SATELITAL S.A.,
                                            as Guarantor

                                          By: /s/ Roberto Vivo-Chaneton
                                              ---------------------------------
                                              Name: Roberto Vivo-Chaneton
                                              Title: President

                                          THE BANK OF NEW YORK,
                                            as Trustee, Co-Registrar, and
                                            Principal Paying Agent

                                          By: /s/ Thomas E. Tabor
                                              ---------------------------------
                                              Name: Thomas E. Tabor
                                              Title: Vice President

                                          BANCO RIO DE LA PLATA S.A.,
                                            as Registrar, Paying Agent, Transfer
                                            Agent, and Representative of the
                                            Trustee in Argentina

                                          By: /s/ Claudio A. Cesario
                                              ---------------------------------
                                              Name: Claudio A. Cesario
                                              Title: Gerente Principal

                                          By: /s/ Nicolas del Campos
                                              ---------------------------------
                                              Name: Nicolas del Campos
                                              Title: Gerente Departamental

                                                                       EXHIBIT A

                                 (Face of Note)

                         CLAXSON INTERACTIVE GROUP INC.

                               [144A GLOBAL NOTE]
                           [REGULATION S GLOBAL NOTE]
                               [CERTIFICATED NOTE]

                                  REPRESENTING

                                U.S.$___________

                           8.75% SENIOR NOTES DUE 2010

         Unless and until it is exchanged in whole or in part for Notes in definitive form, this Note may not be transferred except as a whole by the Depository (as defined below) to a nominee of the Depository or by a nominee of the Depository to the Depository or another nominee of the Depository or by the Depository or any such nominee to a successor Depository or a nominee of such successor Depository. Unless this certificate is presented by an authorized representative of The Depository Trust Company (the "Depository") to the Company or its agent for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or such other name as may be requested by an authorized representative of the Depository (and any payment is made to Cede & Co. or such other entity as may be requested by an authorized representative of the Depository), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.(1)

         [THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE OR ANY OTHER JURISDICTION (EXCEPT ARGENTINA). NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, SUCH REGISTRATION.

         THE HOLDER OF THIS SECURITY BY ITS ACCEPTANCE HEREOF AGREES TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY, PRIOR TO THE DATE (THE "RESALE RESTRICTION TERMINATION DATE") WHICH IS TWO YEARS AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF AND THE LAST DATE ON WHICH THE ISSUER OR ANY AFFILIATE OF THE ISSUER WAS THE OWNER OF THIS SECURITY (OR ANY PREDECESSOR OF SUCH SECURITY), ONLY (A) TO THE ISSUER, (B) PURSUANT TO A REGISTRATION STATEMENT THAT HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THE SECURITIES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT ("RULE 144A"), TO A PERSON IT REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A, THAT PURCHASES FOR ITS

-------------------
(1)  This paragraph should be included only if the Note is to be held by DTC.

         OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER, TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (D) PURSUANT TO OFFERS AND SALES THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT, OR (E) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT UPON PROVISION OF AN ACCEPTABLE LEGAL OPINION. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF THE HOLDER AFTER THE RESALE RESTRICTION TERMINATION DATE.](2)(3)

         [THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE OR ANY OTHER JURISDICTION (EXCEPT ARGENTINA). NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, SUCH REGISTRATION.

         THE HOLDER OF THIS SECURITY BY ITS ACCEPTANCE HEREOF (1) REPRESENTS THAT IT IS ACQUIRING THIS SECURITY OUTSIDE THE UNITED STATES, (2) BY ITS ACCEPTANCE HEREOF AGREES TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY, PRIOR TO THE DATE (THE "RESALE RESTRICTION TERMINATION DATE") WHICH IS TWO YEARS AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF AND THE LAST DATE ON WHICH THE ISSUER OR ANY AFFILIATE OF THE ISSUER WAS THE OWNER OF THIS SECURITY (OR ANY PREDECESSOR OF SUCH SECURITY), ONLY (A) TO THE ISSUER, (B) PURSUANT TO A REGISTRATION STATEMENT THAT HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THE SECURITIES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT ("RULE 144A"), TO A PERSON IT REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT, THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (D) PURSUANT TO OFFERS AND SALES THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT, OR (E) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT UPON PROVISION OF AN ACCEPTABLE LEGAL OPINION. THIS LEGEND WILL BE REMOVED AFTER 40 CONSECUTIVE DAYS BEGINNING ON AND INCLUDING THE LATER OF (A) THE DAY ON WHICH THE SECURITIES ARE OFFERED TO PERSONS OTHER THAN DISTRIBUTORS (AS DEFINED IN REGULATION S) AND (B) THE DATE OF THE CLOSING OF THE ORIGINAL OFFERING. AS USED HEREIN, THE TERMS "OUTSIDE THE UNITED STATES," AND "UNITED STATES" HAVE THE MEANINGS GIVEN TO THEM BY REGULATION S UNDER THE SECURITIES ACT.](3)(4)

-------------------
(2) This legend is required in the case of a Note certificate evidencing Rule 144A Global Notes.

(3) This legend not required in the case of a Note issued pursuant to Section 2.6(f)(ii) of the Indenture.

(4) This legend is only required in the case of a Note certificate evidencing Regulation S Global Notes.

                         CLAXSON INTERACTIVE GROUP INC.

                           8.75% SENIOR NOTES DUE 2010

No. _________                                                      U.S.$________

[Registered Holder: Cede & Co.](5)                     [CUSIP No. 18309AA2 and
                                                       ISIN No. US18309AA21](6)
                                                       [CUSIP No. G21912AA1 and
                                                       ISIN No. USG21912AA11](7)
Issue Date: November 7, 2002                           [CUSIP No. 18309PAB0 and
                                                       ISIN No. US18309PAB04](8)

         CLAXSON INTERACTIVE GROUP INC. (the "Company") was incorporated in the British Virgin Islands with limited liability under registered number 412275 on October 16, 2000, and has its registered office at Romasco Place, PO Box 3140, Wickhams Cay I, Road Town, Tortola, British Virgin Islands.

                  Commencing on July 15, 2006, the Company promises to pay to ______________

                  or registered assigns,

                  the principal amount in five consecutive annual installments on July 15 of each year, as follows: July 15, 2006, 5.0% of the outstanding principal amount; July 15, 2007, 15.0% of the outstanding principal amount; July 15, 2008, 25.0% of the outstanding principal amount; July 15, 2009, 25.0% of the outstanding principal amount; and July 15, 2010, 30.0% of the outstanding principal amount.

                  Interest Payment Dates: January 15 and July 15 of each year commencing on January 15, 2004.

                  Record Dates: January 1 and July 1.

         IN WITNESS WHEREOF, the Company has caused this Note to be duly executed.

                                          Dated: November 7, 2002

                                          CLAXSON INTERACTIVE GROUP INC.

                                          By: __________________________________
                                              Name:
                                              Title:

                                          By: __________________________________
                                              Name:
                                              Title:

---------
(5)  Include only if the Note is to be held by DTC.

(6)  CUSIP No. and ISIN No. for the Restricted Rule 144A Global Note.

(7)  CUSIP No. and ISIN No. for Regulation S Global Note.

                            TRUSTEE'S CERTIFICATE OF
                                 AUTHENTICATION

This is one of the
Notes referred to in the
within-mentioned Indenture:

THE BANK OF NEW YORK,
as Trustee

By: ___________________________________
         Authorized Signatory

Dated: ________________________________

---------
(8)CUSIP No. for Accredited Note.

                                 (Back of Note)

                           8.75% Senior Notes due 2010

                  Capitalized terms used herein but not defined will have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.

                  1.       INTEREST.

                  The Notes will be limited in aggregate principal amount to U.S.$44,400,000 and will mature on July 15, 2010. The Company promises to pay interest on the principal amount of this Note from July 15, 2003 until maturity. The Company will pay interest semi-annually on January 15 and July 15 of each year, commencing January 15, 2004, or if any such day is not a Business Day, on the next succeeding Business Day (each an "Interest Payment Date"). Interest on the Notes will accrue at the rate of 8.75% per annum from the most recent date to which interest has been paid or, if no interest has been paid, from July 15, 2003. The Company will pay interest (including post-petition interest in any proceeding under any Bankruptcy Law to the extent that such interest is an allowed claim enforceable against the debtor under such Bankruptcy Law) on overdue principal and premium, if any, from time to time on demand at the rate equal to 1% per annum in excess of the then applicable interest rate on this Note to the extent lawful; it will pay interest (including post-petition interest in any proceeding under any Bankruptcy Law to the extent that such interest is an allowed claim against the debtor under such Bankruptcy Law) on overdue installments of interest (without regard to any applicable grace periods) from time to time on demand at the same rate to the extent lawful. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months. In addition to the interest payments specified above, on January 15, 2003 and July 15, 2003, the Company promises to pay an extraordinary cash payment equal to U.S.$16.89 per U.S.$1,000 principal amount of Notes (the "Extraordinary Cash Payment"). If, as of the end of any fiscal year, the Company's Consolidated Cash Flow exceeds U.S.$27.5 million, then on the first Interest Payment Date following the public release of the Company's fiscal year end audited financial statements of the applicable fiscal year, the Company will pay an amount equal to 5.0% of such Consolidated Cash Flow (the "Excess Cash Flow Payment"). The Excess Cash Flow Payment will be calculated by multiplying our Consolidated Cash Flow in excess of U.S.$27.5 million by (i) 5.0% and by
(ii) the holder's percentage of the total amount of Notes outstanding. The Excess Cash Flow Payment will be distributed pro rata among the holders of Notes.

                  2.       METHOD OF PAYMENT.

                  The Company will pay the principal of, premium and Additional Amounts, Extraordinary Cash Payments or Excess Cash Flow Payments (if any) and interest on the Notes on the dates and in the manner provided herein and in the Indenture. Principal of, premium and Additional Amounts, Extraordinary Cash Payments or Excess Cash Flow Payments (if any), and interest on Definitive Notes will be payable, and Definitive Notes may be presented for registration of transfer or exchange, at the office or agency of the Company maintained for such purpose. Principal of, premium and Additional Amounts, Extraordinary Cash Payments or Excess Cash Flow Payments (if any), and interest, on, Global Notes will be payable by the Company through the Trustee to the Depository in immediately available funds. Holders of Definitive Notes in a principal amount of at least U.S.$1 million will be entitled to receive interest payments by wire transfer in immediately available funds if appropriate wire transfer instructions have been received in writing by the Trustee not less than 15 days prior to the applicable Interest Payment Date. Such wire instructions, upon receipt by the Trustee, will remain in effect until revoked by such Holder. If wire instructions have not been received by the Trustee with respect to any

Holder of a Definitive Note, payment of interest may be made by check mailed to such Holder at the address set forth upon the Register maintained by the Registrar.

                  3.       PAYING AGENT AND REGISTRAR.

                  Initially, the Bank of New York, the Trustee under the Indenture, will act as Paying Agent and Registrar. The Company will also maintain a co-registrar and additional paying agent in Argentina. The Company may change any Paying Agent or Registrar without notice to any Holder. The Company or any of its Subsidiaries may act in any such capacity, provided, however, that none of the Company, its Subsidiaries or the Affiliates of the foregoing will act (i) as Paying Agent in connection with any redemption, offer to purchase, discharge or defeasance, as otherwise specified in the Indenture, and (ii) as Paying Agent or Registrar if a Default or Event of Default has occurred and is continuing. Initially Banco Rio de la Plata S.A., at Bartolome Mitre 480 (1036) Buenos Aires, Argentina, will act as co-registrar and additional paying agent in Buenos Aires, Argentina and as the Trustee's representative in Argentina to receive notices on its behalf in Argentina from Holders. The Trustee will ensure that, so long as any Notes remain outstanding, there will be an authorized representative in Buenos Aires, Argentina to receive notices on its behalf in Argentina from Holders.

                  4.       INDENTURE.

                  The Company issued the Notes under an Indenture dated as of November 7, 2002 (as such may be amended, supplemented or restated from time to time, the "Indenture") between the Company, Imagen Satelital S.A., as Guarantor, the Trustee and Banco Rio de la Plata S.A., as Registrar. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (15 U.S. Code Sections 77aaa-77bbbb). The Notes are subject to all such terms, and Holders are referred to the Indenture and such Act for a statement of such terms. The Notes are general unsecured obligations of the Company ranking pari passu in right of payment with all other existing and future unsecured and unsubordinated obligations of the Company (other than obligations preferred by statute or by operation of law) and ranking junior in right of payment to all existing and future secured Indebtedness of the Company to the extent of the assets that secure such secured obligations. The Guarantor has unconditionally and irrevocably guaranteed to each Holder and to the Trustee that the principal of, premium, if any, and interest on the Notes (and any Additional Amounts, Extraordinary Cash Payments or Excess Cash Flow Payments payable thereon) shall be duly and punctually paid in full when due.

                  5.       OPTIONAL REDEMPTION.

                  The Notes will be subject to redemption at the option of the Company, in whole or in part, upon not less than 30 nor more than 60 days' notice, given to the Holders in accordance with the provisions of Section 3.3, at par, plus accrued and unpaid interest thereon to the applicable redemption date.

                  If at any time after the Original Issue Date as a result of a Change in Law, the Company becomes obligated to pay any Additional Amounts and such obligation cannot be avoided by the Company taking reasonable measures available to it, then the Notes will be redeemable as a whole (but not in part), at the option of the Company, at any time upon not less than 30 days' nor more than 60 days' notice given to the Holders as provided herein at a redemption price equal to their principal amount plus accrued and unpaid interest thereon to the redemption date. The Company will also pay to the Holders on the redemption date any Additional Amounts which are then payable. In order to effect such a redemption of the Notes, the Company will be required to deliver to the Trustee at least 30 days prior to the redemption date an opinion of independent legal counsel of recognized standing (it being understood that Conyers Dill & Pearman is of such recognized standing) to the effect that the Company has or will become obligated to pay such Additional Amounts as a result of such Change in Law. No notice of redemption may be given earlier than 60 days prior to the earliest date on which the Company would be obligated to pay such Additional Amounts were a payment in respect of the Notes then due.

                  6.       MANDATORY REDEMPTION.

                  Except as set forth in paragraph 7 below, the Company will not be required to make mandatory redemption or sinking fund payments with respect to the Notes.

                  7.       REPURCHASE AT OPTION OF HOLDER.

                  (a) Upon a Change of Control, the Company will be required to make an offer to Holders to repurchase all or any part (equal to U.S.$1,000 or an integral multiple thereof) of each Holder's Notes at an offer price in cash equal to 101% of the aggregate principal amount thereof, plus accrued and unpaid interest thereon to the date of repurchase as provided in, and subject to the terms of, the Indenture.

                  (b) If the Company or any Restricted Subsidiary consummates any Asset Sale, the Company may be required, subject to the terms and conditions of the Indenture, to offer to utilize a certain portion of the proceeds received from such Asset Sale to repurchase Notes at a purchase price equal to 100% of the principal amount thereof, plus accrued and unpaid interest and Additional Amounts, Extraordinary Cash Payments or Excess Cash Flow Payments thereon to the date of purchase.

                  8.       DENOMINATIONS, TRANSFER, EXCHANGE.

                  The Notes are in fully registered form, without interest coupons, and shall be issuable in denominations of U.S.$1.00 and integral multiples thereof. The transfer of Notes may be registered and Notes may be exchanged as provided in the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Company may require a Holder to pay any taxes and fees required by law or permitted by the Indenture. The Company need not exchange or register the transfer of any Note or portion of a Note selected for redemption, except for the unredeemed portion of any Note being redeemed in part. Also, it need not exchange or register the transfer of any Notes for a period of 15 days before a selection of Notes to be redeemed or during the period between a record date and the next succeeding Interest Payment Date.

                  9.       PERSONS DEEMED OWNERS.

                  The registered Holder may be treated as its owner for all purposes.

                  10.      UNCLAIMED MONEY.

                  If any money for the payment of principal, premium and Additional Amounts, Extraordinary Cash Payments or Excess Cash Flow Payments, if any, or interest on the Notes, remains unclaimed for two years, the Trustee and the Paying Agent will pay the money back to the Company at its request. After that, all liability of the Trustee and such Paying Agent with respect to such money will cease.

                  11.      DEFEASANCE PRIOR TO REDEMPTION OR MATURITY.

                  Subject to certain conditions contained in the Indenture, the Company or the Guarantor, as the case may be, at any time may terminate some or all of its obligations under the Notes, the Guarantee and the Indenture if the Company or the Guarantor deposits with the Trustee money or Government Securities sufficient to pay the principal of, premium and Additional Amounts, Extraordinary Cash Payments or Excess Cash Flow Payments, if any, and interest on the Notes to redemption or maturity, as the case may be.

                  12.      AMENDMENT, SUPPLEMENT AND WAIVER.

                  Subject to certain exceptions, the Indenture or the Notes may be amended or supplemented with the consent of the Holders of, in the aggregate, a majority in principal amount of the then outstanding Notes, and any existing Default or Event of Default (other than a Default or Event of Default in the payment of principal of, premium and Additional Amounts, Extraordinary Cash Payments or Excess Cash Flow Payments, if any, and interest on the Notes, except a payment default resulting from an acceleration that has been rescinded) or non-compliance with any provision of the Indenture or the Notes (other than in respect of a covenant or provision which under the Indenture cannot be modified or amended without the consent of the Holder of each outstanding Note, including the right of any Holder to receive payments due on any Note or to bring action for enforcement for such payment) may be waived with the consent of the Holders of a majority in principal amount of the then outstanding Notes. Without the consent of any Holder, the Indenture or the Notes may be amended or supplemented to cure any ambiguity, defect or inconsistency, to provide for uncertificated Notes in addition to or in place of certificated Notes to provide for the assumption of the Company's or a Guarantor's obligations to Holders in the case of a merger or consolidation, to evidence and provide for the acceptance of the appointment of a successor Trustee pursuant to the Indenture, to make any change that would provide any additional rights or benefits to the Holders of the Notes or that does not adversely affect the legal rights under the Indenture of any such Holder, or to comply with the requirements of the SEC in order to effect or maintain the qualification of the Indenture under the TIA as then in effect.

                  13.      DEFAULTS AND REMEDIES.

                  An "Event of Default" occurs if one of the following will have occurred and be continuing:

                  (i) a default in the payment of any such interest (or Additional Amounts, Extraordinary Cash Payments or Excess Cash Flow Payments, if
any) on any of the Notes on the date when it becomes due and payable and continuance of such default for a period of 30 days; or

                  (ii) a default in the payment of principal of and/or premium, if any, on any Note when due, upon required repurchase, upon declaration of acceleration, or otherwise; or

                  (iii) a default in the performance, or breach, of any covenant or warranty of the Company contained in the Indenture (other than a default in the performance, or breach, of a covenant or warranty which is specifically dealt with in clause (i) or (ii) above) and continuance of such default or breach for a period of 30 days after written notice shall have been given to the Company by the Trustee or to the Company and the Trustee by the Holders of at least 25% in aggregate principal amount of the Notes then outstanding; or

                  (iv) a default under any instrument evidencing Indebtedness for money borrowed by the Company or any Restricted Subsidiary (or the payment of which is guaranteed by the Company or any

Restricted Subsidiary), which default (A) is caused by the failure to pay principal of, or premium, if any, or interest on such Indebtedness following the expiration of the grace period provided in such Indebtedness on the date of such default (a "Payment Default") or (B) results in the acceleration of such Indebtedness prior to its express maturity and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates at least U.S.$5 million (or to the extent non-U.S. Dollar denominated, the U.S. Dollar Equivalent of such amount); or

                  (v) the Company or any Restricted Subsidiary (other than the Guarantor or its subsidiaries) shall (A) apply for or consent to the appointment of a receiver, trustee, liquidator or similar official for all or any substantial part of the property of the Company or such Restricted Subsidiary, (B) admit in writing its inability to pay its debts as they mature,
(C) make a general assignment for the benefit of the creditors of the Company or such Restricted Subsidiary, (D) be adjudicated bankrupt or insolvent, (E) file a voluntary petition in bankruptcy or a petition or an answer seeking reorganization or seeking to take advantage of any applicable insolvency law, or
(F) file any answer admitting the material allegations of a petition filed against the Company or such Restricted Subsidiary in any bankruptcy, reorganization or insolvency proceeding; or

                  (vi) without its application, approval or consent, a proceeding shall be instituted in any court of competent jurisdiction, seeking in respect of the Company or any Restricted Subsidiary (other than the Guarantor or its subsidiaries) adjudication in bankruptcy, dissolution, winding-up, liquidation, a composition, arrangement with creditors, a readjustment of debt, the appointment of a trustee, a receiver, liquidator or similar official for the Company or such Restricted Subsidiary or other like relief under any applicable bankruptcy or insolvency law; and either (A) such proceeding shall not be actively contested by the Company or such Restricted Subsidiary in good faith, or (B) such proceedings shall continue undismissed for any period of 90 consecutive days, or (C) any conclusive order, judgment or decree shall be entered by any court of competent jurisdiction to effect any of the foregoing; or

                  (vii) one or more judgments or decrees for the payment of money in excess of U.S.$5 million (or the then equivalent thereof in other currencies) shall be rendered against the Company or any Restricted Subsidiary (other than the Guarantor or its subsidiaries) and not be discharged and either
(A) an enforcement proceeding has been commenced by any creditor upon such judgment or decree or (B) there is a period of 60 consecutive days following such judgment during which such judgment or decree is not discharged, waived or the execution thereof stayed; or

                  (viii) any governmental authorization necessary for the performance of any material obligation of the Company under the Notes or the Indenture shall not be obtained or shall cease to be in full force and effect or valid and subsisting or it shall be or become unlawful for the Company to perform or comply with any one or more of its material obligations under any of the Notes or the Indenture; or

                  (ix) any Government Agency nationalizes, seizes or expropriates all or a substantial portion of the assets of the Company or any of its Restricted Subsidiaries or of the Common Stock of the Company, or any Government Agency assumes and retains control of the business and operations of the Company or any of its Restricted Subsidiaries for a period of 90 consecutive days; or

                  (x) the Board of Directors or stockholders of the Company shall adopt a resolution or a court of competent jurisdiction shall issue a final order which is not subject to further appeal to the effect that the Company be dissolved or wound up otherwise than for the purposes of or pursuant to a consolidation, merger or other transaction expressly permitted under and in accordance with the terms of the Indenture; or

                  (xi) the Guarantee ceases to be in full force and effect or is declared null and void (other than by reason of clauses (v), (vi) and (vii) above), or the Guarantor denies in writing that it has any further liability under the Guarantee or gives written notice to such effect (other than by reason of the termination of the Indenture or the release of such Guarantee in accordance with the terms of the Indenture) and such condition shall have continued for a period of 30 days after written notice of such failure requiring the Guarantor and the Company to remedy the same shall have been given (A) to the Company by the Trustee or (B) to the Company and the Trustee by the Holders of 25% in aggregate principal amount of the Notes then outstanding;

provided that the occurrence of an event of default under the Old Indenture will not be deemed to be an Event of Default; and provided, further, that the occurrence, prior to the date hereof, of an event of default under any of the Company's or its Subsidiaries' Indebtedness (other than the Notes) will not be deemed to be an Event of Default.

                  If an Event of Default (other than as specified in paragraphs
(v) or (vi) above) shall occur and be continuing, the Trustee, by written notice to the Company, or the Holders of not less than 25% in aggregate principal amount of the Notes then outstanding may, and the Trustee, upon the written request of such Holders, shall declare the principal of, premium, if any, and accrued interest on all of the outstanding Notes immediately due and payable, and upon any such declaration all such amounts payable in respect of the Notes shall become immediately due and payable. If an Event of Default specified in paragraphs (v) or (vi) above shall occur and be continuing, then the principal of, premium, if any, and accrued interest on all of the outstanding Notes shall become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holder.

                  At any time after a declaration of acceleration under the Indenture, but before a judgment or decree for payment of the money due has been obtained by the Trustee or any Holder, the Holders of a majority in aggregate principal amount of the outstanding Notes, by written notice to the Company and the Trustee, may rescind such declaration and its consequences if (a) the Company has paid or deposited with the Trustee a sum sufficient to pay (i) all overdue interest on all Notes, (ii) all unpaid principal of, and premium, if any, on any outstanding Notes that have become due otherwise than by such declaration of acceleration and interest thereon at the rate borne by the Notes,
(iii) to the extent that payment of such interest is lawful, interest upon overdue interest and overdue principal at the rate borne by the Notes and (iv) all sums paid or reasonably advanced by the Trustee under the Indenture and the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel under the Indenture; and (b) all Events of Default, other than the non-payment of amounts of principal of, premium, if any, or interest on the Notes that has become due solely by such declaration of acceleration, have been cured or waived. No such rescission shall affect any subsequent default or impair any right consequent thereon.

                  14.      INDIVIDUAL RIGHTS OF TRUSTEE.

                  The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Company or any Affiliate of the Company with the same rights it would have if it were not Trustee. However, in the event that the Trustee acquires any conflicting interest (as such term is defined in TIA Section 310(b)), it must eliminate such conflict within 90 days, apply to the SEC for permission to continue as trustee (to the extent permitted by TIA Section 310(b)) or resign. Any Agent may do the same with like rights and duties.

                  15.      AUTHENTICATION.

                  This Note will not be valid until authenticated by the manual signature of an authorized signatory of the Trustee or an authenticating agent.

                  16.      ABBREVIATIONS.

                  Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors
Act).

                  17.      CUSIP, CINS AND ISIN NUMBERS.

                  Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP, CINS and ISIN numbers to be printed on the Notes and the Trustee may use CUSIP, CINS and ISIN numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

                  18.      GOVERNING LAW.

                  THE INTERNAL LAW OF THE STATE OF NEW YORK WILL GOVERN AND BE USED TO CONSTRUE THE INDENTURE AND THE NOTES.

                  The Company will furnish to any Holder upon written request and without charge a copy of the Indenture. Requests may be made to:

                           CLAXSON INTERACTIVE GROUP INC.
                           404 Washington Avenue, 8th Floor
                           Miami Beach, Florida 33139
                           Phone No.: (305) 894-3500
                           Telecopier No.: (305) 894-4803
                           Attention: General Counsel

                                 ASSIGNMENT FORM

                           To assign this Note, fill in the form below and have your signature guaranteed:
                           (I) or (we) assign and transfer this Note to

                  (Insert assignee's soc. sec. or tax I.D. no.)

              (Print or type assignee's name, address and zip code)

and irrevocably appoint
to transfer this Note on the books of the Company. The agent may substitute another to act for him.

Date:                                     Your Name:
                                              (Print your name exactly as it
                                              appears on the face of this Note)

                                          Your Signature:
                                              (Sign exactly as your name appears
                                              on the face of this Note)

                                          Signature Guarantee*:

------------------
* Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

                       OPTION OF HOLDER TO ELECT PURCHASE

         If you elect to have this Note purchased by the Company pursuant to
Section 4.16 or Section 4.18 of the Indenture, check the appropriate box below:

         [ ] Section 4.16                              [ ] Section 4.18

         If you elect to have only part of this Note purchased by the Company pursuant to Section 4.16 or Section 4.18 of the Indenture, state the amount (in minimum denominations of U.S.$1,000 or integral multiples thereof) you elect to have purchased: U.S.$___________.

Date:                                     Your Name:
                                              (Print your name exactly as it
                                              appears on the face of this Note)

                                          Your Signature:
                                              (Sign exactly as your name appears
                                              on this Note)

                                          Social Security or Tax Identification
                                          No.:___________

                                          Signature Guarantee*:

------------------
* Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

              SCHEDULE OF EXCHANGES OF INTERESTS IN GLOBAL NOTE FOR INTERESTS IN ANOTHER GLOBAL NOTE OR FOR A DEFINITIVE NOTE(9)

         The following exchanges of a part of this Global Note for interests in another Global Note or for Definitive Notes have been made:

                                          Amount of increase     Principal Amount       Principal Amount
                   Amount of increase       (decrease) in         of Regulation S        of Restricted          Signature of
                      (decrease) in        Principal Amount         Global Note         Rule 144A Global         authorized
                    Principal Amount        of Restricted         following such         Note following          officer of
                     of Regulation S          Rule 144A              decrease            such decrease         Trustee or Note
Date of Exchange       Global Note           Global Note           (or increase)         (or increase)            Custodian
----------------   ------------------     ------------------     ----------------       ----------------       ---------------

------------------
(9)  This schedule should be included only if the Note is issued in global form.

                                                                       EXHIBIT B

                  CERTIFICATE TO BE DELIVERED UPON EXCHANGE OR
                        REGISTRATION OF TRANSFER OF NOTES

Re: 8.75% Senior Notes due 2010 of Claxson Interactive Group Inc.

[ ] This Certificate relates to U.S.$___________ principal amount of Notes held in * global or * definitive form by ________________ (the "Transferor").

The Transferor has requested the Trustee by written order to exchange or register the transfer of a Note or Notes.

         In connection with any transfer of any of the Notes occurring prior to the expiration of the period referred to in Rule 144(k) under the Securities Act of 1933, as amended (the "Securities Act"), after the later of the date of original issuance of such Notes and the last date, if any, on which such Notes were owned by the Company or any Affiliate of the Company, the undersigned confirms that such Notes are being transferred in accordance with its terms:

CHECK ONE BOX BELOW

[ ]      (1)      to the Company; or

[ ]      (2)      pursuant to an effective registration statement under the
                  Securities Act; or

[ ]      (3)      inside the United States to a "qualified institutional buyer"
                  (as defined in Rule 144A under the Securities Act) that purchases for its own account or for the account of a qualified institutional buyer to whom notice is given that such transfer is being made in reliance on Rule 144A, in each case pursuant to and in compliance with Rule 144A under the Securities Act and in compliance with any state securities laws; or

[ ]      (4)      outside the United States within the meaning of Regulation S under the Securities Act; or

[ ]      (5)      inside the United States to an "accredited investor" (as
                  defined in Rule 501 of Regulation D under the Securities Act) that, prior to such transfer, furnishes to the Trustee a signed letter containing certain representations and agreements and an opinion of counsel acceptable to the Company that such transfer is in compliance with the restrictions set forth in the legend on the Notes and in the Indenture and in compliance with any state securities laws; or

[ ]      (6)      pursuant to another available exemption from registration
                  provided under the Securities Act and in compliance with any state securities laws.

                  Unless one of the boxes is checked, the Trustee will refuse to register any of the Notes in the name of any person other than the registered holder thereof; provided, however, that if box
                  (5) or (6) is checked, the Company shall receive from the Holder, prior to registering any such transfer of the Securities, such legal opinions, certifications and other information as the Company has reasonably requested to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act.

Date:___________________________        Your Name:______________________________
                                                  (Print your name exactly as it
                                                  appears on the face of the
                                                  Note)

                                        Your Signature:_________________________
                                                       (Sign exactly as your
                                                       name appears on the Note)

                                        Social Security or Tax Identification
                                        No.:__________

                                        Signature Guarantee**:__________________

         TO BE COMPLETED BY PURCHASER IF (3) ABOVE IS CHECKED.

         The undersigned represents and warrants that it is purchasing the Notes for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a "qualified institutional buyer" within the meaning of Rule 144A under the Securities Act, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned's foregoing representations in order to claim the exemption from registration provided by Rule 144A.

Date:___________________________        ________________________________________
                                        NOTICE: To be executed by an executive
                                        officer

------------------
** Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

                                                                       EXHIBIT C

                                FORM OF GUARANTEE

                  For value received, the undersigned hereby unconditionally guarantees, as principal obligor and not only as a surety, to the holder of this Note (the "Holder") the cash payments in United States dollars of principal of, premium, if any, and interest on this Note (and including any Additional Amounts, Extraordinary Cash Payments or Excess Cash Flow Payments payable thereon) in the amounts and at the time when due and interest on the overdue principal, premium, if any, and interest, if any, of this Note, if lawful, and the payment or performance of all other obligations of the Company under the Indenture or the Notes, to the Holder and the Trustee, all in accordance with and subject to the terms and limitations of this Note, Article 11 of the Indenture and this Guarantee. This Guarantee will become effective in accordance with Article 11 of the Indenture and its terms shall be evidence therein. The validity and enforceability for this Guarantee shall not be affected by the fact that it is not affixed to any particular Note. Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Indenture (the "Indenture") dated as of November 7, 2002, among CLAXSON INTERACTIVE GROUP INC., an international business corporation organized under the laws of the British Virgin Islands (the "Company"), IMAGEN SATELITAL S.A., a sociedad anonima organized and existing under the laws of Argentina (the "Guarantor"), THE BANK OF NEW YORK, a New York banking corporation, as trustee (the "Trustee"), co-registrar (in such capacity, the "Co-Registrar") and principal paying agent (in such capacity, the "Principal Paying Agent", and together with any other paying agents under the Indenture in their respective capacities as such, the "Paying Agents"), and Banco Rio de la Plata S.A., a bank duly incorporated and existing under the laws of the Republic of Argentina, as registrar (the "Registrar"), paying agent, transfer agent and representative of the Trustee in Argentina.

                  The obligations of the undersigned to the Holders and to the Trustee pursuant to the Guarantee and the Indenture are expressly set forth in
Article 11 of the Indenture and reference is hereby made to the Indenture for the precise terms of the Guarantee and all of the other provisions of the indenture to which this Guarantee relates.

                  THIS GUARANTEE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO PRINCIPLES OF CONFLICTS OF LAW, EXCEPT THAT MATTERS RELATING TO THE AUTHORIZATION BY THE UNDERSIGNED OF THIS GURANTEE SHALL BE GOVERNED BY THE APPLICABLE LAWS OF THE REPUBLIC OF ARGENTINA. THE GUARANTOR HEREUNDER AGREES TO SUBMIT TO THE NON-EXCLUSIVE JURISDICTION OF ANY UNITED STATES FEDERAL OR STATE COURT LOCATED IN THE BOROUGH OF MANHATTAN OF THE CITY OF NEW YORK IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THE INDENTURE, THE NOTES OR THIS GUARANTEE.

                  This Guarantee is subject to release upon the terms set forth in the Indenture.

                  IN WITNESS WHEREOF, the Guarantor has caused its Guarantee to be duly executed.

Date:
                                              IMAGEN SATELITAL S.A.
                                              as Guarantor

                                              By: ____________________________
                                                  Name:
                                                  Title:

                                       C-2